UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Markforged Holding Corporation

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On September 26, 2024: (i) Nano Dimension Ltd. (“Nano” or the “Company”) and Markforged Holding Corporation (“Markforged”), held a joint investor call in connection with their recently announced Agreement and Plan of Merger (the “Merger Agreement”) entered into on September 25, 2024 by and among Nano, Nano US II, Inc., and Markforged; and (ii) Nano filed a Report of a Foreign Private Issuer on Form 6-K in connection with its pending acquisition of Markforged (the “Form 6-K”). Copies of the transcript of the investor call and the Form 6-K are incorporated herein:

Nano Dimension

Business Update

Thursday, September 26, 2024, 7:30 AM ET

CORPORATE PARTICIPANTS

Yoav Stern - CEO

Shai Terem - CEO and President of Markforged

Zivi Nedivi - President

Tomer Pinchas - CFO & COO

Assaf Zipori – Markforged CFO

PRESENTATION

Operator

Good day ladies and gentlemen.

Welcome to Nano Dimensions and Markforged’s joint Investor Call in light of yesterday morning’s announcements of an agreement for Nano Dimension to acquire Markforged.

My name is Rocco, and I’m your operator for today’s event.

On the call with us today are Nano Dimensions Yoav Stern CEO and member of the board of directors Zivi Nedivi president and Tomer Pinchas CFO and COO along with Markforged Shai Terum CEO and president and Asaf Saori CFO.

Before we begin may I remind our listeners that certain information provided on this call may contain forward-looking statements and the Safe Harbor statement outlined in today’s earnings press release also pertains to statements made on this call if you have not received a copy of the press release please view it at the in the investor relations section of the company’s website a replay of today’s call will also be available on the investor relations section of the company’s website Yoav and Shai will begin the call with news on the combined company and deal followed by a question and answer session at which time the management team will answer questions.

I would now like to turn the call over to Nano Dimensions Yoav Stern and Markforged’s Shai Terum Yoav and Shai over to you.

Yoav Stern

Thank you very much this is Yoav speaking Shai thank you very much for participating with the teams Zivi and Tom from Nano and Asaf CFO from Markforged we have a very very exciting days and weeks and months ahead.

today is the first day and uh in slide number six you’ll be able to get a little bit of a taste of what you excited about this slide number six describes to you products that are Nano Dimensions electronic products and Desktop-metal uh Metal Products and others and then Nano Dimension micro Polymer Products is the Mount Rush motor you can see beside the quarter and this set of amazing products from the combined company of Nano Dimension Desktop-metal is meeting products as as per slide number seven which are products from Markforged which starts as I always say in this industry, everything starts with amazing material because if the material is not there then the rest of it doesn’t work Shai you want to speak a little bit about your product ?

Shai Terum

Sure thank you Yoav and good morning everyone.

Haa we at Markforged here are focused on bringing industrial production to the point of need and as you can see here some examples of parts printed on our digital Forge solution Haa which is one of the most reliable solution to the factory floor and you can see parts which are printed with the advanced composites including in continuous fiber reinforcements and of course metals you can see like copper welding chain which is actually used on a automotive manufacturing Flor as we speak.

Yoav Stern

Thanks Shai um one of the key concept of building a platform that will lead this industry is that we are going to work on domains which are mutual to all of us. Domains can be defined as vertical markets with the specific application solutions for them, if you look at slide number uh nine I think.

Which is the four points and starts with the strengthening the leadership in a manufacturing, you can’t do it unless you have synergy and distribution channel synergy and go to market we all sell to Industrial Automation companies Aerospace industry military and defence Automotive uh specific Desktop-metal very strong in health care and uh and we sell of course to AC Academy research institutions.

Not different is Markforged which is joining us uh we are building a a comprehensive portfolio for Sol solutions that will enable the combined company to do two things:

A to lead this industry and B to do it while it is working and improving its profitability that’s a key thing that doesn’t exist in this industry and that’s the reason the industry and so much as public companies is not showing the value. We intend to get the value to be surfaced by focusing on being able to turn it into profitable by having three companies together.

Point number one in this is of course the portfolio of products. uh if you see the slide where you see the products including binder jetting Digital Light processing additive inkjets and diffused filament fabrication from Markforged this is a combination of the products and or combination of the technologies the products are in the fields that we discuss before electronics microprocessing of my polymers and uh and the special materials now Shai can definitely speak to that as they’re bringing this into the picture Shai would like to say a few words on that?

Shai

Sure on the composite side and also on the metal size our core technology is around extrusion we have a range of materials from desktop printers all the way to the fx which is the large High scale for airospace applications and these printers are helping our customers to build functional parts that replace CNC Parts,machine parts right on the factory floor at the point of need by now we have about connected and active printers out there in the field and we are very excited to join the large portfolio of Nano Dimensions.

Yoav Stern

Thank you Shai uh next slide we speak at Point number two which is the important segment of metal AM the industry and the usage of additive manufacturing is just part of the digital industry 4.0 concept that we are carrying with the within ourselves because we have not only editing manufacturing but the part where editing manufacturing is penetrating the most the most and is showing the biggest amount of applications is the metal AM uh be it in uh defense and Aerospace be it in research of course be it in car industry and by bringing in Markforged we all not only bring the FX uh or the PX uh machines that are the industrial uh related machines that are using the materials we are bringing into our portfolio the material which is both a replacement from metal by being a polymer reinforced with fibbers and develop developed into giving solutions for polymers Stand Alone by themselves so so we are very very strong together with Desktop-metal in um our application and foray into the metal and the metal industry we’re talking about into manufacturing not into prototyping.

The next slide will is point number three again reinforces the materials and I can’t say it enough uh Shai just mentioned it I’ll say it again to you the one thing that attracted me in this industry to start with five years ago is the amount of work I could I felt I could do on materials and the minute I met Shai and the team in Markforged few years ago I looked at their materials which is call it composite materials or call it replacement for metal it’s a really a breakthrough and uh we’re very very excited that they are here together with us as part of the group.

The next slide discusses Point number four the financial strengths of Markforged growth and sales of close to 100 million close to 95 million in 2023 ER attractive extremely attractive over 30% of it was recurring Revenue guys this is the razor and the razor blade.

We’re talking now this Desktop-metal with recurrent Revenue which is closer to those numbers we’re talking about uh Markforged together with Nano will be a company that holds that almost has what’s called AAR annual revenue like when you have to from software the minute we have the machine in place we start to have recurring revenue on annual basis and Markforged is a big component on that secondly they have close to 50% gross margins this industry would not survive as a profitable industry if gross margins are not being 50 and above better closer to 60 and that’s our aim by bringing Markforged to be part of this platform that we are have been building and have been patiently building over the last three years now it’s the major or the largest for with the combination of the Tre companies and we will take the margins up and we will deliver dollars to the bottom line.

The near term efficiencies as a result of the synergies are expected to be immediate all the three companies are located in Boston uh that that means headquarters of Nano Dimension is moving to Boston it’s headquarters of North America always was in Boston it’s true for Desktop- metal and for Markforged we us to have a lot of savings there and not to speak about turning three public companies into one public company a lot of money saved there.

And then point number four kind of summarizes three points that they mentioned earlier the scale will be a company that on perform a basis for the end of with $340 million in revenue and uh the capital we have cash to support the growth is $475 million cash and cash equivalent at the clause which means we have about $2 a share of cash now not more than that because we use the money to buy $340 million of Revenue and to merge it together and it is going to be profitable because our focus is not only to grow the top line but rather to build a business model that grows the bottom line.

Next transaction sorry the next slide speaks about transaction summary uh just that everything is published but I’ll just mention it to everybody here we acquired we’re acquiring 100% of Markforged it’s all in cash it Con it is translated to $5 a cash $5 a share per mark for forer which is a premium give or take 71% premium to uh the day before we close and 68% premium to 90 days vwap average of traded volume traded uh share price and volume nice premium for the shareholders of um Markforged which we’re very happy for and a very good price for us the total consideration is $115 million but if you look at the amount of cash that Markforged had at the end of June last number that was forly uh reported they had $93 million of cash uh some of it was restricted so even on the net it was73, 74 million of cash and we’re 115 million paying so it’s a company that Markforged that is has already started its focus on bottom line it did a turnaround moves by reducing head count and heads hence reduce the amount of cash they’re burning on an annual and accordly basis and we’re very excited when they’ll join us that this process will continue in combination with us and Desktop- metal the transaction is fully financed by us we don’t need any financing out outside financing and uh it’s expected to close in you know two three months hopefully the end of the year or beginning of uh q1 uh around that time depends closing is depends on Markforged shareholders approving it in the shareholder’s vote which we expect to be successful based on the information we have today and as much as regulatory approvals it’s only CFUS we don’t need the out CFUS approval so CFUS is a organization that we are working with now also on approvals Desktop- metal transactions so we’re very familiar with very very exciting.

The next slide will show you a little bit of history just for perspective I’m not going to repeat everything that happened in the last three years since the end of 2021 but during 2023 2024 it’s really two and a half years We performed seven Acquisitions of smaller very strategic companies that created the base from which we launched the q3 24 large Acquisitions which I promised for two three years that we will do but we were waiting for the right price.

We would have not done this a year or two earli ,earlier, because the price was wrong now price was right now we have structure that will enable the three companies to deliver results and the payment of the cost of it was to will be totally justifiable and not overly paid and it causes us to feel that while the financial structure is right in place we are lucky to be joined not only with numbers but with the teams that are coming from Markforged today and came from Desktop- metal to create a real platform which will be industry leader as so much as Innovation people management and creativity Shai you would like maybe to summarize on your side?

Shai

Sure thank you Yoav we are very proud PR and excited to join this amazing platform a lot of innovation that goes into real production application a very strong balance sheet and scale we believe we can together lead this industry.

Yoav

Thank you Shai uh operator we would uh be happy to answer questions if there are any.

Operator

Thank you if you would like to ask a question please press star than one on your telephone keypad if your question has already been address and you’d like to remove yourself from Q please press star than two once again that’s star than one if you have a question today’s first question comes from Greg Palm with Craig hem Capital group please go ahead

Greg Palm with Craig hem Capital group

yeah hey everyone uh thanks for taking the questions and congrats on on the deal maybe you know just starting can you give us a little bit of you know sort of background info and in and you know the process that was run and in terms of the deal price specifically $5 a share you know a little bit more color on how you landed there you know exactly you know from a you know revenue or valuation multiple especially in light of you know what you paid for Desktop-metal which assumes um at least on an Enterprise Value standpoint seems to be um a little little bit more

Yoav

uh on my point Shai will speak on his uh angle from my point of view we’ have been looking at the valuation it’s not so much share per share price we look at the total Enterprise Value including the cash including the value of the business and we looked at the total number of dollars that goes out of our pocket to buy that. We had um our Bankers from Green Hill ER work uh on the numbers and compare very very in-depth work as comparative analysis to other valuations in this and other Industries and uh we feel that first of all in a revenue per sorry in a price comparing to revenue which is the lowest price that been paid in this industry from the other side on a price per share the shareholders of Markforged are getting a very nice premium of 70 you know 70 to 60 to 70% very very nice premium which is acceptable by the way it’s it’s it’s it’s a market and I’m happy to pay market and I’m happy that the shareholders of = Markforged will be receiving what the what what what it’s worth so the combination is that both sides like in every deal it’s a win-win situation it was a good price for us and a good price for the sholders of of um Markforged and is supported by the two bankers uh which did each one is work by itself and it’s supported by the process that will be published in in your proxy Shai you want to add to that?

Shai

it’s in the same lines thank you thank you Greg so we will be filing the proxy statement with all the details so you’ll be able to you guys will be able to see it later with that as Yoav said this transaction represent a very nice premium to our shareholders and it all in cash and once considering the cash utilization closing the Enterprise Value is essentially higher than what it looks today but we have a few more months to go.

Greg Palm with Craig hem Capital group

okay please and if I could you know ask about the the management team I I think Yoav have you had um talked about staying on as CEO when you announced the Desktop- metal transaction is that still still the case and in the combin now and any other changes to the management team that that you uh maybe foresee?

Yoav

yes stay and the management team is expected to join our management of the combined company some of the people will move to different um roles necessarily in Focus but we are creating an uh Office of the CEO which will be the most senior members of management of both companies we don’t see we didn’t see weakness serious weakness in the top management uh of uh the three companies we see certain opportunities to change roles and improve the efficacy of the combined management which is what we’ll do unfortunately there’s only one CEO and somebody needs to be that and that would be me but uh we’re working as a team.

Greg Palm with Craig hem Capital group

Okay and then you know let’s just assume that both the Desktop- metal and Markforged deals go through you’ll have a pretty comprehensive ensive product portfolio following that do you see any hes I mean are there any other technologies that you think you’ll either want or maybe need to add at some point in the future?

Yoav

The answer the answer is yes there’s very very clear technologies that I intend to add in the future but I’m not going to describe it now because it’s uh it is uh involving information that is inside information.

Greg Palm with Craig hem Capital group

Okay I will uh leave it there thanks thanks everyone.

Yoav

Thank you very much for your interest sir.

Operator

Thank you and as a reminder ladies and gentlemen if you’d like to ask a question please press star than one and our next question for today comes from Troy Jensen with caner Fitzgerald please go ahead.

Troy Jensen with caner Fitzgerald

Hey gentlemen uh first off congrat I think as most of you know I’m a huge fan of Markforged and the products have always been you know high quality and whatnot so I wish you guys all the best on this but uh congrats Shai a and uh and the team but uh um how about quick first I guess my first thought would be um just metal platforms I agree with the strength that you’re seeing right now in metals or that the industry is um you know as you combine these three companies together you you’re gonna have you know the X1 you’re gonna have Desktop- metal and you’re gonna have a digital metal so I’m just kind of curious to know what your thoughts on product consolidation and um you know which is the best uh binder platform to kind of consolidate on

Yoav

well the best binder Pro binder jetting Pro um program or product will win obviously but right now as St as we studying the Technologies we see a lot of complementary characteristics actually where the main main problem of this industry historically you know that Troy was spoke about it a lot is not necessarily the technology but people didn’t build Technologies with the thinking in mind of application and solution so the fact that we have the few Technologies we intend to organize them according to application and solution and certain binder Technologies are complimentary to each other because they go to different application based on specific characteristics of the materials and the technology and that’s that’s what we intend to do obviously once you add the the materials which are composite materials on the side of Markforged and the reinforced the polymers you’re now giving answers to the industry to the call it the met the need for metal manufacturing with a lot of other a lot of application and product that are combining uh the best the best application development and application fit in the industry.

Troy Jensen with caner Fitzgerald

okay perfect um just yeah I understand there will be product consolidation that’s a lot of the uh benefits right the cost savings and whatnot and can’t talk about them now but so you know we’ll see as it rolls out but um I guess my other thought too is just your strategist ownership now you know with Markforged you are going to be the largest shareholder of Stratassis and their largest competitor so can you kind of talk about and go ahead

Yoav

I’m sorry I’m sorry I’m sorry no no go ahead please I’m sorry no

Troy Jensen with caner Fitzgerald

I say I always had this thesis that I thought you guys were waiting and gone to get FDM through the acquisition of Stratasys and to piggy back on Greg’s question does this kind of kill the idea of you know getting bigger in FDM

Yoav

No um we are now talking to first of all we are the largest shold of Stratasys that didn’t change and uh we are talking to strategies from a very different angle now obviously you understand that uh we’re talking to them about potential strategic cooperation we’re talking to them about very friendly relationship where we can leverage each other with each other’s strength and weaknesses and we have a plan to continue to stay a major shareholder in strategies we invested the money originally it it was a Strategic investment and it was not a trading uh exercise and we intend to stay there and uh depends on the events in the market and and our capability to deliver dollars to the bottom line we may change that position even for the better so but it will be in cooperation with the Stratasys.

Troy Jensen with caner Fitzgerald

Okay get it um and then how about you made a comment about having $2 in cash is that all liquid or does that include the shares the longer term Strategic investment and Stratasys.

Yoav

The $2 in cash is a rounded figure it’s actually maybe 2.2 which includes the um the the Holdings and strates if you look at the the um sorry the press release it say we have $475 million of cash and cash equivalent the cash equivalent is the acquis the Holdings and strategies so together it’s 475 now we have 219 million shares give take $2 so uh divide 475 to 219 you get to the give take $2 a share.

Troy Jensen with caner Fitzgerald

Gotcha all right all right I get it last one I’ll I just don’t think there’s probably a lot of questions so hog the floor here a bit but uh how about uh just a thought of uh rebranding now um you know with all these new platforms coming together are you going to still be Nano Dimensions or we be a branding out ?

Yoav

No we’re not going to be in dimension we’re going to Rebrand the whole group as we see today it’s a industry leader between the two or three industry leaders that you have traditionally historically I don’t think we want to compare ourselves to ourselves we want to compare ourselves to the new guy on the Block to the more Innovative to the more uh successful in as much as assortment of products and therefore we’re going to Rebrand.

Troy Jensen with caner Fitzgerald

yep totally agree all right well Yoav congrats thank you for consolidating the industry here and leading it at least and uh and Shai and team congrats also.

Yoav

Thank you very much joy

Operator

okay and our next question today yes sir it comes from Katherine Thompson with Edison please go ahead

Katherine Thompson with Edison

Hi there um I think on the last earnings call when you were asked about any further potential m&a you talked about being very focused on integration but that you would do more m&a within kind of management’s bandwidth with this acquisition you’ve just announce now is that it for kind of management bandwidth for the next months or so or could we still see further add-on m&a in the next 12 months?

Yoav

You may see addons while I don’t believe you’ll see addons in this size because we’re going to be focusing in the next 24 months plus in structuring the business right developing the channels together with Synergy developing the financial structure that will take dollars to the bottom line so I don’t expect a major acquisition unless it’s a merger or something but not not necessarily planned uh I expect uh potentially smaller Acquisitions that will need to be in order to complement certain in the product line.

Katherine Thompson with Edison

Okay um and then I’m not sure how much you can say about this but I know when we last spoke you were talking about the integration plans that were being put together for you know day one of Desktop- metal closing um I’m assuming now with this deal coming along as well does that kind of throw some of those plans up in the air or I guess were you doing this already in the knowledge that you were hoping to buy Markforged as well?

Yoav

The second part of your sentence we obviously and so everything is calculated into the day one and then there’ll be a day two.

Katherine Thompson with Edison

Right okay thank you

Yoav

Thank you very much

Operator

Thank you and as a reminder to ask a question please press star than one we’ll pause for just a moment to assemble our roster and ladies and gentlemen this concludes our question and answer session I’d like to turn the conference back over to Yoav for any closing remarks.

Yoav

Okay thank you very much Operator, thank you very much for everybody that participated today we have a few hundred uh I think uh and we’ll check it out but if you want to follow up please feel free to write us we would like to keep now in contact with three groups of shareholders which we’re very excited about that are going to become part of them liquid with being paid and part of them may want to invest or reinvest in the new Nano which will include their former company companies merge together we will encourage this very very much please consider our share being undervalued comparing to what we are and who we are today and it’s a beautiful opportunity and we would love to have you as shareholders thank you very much Shai thank you very much for participating.

Shai

Thank you everybody.

Operator

Thank you this concludes today’s conference we thank you all for attending Nano Dimensions conference call you may now disconnect your lines and have a wonderful rest of the day.

Forward-Looking Statements

The transcript contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include statements relating to the proposed transaction between the Company and Markforged, including statements regarding the proposed transaction, including the effects of the transaction, the anticipated timing of the transaction, the possibility of any termination of the merger agreement and the ability to satisfy the conditions to the consummation of the Merger Agreement and all other statements other than statements of historical fact that address activities, events or developments that the Company or Markforged intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s or Markforged’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.

Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D “Key Information - Risk Factors”, Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 and Part 1, Item 1A, “Risk Factors” in Markforged’s Annual Report on Form 10-K for the year ended December 31, 2023, each filed with the U.S. Securities and Exchange Commission (the “SEC”), and in other filings by the Company and Markforged with the SEC. These include, but are not limited to: the ultimate outcome of the proposed transaction between the Company and Markforged, including the possibility that Markforged shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of the Company and Markforged to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for the Company’s or Markforged’s products and services; global market, political and economic conditions, and in the countries in which the Company and Markforged operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that the Company or Markforged sells, or services that the Company or Markforged provide, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on the Company’s or Markforged’s supply chain and distribution network and consequently, the Company or Markforged’s ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against the Company or Markforged related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires the Company and Markforged to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of the Company or Markforged’s products; and disruptions of the Company’s or Markforged’s information technology systems.

These risks, as well as other risks related to the proposed transaction, will be included in the Proxy Statement. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s and Markforged’s respective periodic reports and other filings with the SEC, including the risk factors identified in the Company’s and Markforged’s Annual Reports on Form 20-F and Form 10-K, respectively, and Markforged’s most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Markforged undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Markforged intends to file with the SEC a proxy statement (the “Proxy Statement”). Markforged may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that Markforged may file with the SEC. The definitive Proxy Statement (if and when available) will be mailed to shareholders of Markforged. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.nano-di.com/sec-filings-1/default.aspx.

Participants in the Solicitation

The Company, Markforged and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which was filed with the SEC on March 21, 2024. Information about the directors and executive officers of Markforged, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024 and Markforged’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Markforged using the sources indicated above.

Additional Information about the Desktop Metal Transaction and Where to Find It

In connection with the proposed transaction, Desktop Metal, Inc. (“Desktop Metal”) filed with the SEC a proxy statement (the “Desktop Metal Proxy Statement”) on August 15, 2024. Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Desktop Metal Proxy Statement or any other document that Desktop Metal may file with the SEC. The definitive Desktop Metal Proxy Statement has been mailed to shareholders of Desktop Metal. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DESKTOP METAL PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain free copies of the Desktop Metal Proxy Statement and other documents containing important information about Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.nano-di.com/sec-filings-1/default.aspx.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

Report of Foreign Private Issuer

Pursuant to Rule 13a-16 or 15d-16

under the Securities Exchange Act of 1934

For the month of: September 2024 (Report No. 3)

Commission file number: 001-37600

NANO DIMENSION LTD.

(Translation of registrant’s name into English)

2 Ilan Ramon

Ness Ziona 7403635 Israel

(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒         Form 40-F ☐

Merger Agreement

On September 25, 2024, Nano Dimension Ltd. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Nano US II, Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“Merger Sub”), and Markforged Holding Corporation, a Delaware corporation (“Markforged”), pursuant to which Merger Sub will merge with and into Markforged, with Markforged surviving the merger as an indirect wholly owned subsidiary of the Company (the “Merger”). Following the closing of the Merger (the “Closing”), Common Stock (as defined below) will be delisted from the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934, as amended.

Merger Consideration. Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $0.0001 per share, of Markforged (“Common Stock”) (other than (i) shares of Markforged preferred stock par value $0.0001 per share (“Preferred Stock”), (ii) shares of Common Stock held by Markforged as treasury stock or otherwise held directly by a Markforged subsidiary, the Company or Merger Sub, and (iii) shares of Common Stock held by Markforged stockholders that are entitled to, and have properly demanded appraisal for such shares, in accordance with, and have complied in all respects with, Section 262 of the Delaware General Corporation Law (such shares, “Dissenting Shares” and together with clauses (i)-(ii), the “Excluded Shares”)), will be converted automatically into the right to receive an amount in cash equal to $5.00 per share (the “Per Share Merger Consideration”), without interest and less any applicable tax withholdings. Immediately prior to the Effective Time, each Excluded Share, other than Dissenting Shares, will be cancelled and cease to exist and no consideration will be paid or payable in respect thereof. At the Effective Time, (i) each Dissenting Share will no longer be outstanding and will automatically be cancelled and cease to exist, and such Dissenting Stockholder (as defined in the Merger Agreement) will cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Stockholders’ Dissenting Shares in accordance with the provisions of Section 262 of the Delaware General Corporation Law, and (ii) each share of Common Stock that is issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be converted into the right to receive the Per Share Merger Consideration.

Stock Options. Pursuant to the Merger Agreement, at the Effective Time, each In-the-Money Company Stock Option (as defined in the Merger Agreement) that is outstanding, vested and unexercised immediately prior to the Effective Time will be cancelled, and the holder of such In-the-Money Company Stock Option shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, the Per Share Merger Consideration for each Net Share (as defined in the Merger Agreement) covered by such In-the-Money Company Stock Option, without interest and less applicable tax withholdings. For the avoidance of doubt, any Out-of-the-Money Company Stock Option (as defined in the Merger Agreement) will be cancelled, and the holder thereof will receive no consideration therefor.

Restricted Stock Unit Awards. Each restricted stock unit of Markforged (each, a “Markforged RSU”) unvested and outstanding immediately prior to the Effective Time will be automatically cancelled and replaced with a grant by the Company of restricted share units (“Replacement RSUs”) on similar terms and conditions as were applicable to the Markforged RSUs under the Markforged incentive award plan immediately prior to the Effective Time, except that (i) any continued employment or service requirement will be based on the applicable Continuing Company Employee’s (as defined in the Merger Agreement) continued employment or service with the Company or its subsidiaries, including the surviving corporation, (ii) except as otherwise agreed between Parent and the holder of the Markforged RSUs, each holder of such unvested Markforged RSU will have the right to elect to either (a) have the existing vesting schedule for such unvested Markforged RSU apply to the Replacement RSU that is replacing such unvested Markforged RSU or (b) receive an additional number of Replacement RSU in accordance with certain terms, and (iii) the number of Company ordinary shares, par value NIS 5.00 per share (the “Ordinary Shares”), underlying the Replacement RSUs will be determined by multiplying the number of shares of Common Stock issuable upon vesting of the Markforged RSUs immediately prior to the Effective Time by the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the volume weighted average price of an American Depositary Share of the Company (representing a beneficial interest in one (1) Ordinary Share) for the ten (10) consecutive trading days ending on (and including) the trading day that is immediately preceding the day that is three (3) days prior to the Closing, rounding down to the nearest whole number of shares and subject to certain customary reductions.

Warrants. Each warrant to purchase shares of Common Stock that is outstanding immediately prior to the Effective Time (each, a “Markforged Warrant”) will, in accordance with its terms, automatically and without any action on the part of the holder of the Markforged Warrant or Markforged, cease to represent a Markforged Warrant exercisable for Common Stock and will only represent the right to receive the Per Share Merger Consideration that the holder of such Markforged Warrant would have received if such Markforged Warrant had been exercised for Common Stock immediately prior to the Effective Time.

Earnout Shares. Pursuant to the Merger Agreement, at the Effective Time and without any action on the part of the recipient thereof, such recipient’s right to receive any Company Earnout Shares (as defined in the Merger Agreement) will be cancelled and the holders of such rights to receive Company Earnout Shares will be entitled to receive, in full satisfaction of the rights of such holder with respect to each Company Earnout Shares it is entitled to receive, a cash payment equal to the Per Share Merger Consideration that would be payable in accordance with the Merger Agreement in respect of a share of Common Stock.

Board Representation and Governance. Pursuant to the Merger Agreement, the Board of Directors of Markforged will resign from office effective as of the Effective Time and the Board of Directors of Merger Sub will become the Board of Directors of Markforged. Unless otherwise determined by the Company, the officers of Markforged immediately prior to the Effective Time will continue to be the officers of Markforged. There will be no change to the Company’s Board of Directors as a result of the Merger.

Conditions to the Closing. The consummation of the Merger is subject to customary closing conditions, including, among other things:

●	the requisite approval of the Transaction Proposals (as defined in the Merger Agreement) by Markforged’s stockholders;

●	the receipt of certain other regulatory approvals by applicable governmental authorities, including CFIUS Approval (as defined in the Merger Agreement);

●	the absence of injunctions or legal restraints that have the effect of preventing the consummation of the Merger and the fulfillment of any conditions imposed by a Governmental Authority (as defined in the Merger Agreement);

●	the absence of a material adverse effect with respect to Markforged after the date of the Merger Agreement; and

●	subject to certain materiality thresholds, the accuracy of the representations and warranties made by Markforged, on the one hand, and the Company and Merger Sub, on the other hand, and performance or compliance in all material respects by all parties to the Merger Agreement with their respective obligations and covenants required to be performed or complied with thereunder.

Representations, Warranties and Covenants. The Merger Agreement contains representations, warranties and covenants of the parties customary for a transaction of this type, including, among others: (i) with respect to the conduct of the business of Markforged and the Company and their respective subsidiaries prior to the Closing; (ii) providing that Markforged and the Company use their reasonable best efforts to obtain all necessary regulatory approvals; (iii) providing that Markforged and the Company cooperate in the preparation of a proxy statement (the “Proxy Statement”) to be filed by Markforged with the U.S. Securities and Exchange Commission (the “SEC”) with respect to the solicitation of proxies from Markforged’s stockholders at Markforged’s stockholders’ meeting for the adoption and approval of the Transaction Proposals; and (iv) requiring that Markforged not solicit or negotiate with third parties regarding alternative transactions, comply with certain related restrictions and cease discussions regarding alternative transactions.

Termination of the Merger Agreement. Subject to certain limited exceptions, the Merger Agreement may be terminated by:

(1)	mutual written consent of Markforged and the Company;

(2)	either Markforged or the Company, if the Merger is not consummated on or before June 25, 2025 (the “End Date”), provided, however, that each of Markforged and the Company will be entitled to extend the End Date to September 25, 2025 if any of the required regulatory approvals have not been obtained at the applicable End Date but all other specified conditions to the Closing have been satisfied at such time (or are capable of being satisfied at the Closing);

(3)	either Markforged or the Company, if (a) any governmental entity that must grant a required regulatory approval under the Merger Agreement has denied approval of the Merger and such denial has become final and non-appealable or (b) any court or governmental entity of competent jurisdiction issues a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Merger;

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(4)	either Markforged or the Company, if the requisite approval of Markforged’s stockholders is not obtained following a vote taken thereon at the meeting (subject to valid adjournment and postponement of any such meeting);

(5)	either Markforged or the Company, if the other party breaches or fails to perform any of its covenants or agreements contained in the Merger Agreement, or if any of the representations or warranties of either Markforged, the Company or Merger Sub contained in the Merger Agreement fails to be true and correct, such that the conditions to closing of the transactions contemplated by the Merger Agreement would not be satisfied at the closing of the Merger, and such other party has not cured such breach within 30 days of notice from the terminating party of its intent to terminate;

(6)	Markforged, at any time prior to the requisite approval of Markforged’s stockholders, in order to accept a Superior Proposal (as defined in the Merger Agreement) and enter into the Specified Agreement (as defined in the Merger Agreement) relating to such Superior Proposal, if (i) such Superior Proposal shall not have resulted from any breach of the terms of the Merger Agreement, (ii) Markforged’s Board of Directors, after satisfying all of the requirements set forth in the Merger Agreement, shall have authorized Markforged to enter into a Specified Agreement with respect to the consummation of such Superior Proposal and (iii) Markforged has paid the Company Termination Fee (as defined below), and has entered into the Specified Agreement, substantially concurrently with the termination of the Merger Agreement; and

(7)	the Company, if Markforged’s Board of Directors, or any committee thereof, modifies its recommendation to Markforged’s stockholders with respect to the Transaction Proposals.

Termination Fees and Expenses. In the event that the Merger Agreement is terminated because the required approval of Markforged’s stockholders of the Transactions Proposals is not obtained following a vote taken thereon at the Company’s stockholders’ meeting (other than if such termination occurs at such time as the Company was entitled to terminated the Merger Agreement pursuant to item (7) above), Markforged will be required to pay the Company’s reasonable, documented out-of-pocket fees and expenses, not to exceed $4.0 million (the “Termination Expenses”) within five (5) business days of such termination.

In the event that the Merger Agreement is terminated (i) by the Company pursuant to item (7) above, (ii) by the Company or Markforged pursuant to item (4) above at such time as the Company was entitled to terminate the Merger Agreement pursuant to item (7) above, or (iii) by the Company pursuant to item (6) above, Markforged will be required to pay the Company, a cash fee equal to $4.6 million (the “Company Termination Fee”) within five (5) business days of any such termination.

Subject to the terms and conditions of the Merger Agreement, in the event that (i) the Merger Agreement is terminated by the Company or Markforged pursuant to item (2) or item (4) above; (ii) an Acquisition Proposal (as defined in the Merger Agreement) with respect to Markforged is publicly proposed or disclosed and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to Markforged is consummated or a definitive agreement is entered into with respect thereto, Markforged will be required to pay the Company, the Company Termination Fee on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Markforged and the Company in connection with the signing of the Merger Agreement or in filings and reports of the parties with the SEC. These confidential disclosure schedules contain information that modify, qualify and create exceptions to the representations, warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Markforged and the Company rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about the Company. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Voting and Support Agreements

As an inducement to the Company entering into the Merger Agreement, on September 25, 2024, certain executive officers and directors of Markforged and certain of their affiliates (collectively , the “Stockholders”), who collectively beneficially own securities representing approximately 37% of the voting power of Markforged, entered into Voting and Support Agreements with the Company (collectively, the “Voting Agreements”), pursuant to which the Stockholders have agreed to, among other things, vote their securities (i) in favor of the approval and adoption of the Merger Agreement, (ii) against any Acquisition Proposal, (iii) against any amendment to Markforged’s certificate of incorporation or bylaws that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger, (iv) in favor of any proposal to adjourn or postpone any such meeting of Markforged’s stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement and (v) against any action, agreement, transaction or proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant, agreement or other obligation of Markforged under the Merger Agreement or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger, subject to the terms and conditions set forth in the Voting Agreements.

The foregoing description of the Voting Agreements is qualified in its entirety by the full text of the Form of Voting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Investor Presentation

On September 26, 2024, the Company and Markforged will be holding a joint investor call in connection with the announced Merger Agreement. The Company made available on its website an investor presentation with respect to the proposed transaction, a copy of which is incorporated herein by reference and furnished herewith as Exhibit 99.1.

Incorporation by Reference

The contents of this Report of Foreign Private Issuer on Form 6-K (this “Form 6-K”), excluding Exhibit 99.1 hereto, are incorporated by reference into the Company’s registration statements on Form F-3 (File No. 333-255960, 333-233905, 333-252848, and 333-278368) and Form S-8 (File No. 333-214520, 333-248419 and 333-269436), filed with the Securities and Exchange Commission (the “SEC”), to be a part thereof from the date on which this report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

Forward-Looking Statements

This Form 6-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements include statements relating to the proposed transaction between the Company and Markforged, including statements regarding the proposed transaction, including the effects of the transaction, the anticipated timing of the transaction, the possibility of any termination of the merger agreement and the ability to satisfy the conditions to the consummation of the Merger Agreement and all other statements other than statements of historical fact that address activities, events or developments that the Company or Markforged intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” and similar expressions. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s or Markforged’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements.

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Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Item 3.D “Key Information - Risk Factors”, Item 4 “Information on the Company”, and Item 5 “Operating and Financial Review and Prospects” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 and Part 1, Item 1A, “Risk Factors” in Markforged’s Annual Report on Form 10-K for the year ended December 31, 2023, each filed with the SEC, and in other filings by the Company and Markforged with the SEC. These include, but are not limited to: the ultimate outcome of the proposed transaction between the Company and Markforged, including the possibility that Markforged shareholders will reject the proposed transaction; the effect of the announcement of the proposed transaction on the ability of the Company and Markforged to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; the timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction (including any necessary shareholder approvals); other risks related to the completion of the proposed transaction and actions related thereto; changes in demand for the Company’s or Markforged’s products and services; global market, political and economic conditions, and in the countries in which the Company and Markforged operate in particular; government regulations and approvals; the extent of growth of the 3D printing market generally; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates and potential recessionary conditions; the impact of shifts in prices or margins of the products that the Company or Markforged sells, or services that the Company or Markforged provide, including due to a shift towards lower margin products or services; the potential adverse impact that recent global interruptions and delays involving freight carriers and other third parties may have on the Company’s or Markforged’s supply chain and distribution network and consequently, the Company or Markforged’s ability to successfully sell both existing and newly-launched 3D printing products; litigation and regulatory proceedings, including any proceedings that may be instituted against the Company or Markforged related to the proposed transaction; impacts of rapid technological change in the additive manufacturing industry, which requires the Company and Markforged to continue to develop new products and innovations to meet constantly evolving customer demands and which could adversely affect market adoption of the Company or Markforged’s products; and disruptions of the Company’s or Markforged’s information technology systems.

These risks, as well as other risks related to the proposed transaction, will be included in the Proxy Statement. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to the Company’s and Markforged’s respective periodic reports and other filings with the SEC, including the risk factors identified in the Company’s and Markforged’s Annual Reports on Form 20-F and Form 10-K, respectively, and Markforged’s most recent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. Neither the Company nor Markforged undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Additional Information about the Transaction and Where to Find It

In connection with the proposed transaction, Markforged intends to file with the SEC, the Proxy Statement. Markforged may also file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document that Markforged may file with the SEC. The definitive Proxy Statement (if and when available) will be mailed to shareholders of Markforged. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Proxy Statement (if and when available) and other documents containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://investors.nano-di.com/sec-filings-1/default.aspx.

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Participants in the Solicitation

The Company, Markforged and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of the Company, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which was filed with the SEC on March 21, 2024. Information about the directors and executive officers of Markforged, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024 and Markforged’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the Proxy Statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company or Markforged using the sources indicated above.

Exhibit Index

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of September 25, 2024, by and among Nano Dimension Ltd., Markforged Holding Corporation and Nano US II, Inc.*
10.1	Form of Voting Agreement and Support Agreement
99.1	Investor Presentation dated September 26, 2024

*	Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to provide to the Securities and Exchange Commission copies of such documents upon request; provided, however, that the Company reserves the right to request confidential treatment for portions of any such documents.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Nano Dimension Ltd.

(Registrant)

Dated: September 26, 2024	By:	/s/ Dotan Bar-Natan
	Name:	Dotan Bar-Natan
	Title:	General Counsel

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Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

NANO DIMENSION LTD.,

NANO US II, INC.

and

MARKFORGED HOLDING CORPORATION

Dated as of September 25, 2024

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Section 4.8.	Brokers’ Fees and Expenses	29
Section 4.9.	Merger Sub Board Recommendations	29
Section 4.10.	Stock Ownership	29
Section 4.11.	Sufficient Funds	29
Section 4.12.	No Other Representations or Warranties	30

Article V COVENANTS RELATING TO CONDUCT OF BUSINESS		30

Section 5.1.	Conduct of Business by the Company	30
Section 5.2.	Conduct of Business by Parent	32
Section 5.3.	Employment Matters	33
Section 5.4.	Tax Matters	34

Article VI ADDITIONAL AGREEMENTS		35

Section 6.1.	No Solicitation	35
Section 6.2.	Preparation of the Proxy Statement and Delisting	36
Section 6.3.	Company Stockholders’ Meeting	37
Section 6.4.	Change in Recommendation	38
Section 6.5.	Access to Information; Confidentiality	39
Section 6.6.	Notification of Changes	39
Section 6.7.	Required Actions	40
Section 6.8.	Takeover Laws	41
Section 6.9.	Indemnification, Exculpation and Insurance	42
Section 6.10.	Transaction Litigation	42
Section 6.11.	Public Announcements	43

Article VII CONDITIONS PRECEDENT		43

Section 7.1.	Conditions to Each Party’s Obligation to Effect the Merger	43
Section 7.2.	Conditions to Obligation of Parent and Merger Sub	43
Section 7.3.	Conditions to Obligation of the Company	44

Article VIII TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER		44

Section 8.1.	Termination	44
Section 8.2.	Effect of Termination	46
Section 8.3.	Fees and Expenses	46
Section 8.4.	Amendment	47
Section 8.5.	Extension; Waiver	47

Article IX MISCELLANEOUS		47

Section 9.1.	Transaction Expenses	47
Section 9.2.	Definitions	47
Section 9.3.	Interpretation	56
Section 9.4.	Non-survival of Representations and Warranties	56
Section 9.5.	Notices	56
Section 9.6.	Severability	57
Section 9.7.	Counterparts	57
Section 9.8.	Entire Agreement; No Third-Party Beneficiaries	57
Section 9.9.	Governing Law	58
Section 9.10.	Forum	57
Section 9.11.	Specific Performance	58
Section 9.12.	Waiver of Jury Trial	58
Section 9.13.	Assignment	58
Section 9.14.	Headings	58

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is dated as of September 25, 2024, by and among Markforged Holding Corporation, a Delaware corporation (the “Company”), Nano Dimension Ltd., an Israeli company (“Parent”), and Nano US II, Inc., a Delaware corporation (“Merger Sub” and together with the Company and Parent, the “parties”), which Merger Sub is a direct, wholly owned subsidiary of Nano Dimension USA Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Nano USA”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Section 9.2.

WHEREAS, Parent and the Company desire to combine the businesses of Parent and the Company, upon the terms and subject to the conditions set forth in this Agreement, through the merger of Merger Sub with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger as an indirect wholly owned subsidiary of Parent;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Parent and its securityholders and has approved and adopted this Agreement and the Merger;

WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board”) has determined that the Merger and this Agreement are advisable, fair to and in the best interests of Merger Sub and its stockholder and has approved and adopted this Agreement and the Merger;

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders and has approved and declared advisable this Agreement and the Merger; (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption; and (c) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement at the Company Stockholders’ Meeting;

WHEREAS, as a condition and an inducement to the willingness of Parent to enter into this Agreement and to consummate the Merger, in connection with the execution of this Agreement, certain stockholders of the Company have executed voting agreements pursuant to which, among other things, each such stockholder has agreed to vote in favor of the Merger and certain related matters at the Company Stockholders’ Meeting; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the consummation of the Merger.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and covenants herein and intending to be legally bound, the parties hereto agree as follows:

Article I

THE MERGER

Section 1.1. The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (as may be amended from time to time, the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company pursuant to the Merger. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving entity in the Merger (the “Surviving Corporation”).

Section 1.2. Closing. The closing (the “Closing”) of the Merger shall take place at the offices of Greenberg Traurig, P.A., 401 East Las Olas Boulevard, Suite 2000, Ft. Lauderdale, Florida (or remotely through electronic exchange of signatures) at 8:00 am, Eastern time, on the date that is the third (3rd) Business Day following the satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by Law) waiver of those conditions), or at such other place, time and date as shall be agreed in writing between the parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3. Effective Time. Subject to the provisions of this Agreement, (a) at the Closing, the Company and Merger Sub shall file with the Secretary of State of the State of Delaware the certificate of merger relating to the Merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL, and (b) as soon as practicable thereafter, make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at the time that the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or at such later time as Parent and the Company may agree and specify (or cause to be specified) in the Certificate of Merger (the time the Merger becomes effective, the “Effective Time”).

Section 1.4. Effects. The Merger shall have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the separate corporate existence of Merger Sub shall cease, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties, or the holder of any shares of Capital Stock of Merger Sub or the Company:

(a) Cancellation of Preferred Stock, Treasury Stock and Parent-Owned Stock. Any shares of (i) Company Preferred Stock and (ii) Company Common Stock that are held in the Company’s treasury or are held directly by any Company Subsidiary, Parent or Merger Sub immediately prior to the Effective Time (collectively, with the Dissenting Shares, the “Excluded Shares”) shall, as of immediately prior to the Effective Time, be cancelled and shall cease to exist, and no consideration shall be paid or payable in respect thereof.

(b) Conversion of Company Common Stock. At the Effective Time, each share of Company Common Stock that is issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall be converted into the right to receive, an amount of cash equal to the Per Share Merger Consideration.

(c) Treatment of Converted Stock; Adjustments. All shares of Company Common Stock, when converted pursuant to Section 1.5(b), shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the “Company Certificates”) and each holder of a non-certificated outstanding share of Company Common Stock represented by book entry (“Company Book Entry Shares”), shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration to be issued in consideration therefor. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding Company Common Stock represented by the Company Equity Awards shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or any additional Capital Stock is issued upon any exercise of rights under any shareholder rights plan, as applicable, or any similar event shall have occurred, then any number or amount contained herein that is based upon the number of shares of Company Common Stock will be appropriately adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event (provided that this Section 1.5(c) shall not be construed to permit the Company or any of its Subsidiaries to take any action with respect to its Capital Stock or otherwise that is prohibited by the terms of this Agreement).

(d) Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the parties or any of their respective shareholders or stockholders, each share of common stock, par value $0.0001, of Merger Sub issued and outstanding immediately prior to the Effective Time, and all rights in respect thereof, shall forthwith be canceled and cease to exist and be converted into one fully paid and nonassessable share of common stock of the Surviving Corporation, which shall constitute the only outstanding shares of Capital Stock of the Surviving Corporation.

(e) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by a stockholder who is entitled to demand, and properly demands, appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (such stockholders, the “Dissenting Stockholders” and, such shares of Company Common Stock, the “Dissenting Shares”), shall not be converted into or be exchangeable for the right to receive the Per Share Merger Consideration, but instead each such Dissenting Stockholder shall be entitled to payment of the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL (and, at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and such Dissenting Stockholder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively waived, withdrawn or lost such rights, each Dissenting Share held by such Dissenting Stockholder shall thereupon be deemed to have been converted into, as of the Effective Time, the right to receive the Per Share Merger Consideration as provided in Section 1.5(b), and immediately following such conversion shall be automatically cancelled and cease to exist. The Company shall give Parent prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and shall give Parent the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, settle or offer or agree to settle any such demands. Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Article II to pay for shares of Company Common Stock for which appraisal rights have been perfected shall be returned to Parent on demand.

Section 1.6. Company Equity Awards and Company Incentive Award Plans.

(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

(i) Each In-the-Money Company Stock Option, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled and the holder of such Company Stock Option shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment equal to the Per Share Merger Consideration in respect of each Net Share (if any) covered by such Company Stock Option, without interest and less applicable Tax withholdings. For the avoidance of doubt, any Out-of-the Money Company Stock Option shall be cancelled and the holder thereof shall receive no consideration therefor;

(ii) Each Company RSU Award outstanding immediately prior to the Effective Time that remains unvested at the Effective Time (each, an “Unvested Company RSU Award”) shall automatically be cancelled and replaced with a grant by Parent of a restricted stock unit award (a “Replacement RSU Award”), which Replacement RSU Award shall be granted on similar terms and conditions as were applicable to the Unvested Company RSU Award under the Company Incentive Award Plan prior to the Effective Time, except (A) any continued employment or service requirement will be based on the applicable Continuing Company Employee’s continued employment or service with Parent or its Subsidiaries, including the Surviving Corporation, (B) unless otherwise set forth on Section 1.6(a)(iii) of the Company Disclosure Schedule, the existing vesting schedule for such Unvested Company RSU Award will apply to the Replacement RSU Award that is replacing such Unvested Company RSU Award (provided that, with respect to such Replacement RSU Award, each holder of Unvested Company RSU Awards that is a participant in the MarkForged, Inc. Executive Severance and Change in Control Plan as set forth on Section 1.6(a)(ii) of the Company Disclosure Schedule will be entitled to maintain any vesting acceleration to which they are entitled thereunder), and (C) the number of Parent Ordinary Shares (underlying Parent ADSs) underlying the Replacement RSU Award shall be determined by multiplying the number of shares of Company Common Stock covered by such Unvested Company RSU Award immediately prior to the Effective Time by the Exchange Ratio, rounding down to the nearest whole number of shares; provided, however, that in no event shall the number of Parent Ordinary Shares (including without limitations, the underlying Parent ADSs) underlying such Replacement RSU Awards exceed the Maximum ADS Amount, and to the extent such Replacement RSU Awards exceed the Maximum ADS Amount, such Replacement RSU Awards will be reduced on a proportionate basis;

(iii) As of the date of this Agreement, the Company has taken any and all actions required to (A) terminate the Company’s 2021 Employee Stock Purchase Plan, as of immediately prior to the Effective Time and (B) provide that no offering period shall commence after the date of this Agreement;

(iv) Prior to the Effective Time, the Company shall adopt such resolutions and take such other actions as are necessary to terminate the Company Incentive Award Plan effective as of the Effective Time; and

(v) Each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Common Stock and shall become a warrant exercisable for the Per Share Merger Consideration that such holder would have received if such Company Warrant had been exercised immediately prior to the Effective Time.

Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt such resolutions and take such other actions as are reasonably necessary, including without limitation providing any required notices and obtaining any required consents (if any), to effectuate the provisions of this Section 1.6(a). All Company Stock Options and Company RSU Awards, as well as the Company Incentive Award Plan and the Company’s 2021 Employee Stock Purchase Plan, shall no longer have any force and effect on or after the Effective Time.

(b) Parent shall take all corporate action and shall make all necessary filings with any Governmental Entity (as defined below) necessary for the Replacement RSU Awards pursuant to Section 1.6(a), including reserving for issuance a sufficient number of Parent Ordinary Shares (underlying Parent ADSs) for delivery upon exercise or settlement of the Replacement RSU Awards. In addition, Parent shall file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable (and in any event within five Business Days) following the Effective Time a registration statement on Form S-8 (or such other applicable form, including Form F-3) with respect to the Replacement RSU Awards and the Parent ADSs or Parent Ordinary Shares (underlying Parent ADSs) underlying such Replacement RSU Awards, and shall maintain the effectiveness of such registration statement for so long as such awards remain outstanding and such registration of the Parent ADSs or Parent Ordinary Shares (if applicable) issuable thereunder continues to be required.

(c) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the right to receive any Company Earnout Shares shall be cancelled and the holder of such rights to Company Earnout Shares shall be entitled to receive, in full satisfaction of the rights of such holder with respect thereto, a cash payment equal to the Per Share Merger Consideration that would be payable in accordance with Section 1.5(b) in respect of a share of Company Common Stock.

Section 1.7. Governing Documents; Name. At the Effective Time, the certificate of incorporation of the Surviving Corporation and the bylaws of the Surviving Corporation shall be amended and restated in their entirety substantially in the form of Merger Sub’s certificate of incorporation and bylaws as in effect immediately prior to the Effective Time, or as otherwise to be mutually agreed upon between Parent and the Company, in each case until thereafter amended in accordance with their respective terms and with applicable Law.

Section 1.8. Directors and Officers of Surviving Corporation. Except as may be otherwise determined by Parent, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time, until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal, in each case, in accordance with the bylaws of the Surviving Corporation. Except as may be otherwise determined by Parent, the officers of the Company immediately prior to the Effective Time shall be, as of the Effective Time, the officers of the Surviving Corporation, in each case, until such officer’s successor is elected and qualified or such officer’s earlier death, resignation, retirement, disqualification or removal, in each case, in accordance with the bylaws of the Surviving Corporation. For the avoidance of doubt, the Board of Directors of the Company shall, at the Effective Time, resign from office.

Article II

EXCHANGE OF SHARES

Section 2.1. Exchange Agent and Exchange Fund. Prior to the Effective Time, Parent shall engage a U.S. bank or trust company designated by Parent and reasonably acceptable to the Company to act as exchange and paying agent (the “U.S. Exchange Agent”) and, at Parent’s discretion, an Israeli sub-paying agent (the “Israeli Exchange Agent” and each of the U.S. Exchange Agent and Israeli Exchange Agent, as applicable, an “Exchange Agent”), in connection with the Merger for the purpose of exchanging Certificates or Uncertificated Shares for the Per Share Merger Consideration payable in respect of the shares of Company Common Stock and the payment of the Per Share Merger Consideration with respect to any In-the-Money Company Stock Option pursuant to Section 1.6(a)(i). At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the U.S. Exchange Agent and/or the Israeli Exchange Agent, for exchange in accordance with this Article II through the Exchange Agent, cash sufficient to pay the Merger Consideration. All cash deposited with the Exchange Agent is hereinafter referred to as the “Exchange Fund.” The Exchange Fund shall not be used for any other purpose. The Exchange Agent shall invest the cash in the Exchange Fund as directed by Parent; provided, however, that such cash shall only be invested in the manner provided in the Exchange Agent Agreement; provided, further, that no such investment or losses thereon shall affect the Merger Consideration payable to holders of Company Common Stock or In-the-Money Company Stock Options entitled to receive such consideration and, to the extent necessary to pay the Merger Consideration, Parent shall promptly (and in any event, prior to Closing) cause to be provided additional funds to the Exchange Agent for the benefit of holders of Company Common Stock or In-the-Money Company Stock Options entitled to receive such consideration in the amount of any such losses. Any interest and other income resulting from such investments shall be the property of, and paid to, Parent on termination of the Exchange Fund.

Section 2.2. Exchange of Shares, Certificates and Book-Entry Shares.

(a) Procedures for Surrender.

(i) Company Certificates. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record Company Certificates, which at the Effective Time were converted into the right to receive the Per Share Merger Consideration with respect to each share of Company Common Stock held by it immediately prior to the Effective Time, a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to Company Certificates shall pass, only upon delivery of the same (or affidavits of loss in lieu thereof) to the Exchange Agent and shall be in such form and have such other provisions as Parent may specify subject to the Company’s reasonable approval), together with instructions thereto, all information required by Exchange Agent for the Payor securing the Withholding Tax Ruling and/or such other forms as are required under any applicable Tax Law, in which the beneficial owner of Company Common Stock provides certain information (and, if applicable, supporting documentation) necessary for Parent or the Exchange Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner hereunder pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling, if obtained, the Code, if applicable, or any provision of applicable Law).

(ii) Company Book-Entry Shares. Any holder of the Company Book Entry Shares whose shares of Company Common Stock were converted pursuant to Section 1.5(b) into the right to receive the Per Share Merger Consideration shall not be required to deliver a Company Certificate (nor an affidavit of loss in lieu thereof nor an indemnity bond) or an executed Letter of Transmittal to the Exchange Agent to receive the Per Share Merger Consideration. In lieu thereof, each registered holder of one or more Company Book Entry Shares shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Exchange Agent to pay and deliver as promptly as practicable after the Effective Time, the Per Share Merger Consideration with respect to each share of Company Common Stock held by such registered holder immediately prior to the Effective Time pursuant to the provisions of Article I and this Article II, for each share of Company Common Stock formerly represented by such Company Book Entry Share, subject to the provisions of Section 2.2(f) and Section 5.4.

(iii) Company Stock Options. Any holder of In-the-Money Company Stock Options that is entitled to Per Share Merger Consideration pursuant to Section 1.6(a)(i), shall not be required to deliver an executed Letter of Transmittal to the Exchange Agent to receive the Per Share Merger Consideration. In lieu thereof, but subject to such holder of In-the-Money Company Stock Options providing the Exchange Agent with the Valid Tax Certificate, each such holder of Company Stock Options shall automatically upon the Effective Time be entitled to receive, and Parent shall pay to the Surviving Corporation, for further payment to the applicable holder through its payroll processing system as promptly as practicable after the Effective Time, the Per Share Merger Consideration with respect to each Net Share covered by such In-the-Money Company Stock Option held by such holder immediately prior to the Effective Time pursuant to the provisions of Article I and this Article II, subject to the provisions of Section 2.2(f) and Section 5.4.

(b) Merger Consideration Received in Connection with Exchange. Upon (i) the surrender of Company Certificates for cancellation to the Exchange Agent, or (ii) in the case of Company Book Entry Shares, the receipt of an “agent’s message” by the Exchange Agent, and in the case of Company Certificates together with the Letter of Transmittal and with all the documentation as specified in Section 2.2(a)(i), duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such shares shall be entitled to receive in exchange therefor the Per Share Merger Consideration with respect to each share of Company Common Stock held by it immediately prior to the Effective Time, subject to the provisions of Section 2.2(f) and Section 5.4. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, until surrendered as contemplated by this Section 2.2(b), each share of Company Common Stock (including any Company Certificate with respect thereto) shall be deemed at any time from and after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration that the holder of such share of Company Common Stock was entitled to receive in respect of such shares pursuant to Section 1.5(b). No interest shall be paid or shall accrue on any cash payable upon surrender of any Company Certificate or in respect of Company Book Entry Shares.

(c) No Further Ownership Rights in Company Common Stock. The Per Share Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. If, after the Effective Time, any Company Certificates formerly representing shares of Company Common Stock or any Company Book Entry Shares are presented to Parent or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Termination of Exchange Fund. Unless otherwise determined in the Withholding Tax Ruling, any portion of the Exchange Fund (including any interest received with respect thereto) that remains undistributed to the holders of Company Common Stock or Company Stock Options who has not theretofore complied with this Article II for twelve (12) months after the Closing Date (the “Exchange Fund Termination Date”) shall be delivered to Parent and any holder of Company Common Stock or In-the-Money Company Stock Options who has not theretofore complied with this Article II shall thereafter look only to Parent for payment of its claim for Per Share Merger Consideration, and thereafter any withholding in connection with the payment of the Per Share Merger Consideration to such holder shall be made in accordance with the procedures outlined under Section 2.2(f).

(e) No Liability. None of the Company, Parent, Merger Sub or the Exchange Agent shall be liable to any Person in respect of any portion of the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Exchange Fund that remains unclaimed by the holders of Company Certificates or the holders of evidence of Company Book Entry Shares on the date that is the fifth (5th) year anniversary of the Effective Time (or immediately prior to such earlier date on which the Exchange Fund would otherwise escheat to, or become the property of, any Governmental Entity) shall, to the extent permitted by applicable Law, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Withholding Rights.

(i) Each of the Surviving Corporation, Parent, and the Exchange Agent and each of their respective Affiliates (each, a “Payor”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock and/or In-the-Money Company Options pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Ordinance, the Code, if applicable, or any other applicable provisions of Israeli or non-Israeli Tax Law and, solely with respect to any Israeli Taxes, in accordance with the Withholding Tax Ruling, if obtained. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Notwithstanding the foregoing provisions and subject to any other provision to the contrary in the Withholding Tax Ruling, if obtained, with respect to Israeli Taxes, the consideration payable to each holder of Company Common Stock and/or In-the-Money Company Options shall be retained by the Exchange Agent, for the benefit of each such holder of Company Common Stock for a period of one hundred and eighty (180) days following the Closing (or such longer reasonable period as may be provided by Parent or the Surviving Corporation in order to permit holders of Company Common Stock and/or In-the-Money Company Options to submit a Valid Tax Certificate, the “Withholding Drop Date”), unless Parent, or the Exchange Agent is otherwise instructed explicitly by the ITA (during which time no Payor shall make any payments to any Holder of Company Common Stock and withhold any amounts for Israeli Taxes from the payment deliverable pursuant to this Agreement, except as provided below and during which time each holder of Company Common Stock and/or In-the-Money Company Options may obtain a Valid Tax Certificate) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable to a holder of Company Common Stock or In-the-Money Company Stock Options pursuant to this Agreement, any amounts that are required to be withheld or deducted with respect to such consideration pursuant to the Ordinance, the Code, if applicable, or any other applicable provisions of Israeli or non-Israeli Tax Law and, solely with respect to any Israeli Taxes, in accordance with Section 2.2(f)(ii). To the extent that amounts are so withheld and remitted to the appropriate Governmental Authority such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made.

(ii) Israeli Withholding Procedures. If a holder of Company Common Stock delivers and/or In-the-Money Company Options, no later than three (3) Business Days prior to the Withholding Drop Date (x) in case the Withholding Tax Ruling is obtained, such declarations and/or residency certificate(s) for Israeli Tax withholding purposes and any supporting documentation required by Withholding Tax Ruling, as applicable, or (y) a Valid Tax Certificate to a Payor (or such other forms as are required under any applicable Tax Law) all in accordance with Section 2.2, then the Merger Consideration due to such holder of Company Common Stock and/or In-the-Money Company Options shall be paid to such holder of Company Common Stock and/or In-the-Money Company Options and the deduction and withholding of any Israeli Taxes shall be made only in accordance therewith subject to any non-Israeli withholding which is applicable to the payment (if any). Subject to the Withholding Tax Ruling, if obtained, if any holder of Company Common Stock and/or In-the-Money Company Options (A) (i) does not provide Payor with a such declarations declaration and/or tax residency certificates for Israeli Tax withholding purposes and all supporting documentation under the Withholding Tax Ruling (in case the Withholding Tax Ruling is obtained and requires such supporting documentation) or a (ii) Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), by no later than three (3) Business Days before the Withholding Drop Date, or (B) submits a written request with Payor to release his portion of the consideration prior to the Withholding Drop Date and fails to comply with the provisions of subsection (A)(i) or (A)(ii) as applicable, at or before such time, then the amount to be withheld from the portion of consideration payable to such holder of Company Common Stock and/or In-the-Money Company Options shall be calculated according to the applicable withholding rate as reasonably determined by Parent, or the Exchange Agent, as applicable. Otherwise, Israeli Tax withholding shall be made by the Parent and/or the Exchange Agent based on and pursuant to the Withholding Tax Ruling or the respective Valid Tax Certificate, as reasonably determined by Parent or the Exchange Agent, as applicable. Unless otherwise determined in the Withholding Tax Ruling, if obtained, any withholding made in New Israeli Shekels with respect to payments made hereunder in Dollars shall be calculated based on a conversion rate on the date the payment is actually made to any recipient and any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient. If applicable, any payment to a holder of the Company Common Stock and/or holder of In-the-Money Company Stock Option hereunder, as applicable, shall be delivered by the U.S. Exchange Agent (unless otherwise required by the Withholding Tax Ruling).

(iii) If following the date hereof, the parties mutually determine in good faith, based on discussions with the Exchange Agent, or based on the Withholding Tax Ruling, that the parties are required to act in a manner other than as provided for above with respect to the Tax withholding and payment procedures set forth therein, the parties agree to take all action necessary or advisable to act in accordance with such required Tax withholding and payment procedures.

(iv)   Notwithstanding anything to the contrary herein, the withholding rights and/or obligations conferred upon a Payor shall also apply to any Person which is entitled to receive consideration under this Agreement in connection with any of the Company’s equity securities.

(g) Lost Certificates. If any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Certificate to be lost, stolen or destroyed (including a customary indemnity in respect thereof), the Exchange Agent shall issue, in exchange for such lost, stolen or destroyed Company Certificate, the Per Share Merger Consideration.

(h) No Subsequent Transfers of Company Common Stock. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent that the statements contained in this Article III are true and correct except to the extent disclosed in (i) any Company SEC Documents filed or furnished with the SEC during the three (3) year period prior to the date of this Agreement and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval System prior to the date that was three (3) days prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosure contained under the caption “risk factors” and any predictive, cautionary or forward looking disclosures including those contained under the captions “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by the Company to Parent at or before the execution and delivery by the Company of this Agreement (the “Company Disclosure Schedule”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article III, or, other than the with respect to items disclosed in Section 3.14 of the Company Disclosure Schedule, that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of the Company Disclosure Schedule.

Section 3.1. Organization, Standing and Power. The Company and each Company Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized (in the case of good standing, to the extent such jurisdiction recognizes such concept), except, in the case of the Company Subsidiaries, where the failure to be so organized, existing or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary has all requisite power and authority and possesses all governmental franchises, licenses, permits, authorizations, variances, exemptions, orders and approvals (collectively, “Permits”) necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted (the “Company Permits”), except where the failure to have such power or authority or to possess the Company Permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each Company Subsidiary is duly qualified or licensed to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent, prior to execution of this Agreement, a true and complete copy of the Certificate of Incorporation of the Company, in effect as of the date of this Agreement (the “Company Certificate of Incorporation”) and the amended and restated by-laws of the Company in effect as of the date of this Agreement. Such Company Certificate of Incorporation and by-laws are in full force and effect and the Company is not, and has not been, in violation of any of the provisions of the Company Certificate of Incorporation or such by-laws.

Section 3.2. The Company Subsidiaries. Section 3.2 of the Company Disclosure Schedule sets forth the name and jurisdiction of organization of each Company Subsidiary and the name of all holders of all Capital Stock of each Company Subsidiary. The outstanding shares of Capital Stock in each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company, free and clear of all material pledges, liens, charges, mortgages, deeds of trust, rights of first offer or first refusal, options, encumbrances and security interests of any kind or nature whatsoever (collectively, with covenants, conditions, restrictions, easements, encroachments, title retention agreements or other third party rights or title defects of any kind or nature whatsoever, “Liens”), other than Permitted Liens, and free of any other material restriction (including any restriction on the right to vote, sell or otherwise dispose of such Capital Stock, voting securities or other equity interests), except for restrictions imposed by applicable securities laws. The Company has delivered or made available to Parent, prior to execution of this Agreement, a true and complete copy of the organizational documents of each Company Subsidiary in effect as of the date of this Agreement. Such organizational documents are in full force and effect and no Company Subsidiary is, or has been, in violation of any of the provisions of its organizational documents.

Section 3.3. Capitalization.

(a) As of September 24, 2024 (the “Reference Date”), the authorized capital stock of the Company consists of: (i) 100,000,000 shares of common stock, $0.0001 par value per share (the “Company Common Stock”), of which 20,332,089 shares of Company Common Stock were issued and outstanding as of the Reference Date (including 0 shares held in treasury); and (ii) 100,000,000 shares of preferred stock, $0.0001 par value per share (the “Company Preferred Stock”), of which 0 shares of Company Preferred Stock were issued and outstanding as of the date of this Agreement.  All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company Incentive Award Plan will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued, fully paid and nonassessable and free of preemptive rights. No Company Subsidiary owns any shares of capital stock of the Company (other than any such shares owned by any Company Subsidiary in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account).

(b) As of the Reference Date: (i) 1,067,659 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Stock Options, of which 2,892 shares of Company Common Stock are subject to issuance pursuant to outstanding In-The-Money Company Stock Options and 1,064,767 shares of Company Common Stock are subject to issuance pursuant to outstanding Out-Of-The-Money Company Stock Options; (ii) 2,124,965 shares of Company Common Stock are subject to issuance pursuant to outstanding Company RSU Awards, (iii) 852,500 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Warrants; (iv) 5,945,673 shares of Company Common Stock are reserved for future issuance of awards under the Company Incentive Award Plan; and (v) 1,727,667 shares of Company Common Stock are reserved for future issuance as Company Earnout Shares.

(c) Section 3.3(c) of the Company Disclosure Schedule sets forth, as of the Reference Date, the following information with respect to each outstanding Company Equity Award: (i) the name of the Company Equity Award recipient; (ii) the number of shares of Company Common Stock subject to such Company Equity Award; (iii) the exercise or purchase price of such Company Equity Award, if applicable; (iv) the date on which such Company Equity Award was granted; (v) with respect to each Company Stock Option, whether such Company Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code; and (vi) the date on which such Company Equity Award expires, if applicable. The Company has delivered or made available to Parent or its counsel a copy of the Company Incentive Award Plan covering all of the Company Equity Awards outstanding as of the date of this Agreement, and the forms of stock option agreement, restricted stock award, restricted stock unit grant agreement and/or performance-based restricted stock unit grant agreement, as applicable (“Company Equity Agreement”), evidencing such Company Equity Awards, and, of any individual Company Equity Agreements to the extent the terms set forth in such individual Company Equity Agreement are materially different than as set forth in the form agreements. Each Company Stock Option has been granted with an exercise price that is no less than the fair market value of the underlying shares of Company Common Stock on the date of grant, as determined by Company Board in its sole discretion in accordance with Section 409A of the Code. Each Company Stock Option and Company RSU Award is exempt from Section 409A of the Code.

(d) Except as described in Section 3.3(a) and for options, rights, securities, instruments, obligations and plans referred to in Section 3.3(b) or Section 3.3(c) of the Company Disclosure Schedule, as of the date of this Agreement, there is no: (i) issued or outstanding Capital Stock of the Company, (ii) outstanding subscription, option, call, warrant or right to acquire any shares of the Capital Stock of the Company or any Company Subsidiary; (iii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the Capital Stock of the Company or any Company Subsidiary; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”), or under which the Company or any Company Subsidiary is or may become obligated to sell or otherwise issue any shares of its Capital Stock or any other securities.

(e) Each Company Warrant has an exercise price of $11.50. Once each Company Warrant ceases to represent a Company Warrant exercisable for Company Common Stock and becomes a warrant exercisable for the Merger Consideration that such holder would have received if such Company Warrant had been properly exercised in accordance with the terms of such Company Warrant immediately prior to the Effective Time, in each case, pursuant to Section 1.6(a)(v), the exercise price for such Company Warrant will, in all instances, be greater than the Per Share Merger Consideration.

(f)   There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party or, to the Knowledge of the Company, to which any other Person is a party, with respect to the voting or registration of any shares of, or other equity interest in, the Company or any Company Subsidiary.

Section 3.4. Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement, subject to the receipt of the Company Stockholder Approval. The Company Board at a meeting duly called and held in compliance with the requirements of the DGCL and Company Certificate of Incorporation and the bylaws of the Company, has adopted resolutions, by unanimous vote of all directors (i) approving the execution, delivery and performance of this Agreement; (ii) determining that entering into this Agreement is in the best interests of the Company and its stockholders; (iii) declaring this Agreement and the transactions contemplated by this Agreement advisable; and (iv) recommending that the Company’s stockholders vote in favor of the adoption of this Agreement and directing that such adoption be submitted to the Company’s stockholders for approval at the Company Stockholders’ Meeting. As of the date of this Agreement, such resolutions have not been amended or withdrawn. Except for the Company Stockholder Approval, no other corporate proceedings on the part of the Company are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL). The Company has duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

(b) The affirmative votes of the holders of a majority of the outstanding shares of Company Common Stock as of the record date for the Company Stockholders’ Meeting, represented at a stockholder meeting of the Company in person or by proxy and voting thereon, approving the adoption of this Agreement (the “Company Stockholder Approval”), is the only vote of the holders of any class or series of the Company’s Capital Stock necessary to approve and adopt this Agreement, the Merger and the consummation of the other transactions contemplated hereby.

Section 3.5. No Conflicts; Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a requirement to obtain any consent, approval, clearance, waiver, Permit or order (“Consent”) or a right of payment, termination, cancellation or acceleration of any obligation, any obligation to make or to enable any third party to make, an offer to purchase or redeem any Indebtedness or Capital Stock or any loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary, or give any Person the ability to materially delay or impede the ability of the Company to consummate the Merger or the other transactions contemplated hereby, under, any provision of (i) the Company Certificate of Incorporation, the Company’s bylaws or the comparable charter or organizational documents of any Company Subsidiary (assuming that the Company Stockholder Approval is obtained); (ii) any contract, lease, license, indenture, note, bond, agreement, concession, franchise or other instrument, whether oral or in writing, (a “Contract”) to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound and which would be considered a Company Material Contract or that would otherwise reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in Section 3.5(b), any judgment, order or decree (“Judgment”) or statute, law (including common law), ordinance, rule or regulation (“Law”), in each case, applicable to the Company or any Company Subsidiary or their respective properties or assets (assuming that the Company Stockholder Approval is obtained), except for such Contracts, Judgments or Laws that would not reasonably be expected to have a Company Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) (A) the filing with the SEC of the Proxy Statement; and (B) the filing with the SEC of such reports under, and such other compliance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the DPA and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, including submission of the notice required under 22 C.F.R. section 122.4(b) of the International Traffic in Arms Regulations, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which the Company and Parent are qualified to do business; (iv) such Consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the Per Share Merger Consideration; (v) such filings with Nasdaq and the NYSE as are required in connection with the Merger and the other transactions contemplated hereby; and (vi) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Company Material Adverse Effect or prevent or materially delay the consummation of the Merger.

Section 3.6. SEC Documents; Undisclosed Liabilities.

(a) Since July 14, 2021, the Company has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC, together with all certifications required pursuant to SOX (such forms, statements, schedules, documents and reports together with any exhibits and schedules thereto and other information incorporated by reference therein, the “Company SEC Documents”). No Company Subsidiary is required to file or furnish any report, schedule, form, statement, prospectus, registration statement or other document with the SEC.

(b) Each of the Company SEC Documents (i) at the time filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing) or the time at which it became effective, as the case may be, complied in all material respects with the requirements of SOX and the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and of the NYSE applicable to such Company SEC Document; and (ii) did not at the time it was filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such amended or superseded filing) or at the time at which it became effective, as the case may be, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents complied, at the time they were filed, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the Company SEC Documents filed with the SEC noted in comment letters or other correspondence received by the Company or its attorneys from the SEC; and (ii) to the Knowledge of the Company, there are no pending formal or informal investigations of the Company by the SEC. The Company is, and since July 14, 2021, has been, in compliance in all material respects with (i) the applicable provisions of SOX and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(c) Except (i) as reflected or reserved against in the Company’s unaudited consolidated balance sheet as of June 30 2024 (or the notes thereto) as included in the Company SEC Documents (the “Most Recent Company Balance Sheet”); or (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since June 30, 2024 or in connection with or contemplated by this Agreement; and (iii) for liabilities and obligations that, individually or in the aggregate, have not had or would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, which liabilities covered by clauses (ii) and (iii) do not exceed five percent (5%) of the liabilities and obligations reflected on the Most Recent Company Balance Sheet, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, due or to become due, determined or determinable, contingent or otherwise).

(d) Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, (i) any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or (ii) any “off-balance-sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

(e) Since December 31, 2023, none of the Company, the Company’s independent accountants, or the Company Board (or the audit committee of the Company Board) has received any oral or written notification of any (i) “significant deficiency” in the internal controls over financial reporting of the Company, (ii) “material weakness” in the internal controls over financial reporting of the Company or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company, and except as expressly described in the Company SEC Documents, there is no such, and as of June 30, 2024 there was no such, “significant deficiency” or “material weakness.” For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in Auditing Standard No. 5 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(f)   The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the Company’s assets; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that the Company’s receipts and expenditures are being made only in accordance with authorizations of the Company’s management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements. Except as described in the Company SEC Documents, (1) as of June 30, 2024, there were no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) since December 31, 2023, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(g) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information required to be disclosed is accumulated and communicated to the management of the Company, as appropriate, to allow timely decisions regarding required disclosure and to enable the Chief Executive Officer and Chief Financial Officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(h) The Company has made available to Parent or its advisors true and complete copies of all written comment letters from the staff of the SEC since July 14, 2021 relating to the Company SEC Documents and all written responses of the Company thereto through the date of this Agreement. To the Knowledge of the Company, as of the date of this Agreement, there are no SEC inquiries or investigations, and there are no other governmental inquiries or investigations or internal investigations pending or threatened regarding any accounting practices of the Company.

Section 3.7. Information Supplied. None of the information supplied or to be supplied by the Company or any Company Subsidiary or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time of filing and at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 3.8. Absence of Certain Changes or Events.

(a) Since June 30, 2024 through the date of this Agreement, there has not occurred any fact, circumstance, effect, change, event or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.

(b) Since June 30, 2024 through the date of this Agreement, except to the extent it relates to the events giving rise to and the discussion and negotiation of this Agreement and the transaction contemplated by this Agreement, the Company and each Company Subsidiary has conducted its respective business in the ordinary course consistent with past practice, in all material respects (other than with respect to compliance with COVID-19 Measures).

(c) Since June 30, 2024 through the date of this Agreement, neither the Company nor any of the Company Subsidiaries has taken any action, except as set forth in Section 3.8(c) of the Company Disclosure Schedule, that, if taken after the date hereof, would constitute a breach of, or require the consent of Parent under, Section 5.1(b).

Section 3.9. Employee Benefit Plans.

(a) Section 3.9(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each material Company Benefit Plan. For the purposes of this Agreement, “Company Benefit Plan” means each employee benefit plan (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and whether or not for employees or service providers in the United States or outside of the United States, and each bonus, stock, stock option or other equity based compensation arrangement or plan, incentive, deferred compensation, retirement or supplemental retirement, severance, employment, change-in-control, profit sharing, provident funds (including pension funds, managers’ insurance policies, further education funds or other similar funds), vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, and each insurance and other similar fringe or employee benefit plan, policy, program, agreement or arrangement, in each case, for the benefit of current or former employees, directors, consultants or other individual service providers (or any dependent or beneficiary thereof) of the Company or any Company Subsidiary and which is sponsored, maintained and/or contributed by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has or may have any obligation or liability (whether actual or contingent), but excluding any plan, program, agreement, contract, policy or arrangement sponsored by a Governmental Entity. Notwithstanding the foregoing, Section 3.9(a) of the Company Disclosure Schedule need not identify an employment agreement or offer letter if such employment agreement or offer letter does not provide any severance or notice period in excess of ninety (90) days. With respect to each material Company Benefit Plan, the Company has made available to Parent or its advisors (other than the Company SEC Documents) correct and complete copies of, in each case, to the extent applicable, (i) the governing plan documents and all amendments thereto; (ii) summary plan descriptions and summaries of material modifications related to such plans and any related trust agreement, (iii) Form 5500s and non-discrimination testing results for the past three (3) plan years; (iv) the most recent financial statement and actuarial valuation, (v) all material, non-routine filings and correspondence in the past three (3) years with any Governmental Entity (including, without limitation, relating to any audits or investigations), (vi) all material related agreements, insurance contracts and other agreements which implement each such Company Benefit Plan, and (vii) the most recent IRS determination or opinion letter.

(b) Each of Company Benefit Plans has, in all material respects, been operated, administered and funded in accordance with its terms and in compliance with applicable Law, including ERISA, the Code and, in each case, the regulations thereunder. No liability under Title IV of ERISA has been incurred by the Company, the Company Subsidiaries or any of their respective ERISA Affiliates that has not been satisfied in full, and to the Knowledge of the Company, no condition exists that is likely to cause the Company, any Company Subsidiary or any of their ERISA Affiliates to incur any such liability. All contributions, premiums and/or other amounts required to be made by the Company or the Company Subsidiaries pursuant to each Company Benefit Plan in respect of current or prior plan years have been timely paid or accrued in accordance with GAAP or applicable international accounting standards. There are no pending or, to the Knowledge of the Company, threatened material claims, actions, investigations or audits (other than routine claims for benefits) by, on behalf of or against any of Company Benefit Plans or any trusts related thereto.

(c) No Company Benefit Plan is or was within the past six (6) years, and neither the Company, any Company Subsidiary nor any ERISA Affiliate thereof contributes to, has within the previous six (6) years contributed to, presently contributes to or has any liability or obligation, whether fixed or contingent, with respect to (i) a multiemployer plan, as defined in Section 3(37) of ERISA, (ii) a single employer plan or other pension plan that is subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code, (iii) voluntary employee benefit association under Section 501(a)(9) of the Code, (iv) a multiple employer plan, as described in Section 413(c) of the Code, or (iv) a multiple employer welfare arrangement, as defined in Section 3(40) of ERISA. The Company, the Company Subsidiaries and each of their ERISA Affiliates are and have been in compliance with the applicable requirements of Section 4980B of the Code and any similar state law in all material respects. The Company and the Company Subsidiaries are and have been in compliance with the applicable requirements of the Patient Protection and Affordable Care Act of 2010 in all material respects.

(d) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, no Company Benefit Plan or Contract provides, nor does the Company nor any Company Subsidiary have any obligation to provide, health or welfare benefits coverage, including life insurance or medical benefits (whether or not insured), with respect to current or former service providers beyond their retirement or other termination of service, other than coverage mandated by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other Law.

(e) (i) Each of Company Benefit Plans that are intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable determination letter or may rely on a preapproved plan opinion letter as to its qualification and (ii) to the Knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to materially and adversely affect the qualified status of any such plan.

(f) Except as set forth in Section 3.9(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transaction contemplated by this Agreement (either alone or in conjunction with any other event), will or would reasonably be expected to (i) result in any material compensatory payment or benefit becoming due to any current or former employee, director, consultant or other service provider of the Company or any Company Subsidiary; (ii) materially increase any benefits or the compensation otherwise payable to any current or former employee, director, consultant or other service provider of the Company or any Company Subsidiary; (iii) result in any acceleration of the time of payment, funding or vesting of any such compensation or benefits or any forgiveness of Indebtedness; (iv) result in any breach or violation of, or default under or limit the Company’s or any Company Subsidiary’s right to amend, modify, terminate or transfer the assets of, any Company Benefit Plan; or (v) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would, individually or in combination with any other such payment, constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code). For purposes of this representation, no arrangement or agreements entered into with the Parent or its affiliates after the Closing Date with any employee, director, consultant or other service provider of the Company or any Company Subsidiary is taken into account.

(g) Each “nonqualified deferred compensation plan” (as defined in Code Section 409A(d)(1) and applicable regulations) with respect to any service provider of the Company or any Company Subsidiary thereof and to which the Company or any Company Subsidiary thereof is a party has been maintained and operated in compliance, in all material respects, with Section 409A of the Code and regulations and other guidance promulgated thereunder.

(h) Neither the Company nor any Company Subsidiary is a party to nor has any obligation under any Company Benefit Plan to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for additional Taxes payable pursuant to Section 409A of the Code.

(i) Except as would not, individually or in the aggregate, reasonably be expected to constitute a Company Material Adverse Effect, each Company Benefit Plan, if any, which is maintained outside of the United States (a “Company Foreign Benefit Plan”) (i) has been operated in conformance with the applicable statutes or governmental regulations and rulings relating to such plans in the jurisdictions in which such Company Foreign Benefit Plan is present or operates and, to the extent relevant, the United States, (ii) that is intended to qualify for special tax treatment meet all requirements for such treatment and (iii) that is intended to be funded or book-reserved are fully funded or book reserved, as appropriate, based upon reasonable actuarial assumptions. Except as set forth in Section 3.9(i) of the Company Disclosure Schedule or as required by Law, no Company Foreign Benefit Plan is a defined benefit pension, superannuation, seniority premium, termination indemnity, provident fund, gratuity, long-service, jubilee or similar plan or arrangement.

Section 3.10. Labor Matters.

(a) The Company has attached a true, correct, and complete listing of all persons who are employees of the Company or any Company Subsidiary as of the date specified therein, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name and location; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or current hourly wage or rate, as applicable; (v) current classification as exempt or non-exempt under the federal Fair Labor Standards Act and applicable state law and any changes or challenges to such classification in the past three (3) years; (vi) commission, bonus or any other compensation eligibility; (vii) any outstanding Company Equity Awards; (xi) any accrued paid time off; and (xii) participation in any labor union or works council. Except as set forth on Section 3.10(a)(i) of the Company Disclosure Schedule or as would not result in a material liability for the Company of over $500,000, as of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation payable to all employees of the Company or any Company Subsidiary for services performed in the past three (3) years and which are otherwise due and owing have been paid in full or accrued for by the Company. Except as set forth on Section 3.10(a)(ii) of the Company Disclosure Schedule, the employment of each U.S. employee of the Company or any Company Subsidiary is terminable at will by the Company or the applicable Subsidiary without any material penalty, severance, or other liability or obligation incurred by the Company or any Company Subsidiary, other than a notice period or continued payment obligation that does not exceed sixty (60) days.

(b) The Company has made available to Parent a list of all individuals who are consultants or independent contractors with total annual compensation or annualized hourly rates in excess of $150,000 that are engaged by the Company or any Subsidiary as of the date hereof, whether or not doing business as an entity, and sets forth for each the following: (i) name of individual or entity; (ii) status (i.e., consultant or independent contractor); (iii) date the engagement or contract began; (iv) anticipated duration of engagement or contract; and (v) description of payments or other reimbursement for service provided. Except as set forth on Section 3.10(b) of the Company Disclosure Schedule, the engagement of each independent contractor, consultant or other non-employee service provider of the Company or any Company Subsidiary is terminable at will by the Company or the applicable Subsidiary without any material penalty, severance, or other liability or obligation incurred by the Company or any Company Subsidiary, other than a notice period or continued payment obligation that does not exceed sixty (60) days.

(c) Neither the Company nor any Company Subsidiary is a party to, or bound by, any collective bargaining agreement, union memoranda of understanding, or other Contract with a labor or trade union, works council, labor organization or similar body involving any of its employees or employee representatives (a “Collective Bargaining Agreement”). Neither the Company nor any Company Subsidiary is, nor has it during the last three (3) years been, subject to a strike or concerted work stoppage and, to the Knowledge of the Company, there is no pending strike or concerted work stoppage involving the Company or any Company Subsidiary. To the Knowledge of the Company, there are no labor organizations representing, purporting to represent or seeking to represent, any of the Company’s or any Company Subsidiary’s employees. To the Knowledge of the Company, there are no, and during the last three (3) years there have been no, organizational campaigns, petitions, or other unionization activities with respect to the formation of a collective bargaining unit made or threatened involving employees of the Company or any Company Subsidiary.

(d) The Company and each Company Subsidiary is, and during the last three (3) years has been, in compliance with all applicable Laws relating to employment, including labor, employment, termination of employment, immigration, fair employment practices, terms and conditions of employment, workers’ compensation, occupational safety, plant closings and mass layoffs (including the by the Worker Adjustment and Retraining Notification Act of 1988, as amended), worker classification, harassment, discrimination, retaliation, independent contractor classification, payment of social security, exempt and non-exempt status, remote work, restrictive covenants, compensation and benefits, wages and hours of work, notices to employees, COVID-19 Measures, receipt of any state-paid allowances or subsidies, engagement of service providers, enforcement of labor laws, in each case except where such non-compliance has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.10(d) of the Company Disclosure Schedule, to the Company’s Knowledge, each employee of the Company or any Company Subsidiary is (i) a United States Citizen; (ii) a United States national; (iii) a lawful permanent resident of the United States; or (iv) an alien authorized to work in the United States either specifically for the Company or one of its Subsidiaries or for any United States employer.

(e) In the past three (3) years, there has been no “mass layoff” or “plant closing” affecting any site of employment or one or more facilities or operating units within any site of employment or facility as defined by the WARN Act related to the Company or any Subsidiary and neither the Company nor any Subsidiary has incurred any liability under WARN or any similar state or local Laws. No Affiliate of Parent (including without limitation the Company) will incur any liability under WARN or any similar state or local laws as a result of the transactions contemplated by this Agreement or that may be based, in whole or in part, on any layoffs or employment terminations that have occurred prior to the Closing. Except as disclosed on Section 3.10(e) of the Company Disclosure Schedule, there have been no “employment losses” as defined under the WARN Act as to any employees of the Company or any Subsidiary within the ninety (90) day period prior to Closing.

(f) To the Company’s Knowledge, no current or former employee, consultant, or independent contractor of the Company or any Company Subsidiary has violated any confidentiality or proprietary information agreement or any restrictive covenant agreements with the Company or any Company Subsidiary, except for such violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, there are no proceedings pending, and as of the date of this Agreement neither the Company nor any Company Subsidiary intends to bring any proceedings, against any current or former employee, individual consultant, or individual independent contractor of the Company or any Company Subsidiary for alleged violations of any confidentiality or proprietary information agreement or any restrictive covenant agreements.

(g) Except as set forth in Section 3.10(g) of the Company Disclosure Schedule, there are, and in the last three (3) years there have been, no actions against the Company or any Company Subsidiary pending, or to the Company’s Knowledge, threatened to be brought or filed, by or with any governmental entity or arbitrator in connection with the employment of any current or former applicant, employee, individual consultant, volunteer, intern, or individual independent contractor of the Company or any Company Subsidiary. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any governmental entity relating to any employment-related matters arising under applicable law.

(h) The Company and the Company Subsidiaries have reasonably investigated all allegations of harassment, discrimination, sexual assault or sexual misconduct involving any current or former management-level employee of the Company or any of the Company Subsidiaries of which the Company or the Company Subsidiaries have had Knowledge in the last two (2) years. With respect to each such allegation with potential merit, the Company or the applicable Company Subsidiary has taken corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material liabilities with respect to any such allegations.

(i) The Company has made available to the Parent all material written personnel policies, rules and procedures applicable to employees that have been adopted by the Company and each Company Subsidiary and that are currently in effect as of the date hereof.

(j) To the Company’s Knowledge, no officer, non-officer employee with total annual compensation or annualized hourly rate in excess of $200,000, or group of employees of the Company or any Company Subsidiary has provided notice to terminate his, her or their employment with the Company or any Company Subsidiary within the six (6) month period following the Closing Date, nor does the Company or any Company Subsidiary have a present intention to terminate the employment of any such officer or employee or group of employees of the Company or any Company Subsidiary within the six (6) month period following the Closing Date.

Section 3.11. Litigation; Product Defects and Warranties.

(a) Except as set forth in Section 3.11 of the Company Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, or to the Knowledge of the Company, any present or former officers, directors or employees of the Company or any Company Subsidiary in their respective capacities as such, or any properties or assets of the Company or any Company Subsidiary, before or by any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, and, in the case of any such claims for damages, seek damages, in each case (or in any group of related claims, actions, suits, proceedings or investigations, or that arise from similar matters or circumstances), in excess of $250,000, or that seeks to prevent or restrict any part of the operation by the Company or any Company Subsidiary of its business or use of its assets or that in any manner seeks to prevent, enjoin, alter, or materially delay the Merger or any of the other transactions contemplated hereby, other than claims, actions, suits, proceedings or investigations covered by one or more insurance policies as to which the insurer or insurers have indicated their intentions in writing to defend and pay in the aggregate damages up to the amount claimed.

(b) Since December 31, 2021, all Company Offerings have been provided in conformity with the Company’s and the Company Subsidiaries’ applicable contractual commitments, warranties and specifications, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(c) The Company’s warranty reserve reflected on the Most Recent Company Balance Sheet was sufficient as of the date of the Most Recent Company Balance Sheet to cover the unexpired warranty liabilities of the Company and the Company Subsidiaries for any Company Offerings sold by the Company or any Company Subsidiaries to their respective customers prior to the date of the Most Recent Company Balance Sheet. Since the date of the Most Recent Company Balance Sheet, the Company has not materially modified its practices in calculating warranty reserves. To the Knowledge of the Company, its current warranty reserve is sufficient as of the date of this Agreement to cover the unexpired warranty liabilities of the Company and the Company Subsidiaries for any Company Offerings sold by the Company or the Company Subsidiaries to their respective customers prior to the date of this Agreement, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.12. Compliance with Applicable Laws.

(a) The Company and each of the Company Subsidiaries are, and since December 31, 2020, have been, in compliance in all material respects with all applicable Laws and the Company Permits, including all applicable rules, regulations, directives or policies of any Governmental Entity. No action, demand or investigation by or before any Governmental Entity is pending or, to the Knowledge of the Company, threatened alleging that the Company or a Company Subsidiary is not in material compliance with any applicable Law or the Company Permit or which challenges or questions the validity of any rights of the holder of any the Company Permit.

(b) The Company is, and since June 30, 2019, has been, in compliance in all material respects with and has not been and is not in violation of any applicable International Trade Law or Sanctions Law. Neither the Company nor any Company Subsidiary has received any actual or threatened order, notice, or other communication from any Governmental Entity of any actual or potential material violation or material failure to comply with any International Trade Law or Sanctions Law.

(c) Without limiting the generality of the foregoing, none of the Company, any of the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective directors, officers or employees acting on behalf of the Company or any Company Subsidiary, respectively, is a Sanctioned Person. None of the Company, any of the Company Subsidiaries, or any of the Company’s or the Company Subsidiaries’ respective directors, officers or, to the Knowledge of the Company, employees acting on behalf of the Company or any Company Subsidiary, respectively, or is or has been, in the past five (5) years, engaged in unlawful dealings or transactions, direct or indirect, in or involving Sanctioned Countries or Sanctioned Persons.

(d) For the past five (5) years, none of the Company, any of the Company Subsidiaries, any of their respective directors and officers or, to the Knowledge of the Company, any employee, agent or other Person acting on behalf of the Company or any Company Subsidiary (i) has used any corporate or other funds for unlawful contributions, payments, gifts or entertainment; made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds; (ii) made or authorized any direct or indirect unlawful payment to any foreign or public or domestic government official or employee from corporate funds in violation of Anti-Corruption Laws; or (iii) has accepted or received any unlawful contributions, payments, gifts or expenditures.

(e) The Company and each Company Subsidiary maintains and enforces policies and procedures reasonably designed to promote compliance with International Trade Laws, Sanctions and Anti-Corruption Laws.

(f)   The Company and each Company Subsidiary has complied with all relevant laws and regulations governing the importation of goods into the United States administered by U.S. Customs and Border Protection (“CBP”) and any other U.S. government agency.  During the past five (5) years, there have been no issues with CBP relating to the tariff classification or valuation of the goods imported by the Company or any Company Subsidiary, nor have there been any issues relating to the claimed country of origin of the goods imported by the Company or any Company Subsidiary, or the country of origin marking of these goods.    The Company and each Company Subsidiary has not been subject to any penalties or claims for liquidated damages issued by CBP in connection with the goods it imports during the past five (5) years.  During the past five (5) years, goods imported by the Company and the Company Subsidiaries have not been detained or seized by CBP.  All import duties, fees and other charges relating to the goods the Company or any Company Subsidiary imports have been paid, or are in the process of being paid in the ordinary course of business.  Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, the goods that the Company or any Company Subsidiary imports are not subject to antidumping or countervailing duties, or to additional duties imposed under section 232 of the Trade Expansion Act, as amended (steel and aluminum, and certain derivative products), or under section 301 of the Trade act of 1974 (goods imported from China). The Company and each Company Subsidiary has undertaken reasonable due diligence to ensure that the products it imports are not made with the use of forced labor, and that the supply chains for these products are not tainted by forced labor.

Section 3.13. Environmental Matters. Except for matters that have been fully resolved with no ongoing obligations on the part of the Company or any of the Company Subsidiaries or, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect:

(a) the Company and each of the Company Subsidiaries are now, and have been in the last three (3) years, in compliance with all Environmental Laws, and neither the Company nor any Company Subsidiary has received any written communication from a Person that alleges that the Company or any Company Subsidiary is in violation of, or has liability or obligations under, any Environmental Law or any Permit issued pursuant to Environmental Law;

(b) the Company and each of the Company Subsidiaries have obtained and are in compliance with all Permits required to be obtained pursuant to any Environmental Law applicable to the Company, the Company Subsidiaries and the real properties of the Company and the Company Subsidiaries and all such Permits are valid, in good standing and will not, to the Company’s Knowledge, be subject to modification or revocation as a result of the transactions contemplated by this Agreement;

(c) there are no Environmental Claims pending or, to the Knowledge of the Company, threatened against the Company or any of the Company Subsidiaries, nor is the Company or any of the Company Subsidiaries aware of any basis for such Environmental Claim;

(d) to the Company’s Knowledge, there have been no Releases of any Hazardous Material that could reasonably be expected to form the basis of any Environmental Claim against (i) the Company or any of the Company Subsidiaries, or (ii) any Person whose liabilities for such Environmental Claims the Company or any of the Company Subsidiaries has, or may have, retained or assumed, either contractually or by operation of Law;

(e) neither the Company nor any Company Subsidiary has retained or assumed, either contractually or by operation of law, any liabilities or obligations that could reasonably be expected to form the basis of any Environmental Claim against the Company or any of the Company Subsidiaries; and

(f) the Company has delivered to Parent true and complete copies of all environmental Phase I reports and other investigations, studies, audits, tests, reviews or other analysis commenced or conducted by or on behalf of the Company or the Company Subsidiaries (or by a third party of which the Company or the Company Subsidiaries have knowledge) in relation to the current or prior business of the Company or the Company Subsidiaries or any real property presently or formerly owned, leased or operated by the Company or the Company Subsidiaries (or its or their predecessors) that are in the possession, custody or control of the Company or the Company Subsidiaries.

Section 3.14. Contracts.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list, and the Company has made available to Parent prior to the date of this Agreement true and complete copies (including all amendments, modifications, extensions, renewals, schedules, exhibits or ancillary agreements with respect thereto), of, excluding any Company Benefit Plan:

(i)   each Contract that would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

(ii) each Contract to which the Company or any of the Company Subsidiaries is a party involving expected annual revenues or expected annual expenditures in excess of $250,000 in 2024 or any year thereafter;

(iii)  each Contract providing for the acquisition or disposition of assets or securities by or from any Person or any business (or any contract providing for an option, right of first refusal or offer or similar rights with respect to any of the foregoing) (A) entered into since July 14, 2021 that involved or would reasonably be expected to involve the payment of consideration in excess of $250,000 in the aggregate with respect to such Contract or series of related Contracts, or (B) that contains (or would contain, in the case of an option, right of first refusal or offer or similar rights) ongoing representations, warranties, covenants, indemnities or other obligations (including “earn-out,” contingent value rights or other contingent payment or value obligations) that would involve the receipt or making of payments or the issuance of any equity securities of the Company or any of its Subsidiaries, in each case having an expected value in excess of $250,000;

(iv)   each Contract to which the Company or any of the Company Subsidiaries is a party that restricts in any material respect the ability of the Company or any of the Company Subsidiaries (A) to compete or engage in any line of business or with any Person in any geographical area, (B) to sell, supply or distribute any material the Company Offering, use or enforce any material Intellectual Property Rights owned by or exclusively licensed to the Company or any Company Subsidiary, (C) to solicit any (potential or actual) customer or supplier, or (D) that otherwise has the effect of materially restricting the Company, the Company Subsidiaries or any of their respective affiliates (including Parent and its affiliates after the Effective Time) from the development, marketing or distribution of the Company Offerings, in each case, in any geographic area;

(v) each Contract to which the Company or any of the Company Subsidiaries is a party that is material and obligates the Company or any Company Subsidiary to conduct business with any third party on a preferential or exclusive basis, or that contains or expressly purports to contain material exclusivity or “most favored nation” obligations, material rights of first refusal, material rights of first offer, material put or call rights or other similar provisions that are binding on the Company or any Company Subsidiary or that would be so binding on Parent or any of its Affiliates after the Effective Time;

(vi)   each loan and credit agreement, Contract, note, debenture, bond, indenture, mortgage, security agreement, pledge, or other similar agreement pursuant to which any Indebtedness of the Company or any of the Company Subsidiaries (or owed to the Company or any of the Company Subsidiaries) in excess of $250,000 is outstanding or may be incurred, other than any such agreement between or among the Company and one or more Company Subsidiaries;

(vii) each partnership, joint venture or similar Contract to which the Company or any of the Company Subsidiaries is a party relating to the formation, creation, operation, management or control of any partnership or joint venture or to the ownership of any equity interest in any entity or business enterprise other than the wholly owned the Company Subsidiaries;

(viii) each Contract to which the Company or any of the Company Subsidiaries is a party that contains covenants, indemnities or other continuing obligations (including “earnout” or other contingent payment obligations) that would reasonably be expected to result in the making by the Company or any Company Subsidiary of future payments in excess of $250,000;

(ix)   each Contract pursuant to which the Company or the Company Subsidiaries receives from any third party a license or similar right to any Intellectual Property Right material to the Company and the Company Subsidiaries, taken as a whole, and that are not non-exclusive licenses granted in the ordinary course of business;

(x) each Contract with a Governmental Entity to which the Company or any Company Subsidiary is a party, and pursuant to which the Company or any Company Subsidiary has any material future obligation other than the provision of the Company Offerings in the ordinary course of business consistent with past practice;

(xi) any Contract restricting the payment of dividends or the making of distributions in respect of any equity securities of the Company or any Company Subsidiaries or the repurchase or redemption of any equity securities of the Company or any Company Subsidiaries; and

(xii) each Contract that gives any Person the right to acquire any material assets of the Company or any Company Subsidiary (excluding ordinary course commitments to purchase the Company products) after the date hereof.

Each agreement, understanding or undertaking of the type described in this Section 3.14(a) is referred to herein as a “Company Material Contract.”

(b) Except for matters which, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect, (i) each Company Material Contract (including, for purposes of this Section 3.14(b), any Contract entered into after the date of this Agreement that would have been a Company Material Contract if such Contract existed on the date of this Agreement) is a valid, binding and legally enforceable obligation of the Company or one of the Company Subsidiaries, as the case may be, and, to the Knowledge of the Company, of the other parties thereto, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization or similar Laws affecting creditors’ rights generally and by general principles of equity; (ii) each such Company Material Contract is in full force and effect; (iii) none of the Company or any of the Company Subsidiaries is (with or without notice or lapse of time, or both) in breach or default under any such Company Material Contract and, to the Knowledge of the Company, no other party to any such Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder; (iv) to the Knowledge of the Company, each other party to a Company Material Contract has performed all material obligations required to be performed by it under such Company Material Contract; and (v) no party to a Company Material Contract has given the Company or any of the Company Subsidiaries notice (whether written or oral) of its intention to cancel, terminate, change the scope of rights under or fail to renew any Company Material Contract and neither the Company nor any of the Company Subsidiaries, nor, to the Knowledge of the Company, any other party to any Company Material Contract, has repudiated (whether orally or in writing) any material provision thereof. No Company Material Contract can be reasonably expected to prevent or materially delay the consummation of the Merger or any of the other transactions contemplated by this Agreement.

Section 3.15. Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all (i) Registered Company Intellectual Property Rights; and (ii) material unregistered Marks included in the Owned Company IP, including, for each item listed, as applicable, jurisdiction and issuance and registration or application number and date, as applicable, of such item.

(b) Except as has not resulted, and would not reasonably be expected to result, in a Company Material Adverse Effect, (i) the Company Intellectual Property Rights constitutes all Intellectual Property Rights necessary and sufficient for the conduct of the business of the Company and the Company Subsidiaries as presently conducted or, to the Knowledge of the Company, as planned to be conducted; (ii) the Company, or the applicable Company Subsidiary, is the sole and exclusive owner of all right, title and interest in and to the Owned Company IP, free and clear of all Liens (other than Permitted Liens); and (iii) the material Company Licensed IP is validly licensed to the Company or the applicable Company Subsidiary pursuant to written, valid agreements. Neither the execution and delivery of this Agreement nor the consummation of the Merger or the other transaction contemplated by this Agreement will result in the termination or invalidity of any agreements pursuant to which the material Company Licensed IP is licensed to the Company or the applicable Company Subsidiary.

(c) The Company Offerings and the conduct of the business of the Company and the Company Subsidiaries as currently conducted do not infringe, misappropriate, dilute or otherwise violate (and did not in the past infringe, misappropriate, dilute or otherwise violate) any Intellectual Property Right of any Person, except as has not been and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice of, and there are no proceedings pending or, to the Knowledge of the Company, threatened that relate to (i) any challenge of the ownership, use, validity, or enforceability of any of the Owned Company IP; or (ii) any alleged infringement or misappropriation of any Intellectual Property Rights of any third party by the Company or any Company Subsidiary. Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, to the Knowledge of the Company, no Person has infringed, diluted, misappropriated or otherwise violated, in the past three years, or is currently infringing, diluting, misappropriating, or violating any of the Owned Company IP, except for such infringement, dilution, misappropriation or other violations as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of the Company Subsidiaries has threatened in writing to make or has made any claim or filed any litigation or other proceeding against any Person alleging any infringement, misappropriation or other violation of any Owned Company IP.

(d) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the confidentiality of any Owned Company IP that the Company or the applicable Company Subsidiary considers to be a material trade secret. No prior or current employee or officer or any prior or current consultant or contractor of the Company or any Company Subsidiary has asserted any ownership in any Owned Company IP. Neither the Company nor any Company Subsidiary has made trade secrets of the Company or any Company Subsidiary available to any Person except pursuant to valid and binding written agreements requiring such Person to maintain the confidentiality and non-disclosure of such trade secrets and restricting the use of such trade secrets with appropriate limitations on use, reproduction and disclosure. There has been no unauthorized access, use or disclosure of any trade secrets of or in possession of the Company or any Company Subsidiary, or of any written obligations with respect to such. All employees, consultants, advisors, and independent contractors, and any other Person who has or had access to trade secrets of the Company or any Company Subsidiary has agreed in writing to maintain and protect the trade secrets and confidentiality.

(e) Section 3.15(e) of the Company Disclosure Schedule lists all Contracts, licenses or other arrangements in effect as of the date of this Agreement under which the Company or any Company Subsidiary has licensed, granted or conveyed to any third party any right, title or interest in or to any of Owned Company IP (other than non-exclusive licenses granted to customers in the ordinary course of business) to a competitor of the Company or any Company Subsidiary.

(f)   Except as set forth in Section 3.15(f) of the Company Disclosure Schedule, none of the Company nor any Company Subsidiary is obligated to pay to any Person any material royalties, fees, commissions or other amounts for the use by the Company or the Company Subsidiaries of any Intellectual Property Rights.

(g) No Company Intellectual Property Right is subject to any Contract containing any covenant or other provision that limits or restricts in any material manner, taken as a whole the ability of the Company (i) to make, use, import, sell, offer for sale or promote Company Offerings anywhere in the world; or (ii) to use, exploit, assert or enforce any of the material Company Intellectual Property Rights anywhere in the world.

(h) (i) To the Knowledge of the Company, no third party is challenging the right, title or interest of the Company or any Company Subsidiary in, to or under, any Company Intellectual Property Rights, or the validity, enforceability or claim construction of any Patent included in the Registered Company Intellectual Property Rights. To the Knowledge of the Company, there is no undisclosed opposition, cancellation, proceeding, or objection involving a third party, pending with regard to any of the Registered Company Intellectual Property Rights. Each of the officers, employees, contractors or consultants of the Company or the Company Subsidiaries involved in the creation of their respective Intellectual Property Rights has executed and delivered to the Company or the applicable Company Subsidiary an agreement regarding the protection of proprietary information. All current and former officers and employees of, and consultants and independent contractors to, the Company or the Company Subsidiaries who have contributed to the creation or development of any material Company Intellectual Property Rights has executed a valid and enforceable written agreement with the Company or the applicable Company Subsidiary that assigns to the Company or the applicable Company Subsidiary all rights, title and interest in and to any and all such Intellectual Property Rights and, to the extent applicable, irrevocably waives such Person’s moral rights in such Intellectual Property Rights. The inventorship of each patent and patent application included in the Registered Company Intellectual Property Rights is correct and lists all of the inventors thereof. (ii) The Contracts set forth on Section 3.15(h)(ii) of the Company Disclosure Schedule are (A) valid, binding and legally enforceable, and (B) reflects the entire agreement between the Company and the other party thereto with respect to the matters set forth therein. Such Contracts are in full force and effect and neither the Company nor, to the Knowledge of the Company, the other party thereto is (with or without notice or lapse of time, or both) in breach or default under the Contracts.

(i)   The registrations and issuances included in the Registered Company Intellectual Property Rights are subsisting and in full force and effect. All necessary registration, maintenance and renewal fees currently due in connection with the Registered Company Intellectual Property Rights have been made and, to the Knowledge of the Company, all necessary documents, recordations and certificates in connection with the same have been filed with the relevant patent, copyright, trademark or other authorities in the United States or other jurisdictions, as the case may be, for the purposes of maintaining and renewing such right, except where the failure to take any such action (i) was deemed unnecessary in the ordinary course of business; or (ii) would not be material to the Company’s business. No registration or application for any such Registered Company Intellectual Property Right is subject to any payments, maintenance fees, or taxes or filings or actions falling due, including without limitation the filing of an affidavit of use, renewal, response to an official action, or other action required to maintain, perfect, preserve, or renew such Registered Company Intellectual Property Rights which has not been made. To the Knowledge of the Company, the Company’s entity status has been evaluated and updated in accordance with 37 C.F.R. 1.27(g) with respect to the U.S. patents and patent applications included in the Registered Company Intellectual Property Rights and, to the Knowledge of the Company, except as disclosed in Section 3.15(i) of the Company Disclosure Schedule, the correct fee for each U.S. patent and patent application included in the Registered Company Intellectual Property Rights has been paid and the entity status for the Registered Company Intellectual Property Rights has been evaluated and updated in accordance with 37 C.F.R. 1.27(g).

(j)   The Company and the Company Subsidiaries are in material compliance with the terms and conditions of all licenses for the Open Source Software. Except as set forth in Section 3.15(j) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries has used Open Source Software in the Company Offerings in a manner that requires, that other Software incorporated into, derived from or distributed with such Open Source Software be (i) disclosed or distributed in Source Code form, (ii) be licensed for the purpose of making derivative works, or (iii) be redistributable at no charge.

(k) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and each Company Subsidiary is in compliance, and has for the past three (3) years complied, with all (i) Company Data Protection Requirements and (ii) any consents pertaining to the Processing of Personal Data by the Company and Company Subsidiaries that are required by applicable Data Protection Laws. The Company and Company Subsidiaries have adopted and published Company Privacy Policies in accordance with applicable Data Protection Laws and have obtained all consents required by applicable Data Protection Laws to Process Personal Data under the possession or control of the Company or any of the Company Subsidiaries. The information technology assets and equipment of the Company and each Company Subsidiary (collectively, “Company IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the businesses of the Company and each Company Subsidiary as currently conducted or planned to be conducted, and to the Knowledge of the Company, free and clear of any viruses, defects, deficiencies, vulnerabilities, errors, disabling mechanisms, time locks, malware, or other computer code or contaminants designed to disrupt or disable the Company IT Systems or harm the operation of the business of the Company and the Company Subsidiaries as currently conducted or planned to be conducted. The Company and each Company Subsidiary has, for the past (3) years, taken commercially reasonable steps, including engaging third-party vendors to perform penetration tests and external vulnerability scans of the Company IT Systems, designed to ensure that all Personal Data, Company Business Data, and Company IT Systems maintained by or on behalf of the Company and each Company Subsidiary are protected against loss and unauthorized access, use, modification or disclosure, and, to the Knowledge of the Company, there have been no material incidents regarding the same that would require notification of individuals, law enforcement, or any Governmental Entity under any applicable Data Protection Law, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In the past three (3) years, neither the Company nor any of the Company Subsidiaries has received written communication from any Governmental Entity that alleges that the Company or any of the Company Subsidiaries is not in compliance with any Data Protection Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.16. Real Property.

(a) Neither the Company nor any of the Company Subsidiaries owns, or has ever owned, any real property.

(b) The Company and the Company Subsidiaries have valid leasehold estates in all real property leased, subleased, licensed or otherwise occupied by the Company or the Company Subsidiaries as reflected in the latest audited statements included in such Company SEC Documents or acquired after the date thereof, a true, correct and complete schedule of which is attached hereto as Section 3.16(b) of the Company Disclosure Schedule (the “Company Leased Properties”), free and clear of all material Liens, except for Permitted Liens, and no event or condition exists which constitutes or, after notice or lapse of time or both, would reasonably be expected to constitute, a material breach or default on the part of the Company or any of the Company Subsidiaries, or to the Knowledge of the Company, any other party thereto, of or under any such lease, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened condemnation proceedings against the Company Leased Properties, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(c) Except for Permitted Liens and as specifically reflected on Section 3.16(b) of the Company Disclosure Schedule, the Company’s and the Company’s Subsidiaries’ (as applicable) possession and quiet enjoyment of the Company Leased Properties are not being disturbed and there are no disputes with respect to such Company Leased Property.

(d) To the Company’s Knowledge, the current use and occupancy of the Company Leased Properties and the operation of the business as currently conducted thereon do not violate in all material respects any easement, covenant, condition, restriction or similar provision in any instrument of record or other unrecorded agreement affecting the applicable Company Leased Property.

(e) To the Knowledge of the Company, no security deposit or portion thereof deposited with respect to any Company Leased Property has been applied in respect of a breach of or default under such lease that has not been redeposited in full.

(f)   To the Company’s Knowledge, the improvements, structures and building systems included in the Company Leased Properties are in good condition and repair.

Section 3.17. Tax.

(a) Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, individually or in the aggregate:

(i)   The Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate and prepared in substantial compliance with all applicable Laws. All Taxes (whether or not shown to be due on such Tax Returns) have been timely paid.

(ii) The Company and each Company Subsidiary has (A) timely withheld and paid to the appropriate Tax authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party and (B) otherwise complied with all applicable Law relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).

(iii) No deficiency with respect to any Taxes has been proposed, asserted or assessed by a Governmental Entity against the Company or any of the Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

(iv)   There is no audit, proceeding or investigation now pending against or with respect to the Company or any of the Company Subsidiaries in respect of any Tax, and neither the Company nor any of the Company Subsidiaries has received any written notice of any proposed audit, proceeding or investigation with regard to any such Tax.

(v) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into by, or issued by any Tax authority with respect to any of, the Company or the Company Subsidiaries which agreement or ruling would be effective after the Closing Date.

(vi)   Neither the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (other than with respect to customary extensions to file Tax Returns).

(vii) There are no Liens for Taxes (other than Permitted Liens) on the assets of the Company or any of the Company Subsidiaries.

(viii) Neither the Company nor any Company Subsidiary has entered into or has been a “material advisor” with respect to any transactions that are or would be part of any “reportable transaction” or that could reasonably be expected to give rise to any list maintenance obligation under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state or local Law) or the Treasury Regulations thereunder.

(ix)   During the two (2) year period ending on the date of this Agreement, neither the Company nor any Company Subsidiary was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(x) Neither the Company nor any Company Subsidiary (i) has been a member of an affiliated group filing a consolidated, combined, affiliated, unitary or similar Tax Return (other than a group the common parent of which was the Company or any Company Subsidiary) or (ii) has any liability for the Taxes of any Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law) or as a transferee or successor, by Contract (other than (A) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (B) one the only parties to which are the Company or other Company Subsidiaries) or otherwise.

(xi)   In the past three (3) years, no written claims have been made by any Tax authority in a jurisdiction where the Company or any Company Subsidiary does not file a Tax Return that the Company or such Company Subsidiary is or may be subject to Taxation by that jurisdiction with respect to Taxes that would be the subject of such Tax Return, which claims have not been resolved or withdrawn.

(xii) Neither the Company nor any Company Subsidiary is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than (i) one that is included in a commercial Contract entered into in the ordinary course of business that is not primarily related to Taxes, or (ii) one the only parties to which are the Company or other Company Subsidiaries).

(xiii) The Company is, and has always been, treated as a corporation for U.S. federal income tax purposes. Section 3.17(a)(xiii) of the Company Disclosure Schedule sets forth all elections made by the Company or any Company Subsidiary pursuant to Treasury Regulations Section 301.7701-3, and, unless otherwise noted on Section 3.17(a)(xiii) of the Company Disclosure Schedule, each Company Subsidiary has had such classification at all times since its incorporation or formation, as applicable.

(xiv) Neither the Company nor any of the Company Subsidiaries has taken advantage of any relief or Tax deferral or Tax credit provisions or any carryback of net operating losses or similar Tax items related to COVID-19 for Tax purposes whether federal, state, local or foreign, including the CARES Act.

(xv) The most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all income and other material Taxes payable by the Company and the Company Subsidiaries (excluding any reserve for deferred Taxes to reflect timing differences between book and Tax items) for all Taxable periods and portions thereof through the date of such financial statements.

(xvi) The Company and each Company Subsidiary is a Tax resident only in its jurisdiction of formation. The Company and each Company Subsidiary is and has always been a non-Israeli resident company that has no activities, assets or a permanent establishment (within the meaning of an applicable Tax treaty) in Israel, and its activities are, and have always been controlled and managed outside of Israel. None of the Company’s directors, officers, managers and general managers is an Israeli resident. To the Knowledge of the Company, no more than 25% of the total number of all issued and outstanding shares of the Company, in the aggregate, are held by any Persons who are Israeli residents for Tax purposes.

(xvii) The prices and terms for the provision of any property or services undertaken among the Company and the Company Subsidiaries are arm’s length for purposes of the relevant transfer pricing Laws, and all related documentation required by such Laws has been timely prepared or obtained and, if necessary, retained.

(xviii) None of the Company or any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date (A) as a result of any (1) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (2) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (3) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (4) installment sale or open transaction disposition made on or prior to the Closing Date, or (B) as a result of any (1) prepaid amount received or deferred revenue accrued on or prior to the Closing Date, (2) “subpart F income” within the meaning of Section 951 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or (3) “global intangible low-taxed income” within the meaning of Section 951A of the Code (or any corresponding or similar provision of Law) of the Company or any Company Subsidiary attributable to a taxable period (or portion thereof) ending on or prior to the Closing Date, in each case in respect of the foregoing subclauses (1), (2) and (3) of (B) as a result of actions taken by the Company or a Company Subsidiary prior to the Closing outside the ordinary course of the business.

(xix) None of the Company or any Company Subsidiary will be required to pay any Tax after the Closing Date as a result of an election made by the Company or such Company Subsidiary pursuant to Section 965(h) of the Code.

(xx) No non-U.S. Company Subsidiary has, or at any time has had, an investment in “United States property” within the meaning of Section 956(b) of the Code.

(xxi) No non-U.S. Company Subsidiary is, or at any time has been, a “passive foreign investment company” within the meaning of Section 1297 of the Code and none of the Company or any Company Subsidiary is a stockholder, directly or indirectly, in a passive foreign investment company.

(b) No Company Subsidiary which was not created or organized in the United States such that such entity would be taxable in the United States as a domestic entity pursuant to United States Treasury Regulations Section 301.7701-5(a) (each, a “non-U.S. Company Subsidiary”) is or has ever been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code. Each non-U.S. Company Subsidiary is, and has been since formation, a Tax resident only in its jurisdiction of incorporation for Tax purposes and is not and has not been treated as having a permanent establishment (within the meaning of an applicable Tax treaty), branch or taxable presence in any jurisdiction other than its jurisdiction of incorporation.

(c) None of the outstanding Company Stock Options or Company Warrants to purchase or acquire Company Common Stock (i) were issued by the Company (or any current or former Company Affiliate) with an exercise price that was less than the fair value of the underlying Company Common Stock (or Subsidiary shares) for which the Company Stock Options or Company Warrants were exercisable at the time such Company Stock Options or warrants were issued, (ii) are, or have ever been, properly treated as stock for U.S. federal income tax purposes, or (iii) were issued with terms such that a holder of such Company Warrants could be reasonably expected to be economically compelled to exercise such Company Warrants.

Notwithstanding anything to the contrary in this Agreement, this Section 3.17 and Section 3.9 (to the extent it relates to Tax matters) contain the only representations and warranties by the Company with respect to Tax matters in this Agreement.

Section 3.18. Related Party Transactions. As of the date of this Agreement, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions, between the Company or any Company Subsidiary, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of the Company or any Company Subsidiary or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or an affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing), on the other hand, of the type required to be reported in any Company SEC Document pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so disclosed and for which any related Contract has not been filed with the SEC.

Section 3.19. Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, as of the date hereof, (a) all current insurance policies of the Company and the Company Subsidiaries are in full force and effect and are valid and enforceable and cover against the risks as are customary in all material respects for companies of similar size in the same or similar lines of business and (b) all premiums due thereunder have been paid. Neither the Company nor any of the Company Subsidiaries has received notice of cancellation or termination with respect to any third party insurance policies or Contracts (other than in connection with normal renewals of any such insurance policies or Contracts) where such cancellation or termination would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.20. Brokers’ Fees and Expenses. Except as set forth on Section 3.20 of the Company Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

Section 3.21. Opinion of Financial Advisor. The Company has received the opinion of Evercore Group L.L.C., the financial advisor of the Company, in writing or orally (in which case such opinion will be subsequently confirmed in writing) to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications, limitations and other matters set forth in the written opinion, the Per Share Merger Consideration to be paid to the holders of Company Common Stock is fair, from a financial point of view, to the holders of Company Common Stock (other than the Company, any Company Subsidiary, or Parent or Merger Sub).

Section 3.22. Stock Ownership; Antitakeover Statutes. As of the date of this Agreement, neither the Company nor any Company Subsidiary beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of Parent or other securities convertible into, exchangeable for or exercisable for Capital Stock of Parent, and neither the Company nor any Company Subsidiary has any rights to acquire any Capital Stock of Parent (other than any such securities owned by the Company or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). Assuming the accuracy of Parent’s representations and warranties set forth in Section 4.10, the Company Board has taken all action, including, without limitation, approving this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger and the other transactions contemplated by this Agreement, necessary to render inapplicable to this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger and the other transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Company Certificate of Incorporation. Except for Section 203 of the DGCL, no other Takeover Statute applies or purports to apply to this Agreement, the voting agreements referenced in the recitals to this Agreement, the Merger or the other transactions contemplated by this Agreement.

Section 3.23. No Other Representations or Warranties. Except for the representations and warranties made by Parent in Article IV, the Company acknowledges that none of Parent, the Parent Subsidiaries or any other Person on behalf of Parent makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, neither Parent, Merger Sub, nor any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to Parent, Merger Sub, any Parent Subsidiary or their respective businesses; or (b) except for the representations and warranties made by Parent in Article IV, any oral or written information presented to the Company or any of its Affiliates or Representatives in the course of their due diligence investigation of Parent and Merger Sub, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represents and warrants to the Company that the statements contained in this Article IV are true and correct except to the extent disclosed in (i) any Parent SEC Documents filed or furnished with the SEC during the three (3) year period prior to the date that was three (3) days prior to the date of this Agreement (including exhibits and other information incorporated by reference therein, but excluding, in each case, any disclosure contained under the caption “risk factors” and any predictive, cautionary or forward looking disclosures including those contained under the captions “forward looking statements” or any similar precautionary sections and any other disclosures contained therein that are predictive, cautionary or forward looking in nature); or (ii) the disclosure schedules delivered by Parent and Merger Sub to the Company at or before the execution and delivery by Parent and Merger Sub of this Agreement (the “Parent Disclosure Schedule”) with such disclosure qualifying the representation or warranty only to the extent it makes reference to a specific section or sub-section of this Article IV, or that it is reasonably apparent on the face of the disclosure that such disclosure qualifies or applies to another section or sub-section of the Parent Disclosure Schedule.

Section 4.1. Organization, Standing and Power. Parent is duly organized, validly existing and in good standing under the laws of Israel. Parent has delivered or made available to the Company, prior to execution of this Agreement, a true and complete copy of the articles of association of Parent (the “Current Parent Articles”) in effect as of the date of this Agreement. Such Current Parent Articles and memorandum of association of Parent are in full force and effect and Parent is not, and has not been, in violation of any of the provisions of its Current Parent Articles. Parent is not a “breaching company” as such term is defined under the Israeli Companies Law.

Section 4.2. Merger Sub. Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware and has been formed solely for the purpose of executing and delivering this Agreement and consummating the transactions contemplated hereby. Merger Sub has not engaged in any business or activity other than activities related to its corporate organization and the execution and delivery of this Agreement and the other agreements and instruments contemplated hereby and has no assets or liabilities except as necessary for such purpose.

Section 4.3. Authority; Execution and Delivery; Enforceability. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the Merger and the transactions contemplated by this Agreement. The Parent Board (or, if appropriate, any committee thereof), at a meeting duly called and held in compliance with the requirements of Israeli Companies Law and the Current Parent Articles, has adopted resolutions, by unanimous vote of all directors, (a) approving the execution, delivery and performance of this Agreement and the consummation of the Merger upon the terms and subject to the conditions contained herein; (b)  determining that entering into this Agreement is in the best interests of Parent and its shareholders; and (c) declaring this Agreement and the transactions contemplated by this Agreement advisable. As of the date of this Agreement, such resolutions have not been amended or withdrawn. No other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (except for the filing of the appropriate merger documents as required by the DGCL and the Withholding Tax Ruling). Parent and Merger Sub have each duly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company, this Agreement constitutes its legal, valid and binding obligation, enforceable against each of them in accordance with its terms.

Section 4.4. No Conflicts; Consents.

(a) The execution and delivery by Parent and Merger Sub of this Agreement does not, and the performance by it of its obligations hereunder and the consummation of the Merger and the other transactions contemplated by this Agreement will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give any Person the ability to materially delay or impede the ability of Parent or Merger Sub to consummate the Merger, under, any provision of (i) the Current Parent Articles or the comparable charter or organizational documents of Merger Sub or any other Parent Subsidiary; (ii) any Contract to which Parent, Merger Sub or any other Parent Subsidiary is a party or by which any of their respective properties or assets is bound that would reasonably be expected to be material to Parent and the Parent Subsidiaries, taken as a whole; or (iii) subject to the filings and other matters referred to in Section 4.4(b), any Judgment or Law, in each case, applicable to Parent, Merger Sub or any other Parent Subsidiary or their respective properties or assets, except for such Judgments or Laws that would not reasonably be expected to have a Parent Material Adverse Effect.

(b) No Consent of or from, or registration, declaration, notice or filing made to or with any Governmental Entity is required to be obtained or made by or with respect to Parent, Merger Sub or any other Parent Subsidiary in connection with the execution and delivery of this Agreement or its performance of its obligations hereunder or the consummation of the Merger and the other transactions contemplated by this Agreement, other than (i) the filing with the SEC of such reports under, and such other compliance with, the Exchange Act, and the Securities Act, and the rules and regulations thereunder, as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (ii) compliance with and filings under the DPA and such other compliance, Consents, registrations, declarations, notices or filings as are required to be observed, made or obtained under any foreign antitrust, competition, investment, trade regulation or similar Laws, including submission of the notice required under 22 C.F.R. section 122.4(b) of the International Traffic in Arms Regulations; (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of the other jurisdictions in which Parent and the Company are qualified to do business; (iv) such filings with Nasdaq and the NYSE as are required in connection with the Merger and the other transactions contemplated hereby; (v) such other Consents the absence of which would not, individually or in the aggregate, have had and would not reasonably be expected to have a Parent Material Adverse Effect or prevent or materially delay the consummation of the Merger; and (vi) such other notices or filings required under the Israeli Companies Law with respect to the consummation of the Merger.

Section 4.5. Information Supplied. None of the information supplied or to be supplied by Parent and Merger Sub or any of their Representatives for inclusion or incorporation by reference in the Proxy Statement will, at the time of the filing and at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

Section 4.6. Absence of Certain Changes or Events. Since June 30, 2024 through the date of this Agreement, neither Parent nor any of the Parent Subsidiaries has taken any action, except as set forth in Section 4.6 of the Parent Disclosure Schedule, that, if taken after the date hereof, would constitute a breach of, or require the consent of the Company under, Section 5.2(a).

Section 4.7. Litigation. Except as set forth in Section 4.7 of the Parent Disclosure Schedule, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Parent, threatened against Parent or any Parent Subsidiary (i) that is made or instituted by any Parent stockholder or (ii) that seeks to, directly or indirectly, prevent, enjoin, alter, or materially delay the Merger or any of the other transactions contemplated hereby.

Section 4.8. Brokers’ Fees and Expenses. Except as set forth on Section 4.8 of the Parent Disclosure Schedule, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

Section 4.9. Merger Sub Board Recommendations. The Merger Sub Board has duly adopted resolutions (a) determining that this Agreement and transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, Nano USA as the sole stockholder of Merger Sub; (b) approving and declaring advisable this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement; (c) directing that this Agreement be submitted to Nano USA as the sole stockholder of Merger Sub for its adoption; and (d) recommending that Nano USA as the sole stockholder of Merger Sub adopt this Agreement. Nano USA, as the sole stockholder of Merger Sub, has adopted resolutions adopting this Agreement. As of the date of this Agreement, such resolutions of the Merger Sub Board and the sole stockholder of Merger Sub have not been amended or withdrawn.

Section 4.10. Stock Ownership. As of the date of this Agreement, neither Parent nor Merger Sub beneficially owns (within the meaning of Section 13 of the Exchange Act and the rules and regulations promulgated thereunder) any shares of Capital Stock of the Company or other securities convertible into, exchangeable for or exercisable for Capital Stock of the Company and neither Parent nor any Parent Subsidiary has any rights to acquire any Capital Stock of the Company (other than any such securities owned by the Company or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account). None of Parent, Merger Sub or any of their respective “affiliates” or “associates” (as such term is defined in Section 203) is, and was not at any time within the three (3) year period preceding the date hereof, an “interested stockholder” of the Company as such term is defined in Section 203. Assuming the accuracy of the Company’s representations and warranties set forth Section 3.22, if applicable, the Parent Board has taken all action necessary to render inapplicable to this Agreement and the transactions contemplated hereby any Takeover Statute or any takeover or anti-takeover provision in the Current Parent Articles.

Section 4.11. Sufficient Funds. Parent has the financial capacity to perform its obligations under this Agreement and to cause Merger Sub to perform its obligations under this Agreement. Parent has or will have, at or prior to the Effective Time, sufficient funds to pay all amounts to be paid by Parent and Merger Sub in connection with this Agreement, the Merger and the transactions contemplated herein. In no event shall the receipt or availability of any funds or financing by or to Parent, Merger Sub or any of their respective Affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub hereunder.

Section 4.12. No Other Representations or Warranties. Except for the representations and warranties made by the Company in Article III, Parent acknowledges that none of the Company, the Company Subsidiaries or any other Person on behalf of the Company makes any other express or implied representation or warranty in connection with the transactions contemplated by this Agreement. In particular, without limiting the foregoing acknowledgement and disclaimer, neither the Company, nor any other Person makes or has made any representation or warranty to Parent or any of its Affiliates or Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospective information relating to the Company, any Company Subsidiary or their respective businesses; or (b) except for the representations and warranties made by the Company in Article III, any oral or written information presented to Parent or any of its Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

Article V

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 5.1. Conduct of Business by the Company.

(a) Ordinary Course Conduct. Except (A) as set forth on Section 5.1(a) of the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B)  as required by applicable Law; or (C) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), from the date of this Agreement to the first to occur of the Effective Time and the date of the valid termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause each Company Subsidiary to, use commercially reasonable efforts to (x) conduct its business in the ordinary course consistent with past practice in all material respects, and (y) preserve intact its business organization and advantageous business relationships and keep available the services of its current officers and key employees and maintain its relationships with key customers, suppliers, licensors, licensees, distributors and others having material business dealings with them.

(b) Specific Matters. In addition, and without limiting the generality of Section 5.1(a), except (A) as set forth on Section 5.1(b) of the Company Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement, including but not limited to actions included in the Company Stockholder Approval; (B) as required by applicable Law; or (C) with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not, and shall not permit any of the Company Subsidiaries to, do any of the following:

(i)   (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, shares or property or any combination thereof) in respect of, any of its shares, other equity interests or voting securities (or any other Capital Stock), other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to the Company or another direct or indirect wholly owned Company Subsidiary; (B) split, combine, subdivide or reclassify any of its shares of Capital Stock, or securities convertible into or exchangeable or exercisable for its Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for its Capital Stock, or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of its or its Affiliates’ Capital Stock or any securities convertible into or exchangeable or exercisable for shares of Capital Stock of the Company or any Company Subsidiary, except for acquisitions, or deemed acquisitions, of Company Common Stock effected in connection with (1) the net-exercise payment of the exercise price of the Company Stock Options or the Company Warrants, (2) required tax withholding in connection with the exercise, vesting or settlement of the Company Equity Awards, (3) forfeitures of the Company Equity Awards, and (4) repurchases of Company Common Stock held by its employees that are subject to a repurchase right in favor of the Company upon termination of employment;

(ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien (other than Permitted Liens) any shares of Capital Stock of the Company or any Company Subsidiary, including without limitation granting any new awards, or amending or modifying the terms of any outstanding awards, under the Company Incentive Award Plan and/or take any action to accelerate the vesting or lapsing of restrictions or payment of compensation or benefits under the Company Incentive Award Plan (other than the issuance of shares of Company Common Stock upon the exercise, vesting or settlement of Company Equity Awards, as applicable, outstanding at the close of business on the date of this Agreement and in accordance with their terms in effect);

(iii) amend, modified or supplement the Company Certificate of Incorporation, the Company’s bylaws (whether by merger, consolidation or otherwise), or any of the organizational documents of any Company Subsidiary (whether by merger, consolidation or otherwise);

(iv)   adopt a plan of complete or partial liquidation, dissolution, recapitalization or restructuring (other than transactions solely among the Company Subsidiaries);

(v) make any material change in financial accounting methods, principles or practices, by the Company or any Company Subsidiary, except insofar as may have been required by a change in GAAP (after the date of this Agreement), as approved by its independent public accountants;

(vi)   change or modify in any manner the existing credit, collection and payment policies, procedures and practices in respect to accounts receivable and accounts payable, including (A) acceleration of collections of receivables (including through the use of discounts for early payments, requests for early payments or otherwise) and (B) failure to pay payables when due or delay in payment of payables compared to past practices (including continuation of past practices with respect to the early payment of payables to obtain the benefit of any payment discounts);.

(vii) merge or consolidate with, or directly or indirectly acquire in any transaction, any equity interest in or business of, any Person;

(viii) sell, lease (as lessor), license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than Permitted Liens), or otherwise dispose of any properties or assets (other than sales of products or services in the ordinary course of business consistent with past practice) or any interests therein;

(ix)   form or create a Subsidiary;

(x) authorize, make or incur any capital expenditures or obligations or liabilities in connection therewith;

(xi)   incur or refinance any Indebtedness, except for any Indebtedness solely between the Company and any Company Subsidiary or between Company Subsidiaries;

(xii) make any material loans, advances or capital contributions to, or investments in, any other Person, other than loans, advances, capital contributions or investments (A) by the Company to or in, as applicable, one or more of Company Subsidiaries, (B) by any Company Subsidiary to or in, as applicable, the Company or any Company Subsidiary, or (C) advancement of expenses under the Company Certificate of Incorporation or the Company’s bylaws;

(xiii) waive, release, assign, settle or compromise any claim, action or proceeding, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (A) equal to or lesser than the amounts specifically reserved with respect thereto on the balance sheet included in the Company SEC Documents; or (B) that do not exceed $250,000 in the aggregate;

(xiv) voluntarily terminate, suspend, abrogate, amend, let lapse or modify any material Company Permit in a manner materially adverse to the Company and the Company Subsidiaries, taken as a whole;

(xv) (A) assign, abandon, subject to a Lien (other than a Permitted Lien), convey title (in whole or in part), exclusively license or grant any right or other licenses to material Intellectual Property Rights owned or exclusively licensed to the Company or any Company Subsidiary, other than the grant of non-exclusive licenses to customers in the ordinary course of business consistent with past practice; or (B) enter into licenses or agreements that impose material restrictions upon the Company or any of its Affiliates with respect to material Company Licensed IP;

(xvi) (A) amend, modify, waive, terminate or fail to renew any Company Material Contract, in each case, if such amendment, modification, waiver, termination or failure to renew would have an adverse effect on the Company or the Company Subsidiaries, or (B) enter into any Contract that would be a Company Material Contract if it had been entered into prior to the date hereof (other than (x) any Contract for the purchase or sale of products or services of the Company or any Company Subsidiary entered into in the ordinary course of business consistent with past practice and (y) purchase orders, invoices, statements of work and non-disclosure or similar agreements entered into in the ordinary course of business consistent with past practice);

(xvii) enter into any new line of business outside of its existing business or discontinue any existing line of business;

(xviii) (A) make (inconsistent with past practices), change or revoke any material Tax election, (B) change any annual Tax accounting period, (C) change any method of Tax accounting, (D) enter into any closing agreement with respect to Taxes, (E) settle or surrender or otherwise concede, terminate or resolve any Tax claim, audit, investigation or assessment, or (F) apply for a ruling from any Taxing Authority;

(xix) except as required by any Company Benefit Plan, Law, or Collective Bargaining Agreement, in each case, as in effect on the date hereof, (A) grant any cash or equity-based incentive awards, severance or termination pay, retention bonuses or transaction or change-in-control bonuses to any current or former employee, officer, or director of the Company or any Company Subsidiary; (B) grant any increase in base salary or wage rate exceeding, in the aggregate, $500,000 on an annualized basis; (C) hire, terminate (other than for cause), or promote any employees or officers, except in the ordinary course of business consistent with past practice with respect to employees or officers with total annual base compensation that does not exceed $150,000 per employee or officer; (D) establish, adopt, enter into, amend, modify or terminate in any material respect any Collective Bargaining Agreement or material Company Benefit Plan (other than annual modifications to any Company Benefit Plan that is a health or welfare benefit plan in the ordinary course of business and consistent with past practice); (E) take any action or agree or commit to (whether conditionally or otherwise) accelerate any rights, benefits or the lapsing of any restrictions, or the funding of any payments or benefits, payable to any current or former employee, officer, or director of the Company or any Company Subsidiary; or (F) amend the terms of any outstanding Company Equity Awards; or

(xx) agree to take or make any commitment to take any of the actions prohibited by this Section 5.1(b).

(c) Certain Prohibited Transactions. Anything to the contrary set forth in this Agreement notwithstanding, the Company shall not, and shall cause its Affiliates not to, directly or indirectly (whether by merger, consolidation or otherwise), acquire, purchase, lease or license or otherwise enter into a transaction with (or agree to acquire, purchase, lease or license or otherwise enter into a transaction with) any business, corporation, partnership, association or other business organization or division or part thereof that has one or more products, whether marketed or in development, that compete, or if commercialized would compete, with one or more material products or material services of Parent or any of its Subsidiaries, if doing so would reasonably be expected to (i) impose any material delay in the satisfaction of, or increase materially the risk of not satisfying, the conditions set forth in Section 6.7 (to the extent related to any antitrust Law or CFIUS), (ii) materially increase the risk of any Governmental Entity entering an order prohibiting or enjoining the consummation of the Merger, or (iii) otherwise prevent or materially delay the consummation of the Merger.

(d) Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of the Company and the Company Subsidiaries prior to the Effective Time in violation of antitrust Law.

Section 5.2. Conduct of Business by Parent.

(a) Ordinary Course Conduct; Specific Matters. Except (A) as set forth on Section 5.2(a) of the Parent Disclosure Schedule or otherwise expressly permitted or expressly contemplated by this Agreement; (B) as required by applicable Law; or (C) with the prior written consent of the Company (which shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, (i) Parent Board shall not recommend, in connection with the solicitation of proxies for the approval of an amendment of the Current Parent Articles or amend in any material respect the charter or organizational documents of any Parent Subsidiary in a manner that would prevent or delay the Merger or the consummation of the transactions contemplated by this Agreement unless required by applicable Law or any order, ruling or decree issued by a Governmental Entity, and (ii) Parent shall not (A) adopt a plan of complete or partial liquidation or dissolution; or (B) agree to take or make any commitment to take any of the actions prohibited by this Section 5.2(a).

(b) Control of Operations. Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Parent and the Parent Subsidiaries prior to the Effective Time in violation of antitrust Law.

(c) Interim Operations of Merger Sub. During the period from the date hereof through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.

Section 5.3. Employment Matters.

(a) From the Effective Time through the ten (10) month anniversary of the Effective Time (or if shorter, during the period of employment), Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, provide to each employee of the Company and the Company Subsidiaries as of immediately prior to the Effective Time who continues to be employed by Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (each, a “Continuing Company Employee”) (i) at least the same annual base salary or wage rate, as applicable, as provided to such Continuing Company Employee immediately prior to the Effective Time (provided, however, that, in the event there is a reduction in base salaries or wage rates that affect substantially all employees of Parent and its Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time, the annual base salary or wage rate of similarly situated Continuing Company Employees may be commensurately reduced) and (ii) employee benefits (excluding equity and equity based compensation, change in control plans, defined benefit plans and retiree welfare plans) that are substantially similar, in the aggregate, to those provided to the Continuing Company Employees immediately prior to the Effective Time. In addition, Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to, provide to each Continuing Company Employee, with respect to the 2024 calendar year, payment of annual cash bonuses pursuant to the Company Benefit Plans set forth on Section 5.3(a) of the Company Disclosure Schedule in the ordinary course of business consistent with past practice and solely in accordance with the terms of such applicable Company Benefit Plan (to the extent not paid prior to the Effective Time). In order to further an orderly transition and integration, and subject to applicable Law, Parent and the Company shall cooperate in good faith in reviewing, evaluating and analyzing the benefit plans sponsored by Parent or any of its Affiliates (the “Parent Benefit Plans”) and Company Benefit Plans with a view towards developing appropriate new benefit plans, or selecting the Parent Benefit Plans or Company Benefit Plans, as applicable, that will apply with respect to employees of Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (collectively, the “New Benefit Plans”). Parent agrees to cause the Surviving Corporation to honor the MarkForged, Inc. Executive Severance and Change in Control Plan.

(b) For purposes of eligibility, participation, vesting and level of benefits (except (i) for purposes of benefit accrual under any defined benefit pension plan or retiree medical plan, (ii) vesting under any equity or equity-based compensation plans (other than Replacement RSU Awards), (iii) to the extent that such credit would result in a duplication of benefits, or (iv) under any plan that is grandfathered or frozen) under the Parent Benefit Plans, Company Benefit Plans and the New Benefit Plans, service with or credited by the Company and the Company Subsidiaries or any of their respective predecessors to an employee of the Company and the Company Subsidiaries as of immediately prior to the Effective Time who is or continues to be employed by Parent and the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) after the Effective Time (each, a “Continuing Parent Employee”) shall be treated as service with Parent and the Parent Subsidiaries to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Effective Time.

(c) With respect to any Company Benefit Plan, Parent Benefit Plan or New Benefit Plan in which any Continuing Parent Employee or Continuing Company Employee first becomes eligible to participate on or after the Effective Time, and in which such employees did not participate prior to the Effective Time, Parent shall use commercially reasonable efforts to: (i) waive all preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their eligible dependents, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Parent Benefit Plan or Company Benefit Plan, as the case may be, and (ii) provide each such employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Effective Time (or, if later, prior to the time such employee commenced participation in the New Benefit Plan) under a Parent Benefit Plan or Company Benefit Plan (to the same extent that such credit was given under the analogous Parent Benefit Plan or Company Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any Company Benefit Plan, Parent Benefit Plan or New Benefit Plan in which such employee first become eligible to participate after the Effective Time.

(d) Nothing in this Section 5.3 shall (i) be construed as an amendment or other modification of, or the termination of, any Company Benefit Plan, Parent Benefit Plan or other employee benefit plan or arrangement, (ii) limit the right of Parent, the Company or any of their respective Subsidiaries to amend, terminate or otherwise modify any Company Benefit Plan, Parent Benefit Plan or other employee benefit plan or arrangement, (iii) be construed to create any third party beneficiary rights in any Continuing Parent Employee, the Continuing Company Employee, or any other current or former employee or service provider or any of their respective beneficiaries, or (iv) be construed to limit the right of Parent or the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to terminate the employment of any Continuing Parent Employee, the Continuing Company Employee, or any other employee or service provider, in each case, in accordance with applicable Law.

Section 5.4. Tax Matters.

(a) As soon as practicable following the date of this Agreement, Parent shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (i) (A) exempting Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be implemented, and in particular, with respect to the classes or categories of Company Common Stock and/or In-the-Money Company Options from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents and (ii) with respect to holders of Company Certificates, to the extent applicable, (A) exempting Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable to the Exchange Agent or otherwise deliverable pursuant to this Agreement, including the Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied; or instructing Parent, Merger Sub, the Exchange Agent, the Surviving Corporation and their respective agents on how such withholding at the source is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents (the “Withholding Tax Ruling”). Parent shall use reasonable commercial efforts to obtain the Withholding Tax Ruling by the Closing.

(b) Without limiting the generality of the foregoing, each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all material activities and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Withholding Tax Ruling.

(c) On or prior to (but not more than thirty (30) days prior to) the Closing, the Company shall deliver to Parent an affidavit certifying that interests in the Company are not “United States real property interests” (within the meaning of Section 897 of the Code), dated as of the Closing Date, signed under penalties of perjury, and otherwise in form and substance as required by Treasury Regulations Sections 1.1445-2(c) and 1.897-2(h), together with the notice to the IRS required by Treasury Regulations Section 1.897-2(h)(2).

Article VI

ADDITIONAL AGREEMENTS

Section 6.1. No Solicitation.

(a) No Solicitation by the Company. Except as otherwise permitted by this Agreement, the Company shall not and shall cause its Subsidiaries and its and their respective directors and officers not to, and shall use reasonable best efforts to cause its other Representatives not to, directly or indirectly, (i) solicit, initiate, induce, facilitate, or knowingly encourage any Acquisition Proposal with respect to the Company or any inquiry, expression of interest, proposal or offer that could reasonably be expected to lead to such an Acquisition Proposal; (ii) take any action to make the provisions of any Takeover Statute (including approving any transaction under, or a third party becoming an “interested stockholder” under, Section 203 of the DGCL) inapplicable to any transaction contemplated by an Acquisition Proposal with respect to the Company; (iii) enter into, participate in, maintain or continue any communications, discussions or negotiations regarding, or deliver or make available to any Person any non-public information with respect to, or take any other action regarding, any inquiry, expression of interest, proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to the Company, (iv) enter into any letter of intent or any other contract, agreement, memorandum of understanding, commitment or other arrangement contemplating or otherwise relating to any Acquisition Proposal with respect to the Company (whether binding or nonbinding); (v) terminate, amend, release, modify or fail to enforce any provision (including any standstill or similar provision) of, or grant any permission, waiver or request under, any confidentiality, standstill or similar agreement; or (vi) resolve, propose or agree to do any of the foregoing. Promptly upon the execution of this Agreement, the Company shall and shall cause the Company Subsidiaries to, and shall cause its and their respective directors and officers to, and shall use reasonable best efforts to cause its other Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that could reasonably be expected to lead to or result in an Acquisition Proposal with respect to the Company, use reasonable best efforts to request the prompt return or destruction of all confidential information furnished with respect to discussions prior to the date hereof in respect of an Acquisition Proposal with respect to the Company to the extent that the Company is entitled to have such documents returned or destroyed, promptly terminate all physical and electronic data room access previously granted to any such Person or its Representatives. Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Company Stockholder Approval, this Section 6.1(a) shall not prohibit the Company from furnishing information regarding the Company to, or entering into discussions and negotiations with, any Person if (A) the Company shall have received from such Person a bona fide written Acquisition Proposal that, after consultation with its financial advisor and outside legal counsel, the Company Board determines in good faith is, or could reasonably be expected to lead to, a Superior Proposal (and such proposal has not been withdrawn); (B) such Acquisition Proposal was not solicited, initiated, induced, facilitated or knowingly encouraged in violation of this Section 6.1(a); (C) the Company Board determines in good faith, after having consulted with its outside legal counsel, that failure to take such action would reasonably be expected to constitute a breach of the duties of the Company Board under applicable Law; (D) prior to furnishing any such information or entering into such negotiations or discussions the Company obtains from such Person an executed confidentiality agreement containing provisions that is in the aggregate not less favorable (including nondisclosure provisions and use restrictions) to the Company as the provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (E) concurrently with furnishing any information to such Person, to the extent such information has not been previously furnished by the Company to Parent or made available to Parent, the Company concurrently furnishes such information to or makes such information available in an electronic data room to Parent.

(b) Notice of Acquisition Proposals to the Company. In addition to the obligations of the Company set forth in Section 6.1(a), the Company shall immediately, and in any event within twenty-four (24) hours of the receipt thereof, advise Parent orally and in writing of (i) any Acquisition Proposal with respect to the Company; (ii) any inquiry, expression of interest, proposal, communication, request for access to non-public information relating to the Company or the Company Subsidiaries, or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; or (iii) any other communication or notice that any Person is considering making an Acquisition Proposal with respect to the Company. Such notification shall include the material terms and conditions of any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request (including any changes to such material terms and conditions) a copy of (or, if oral, a summary of material terms and conditions of such Acquisition Proposal or proposal), and the identity of the Person making, any such Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request. The Company shall (A) keep Parent reasonably informed in all material respects and on a reasonably current basis of the status and details (including any material change to the terms and conditions thereof (including any change in price or exchange ratio)) of any Acquisition Proposal, inquiry, expression of interest, proposal, offer, notice or request and (B) provide to Parent, as soon as practicable (but in no event more than twenty four (24) hours) after the receipt thereof, copies of all material documentation or material written correspondence exchanged between the Company or any Company Subsidiary or any of their Representatives, on the one hand, and any Person or any of their Representatives that has made an Acquisition Proposal with respect to the Company, inquiry, expression of interest, proposal, offer, notice or request, on the other hand, which describes any of the terms or conditions of such Acquisition Proposal. The Company agrees that it shall not, after the date hereof, enter into any agreement which prohibits it from complying with its obligations under this Section 6.1(b).

Section 6.2. Preparation of the Proxy Statement and Delisting.

(a) Parent and the Company will promptly furnish to the other party such data and information relating to it, its respective Subsidiaries and the holders of its Capital Stock, as Parent or the Company, as applicable, may reasonably request for the purpose of including such data and information in the Proxy Statement, and, in each case, any amendments or supplements thereto.

(b) The Company shall promptly prepare and file with the SEC a proxy statement with respect to the solicitation of proxies at the Company Stockholders’ Meeting for the adoption and approval of the Transaction Proposals and other matters reasonably related to the Transaction Proposals at the Company Stockholders’ Meeting (the “Proxy Statement”), all in accordance with, and as required by, the Company’s Certificate of Incorporation and the Company’s bylaws, as applicable, the DGCL and any applicable rules and regulations of the SEC or NYSE. The Company shall comply in all material respects with the notice requirements applicable to the Company in respect of the Company Stockholders’ Meeting pursuant to the DGCL, the Company Certificate of Incorporation and the Company’s bylaws, as applicable. Parent and the Company shall each use reasonable best efforts to cause the Proxy Statement to comply with the applicable rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. The Company shall use its reasonable best efforts to mail the Proxy Statement to the Company’s stockholders as promptly as possible following the completion of the SEC review. The Company will advise Parent promptly after it receives any request by the SEC to amend the Proxy Statement or comments thereon and responses thereto or any request by the SEC for additional information, and Parent and the Company shall jointly prepare promptly and Company shall file any response to such comments or requests, and the Company agrees to permit Parent (to the extent practicable), and its outside counsels, to participate in all meetings and conferences with the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will (A) provide Parent with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response); and (B) include all comments reasonably and promptly proposed by Parent. The foregoing obligations of the Company in clauses (A) and (B) shall not apply in connection with and to the extent relating to any disclosure regarding a Company Change in Recommendation made in compliance with the terms of Section 6.4(a).

(c) Parent and the Company shall make all necessary filings with respect to the Merger and the other transactions contemplated by this Agreement under the Securities Act and the Exchange Act and applicable blue sky laws and the rules and regulations thereunder.

(d) If at any time prior to the Effective Time, any event occurs with respect to Parent or the Company, or any change occurs with respect to information supplied by Parent or the Company for inclusion in the Proxy Statement, or any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company, which is required to be described or that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party with respect to which such event occurs or which discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, to the extent required by applicable Law, disseminated to the Company’s stockholders.

(e) The Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting of Company Common Stock from the NYSE and the deregistration of the same under the Exchange Act as promptly as practicable after the Effective Time.

Section 6.3. Company Stockholders’ Meeting. The Company shall use its reasonable best efforts, and shall take all action necessary in accordance with applicable Law and the Company’s Certificate of Incorporation and Bylaws, as applicable, to duly call, give notice of, convene a meeting of its stockholders for the purpose of seeking the Company Stockholder Approval of the Transaction Proposals as herein provided (the “Company Stockholders’ Meeting”) as soon as practicable after the date the SEC has informed the Company that it has no further comments to the Proxy Statement. Subject to Section 6.4(b), the Company shall, through the Company Board, recommend to the Company’s stockholders that they give the Company Stockholder Approval and shall include such recommendation in the Proxy Statement (the recommendation of the Company Board that the Company’s stockholders vote to give the Company Stockholder Approval being referred to as the “Company Board Recommendation”), and the Company shall, subject to Section 6.4(b), use its reasonable best efforts to solicit sufficient proxies from the Company’s stockholders in favor of the adoption of this Agreement and to take all other actions necessary or advisable to secure the Company Stockholder Approval (including engaging a nationally recognized proxy solicitation firm). Notwithstanding anything to the contrary contained in this Agreement, the Company may, after consultation with Parent, adjourn or postpone the Company Stockholders’ Meeting only: (a) to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Law is timely provided to the Company’s stockholders; (b) if as of the time for which the Company Stockholders’ Meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders’ Meeting; or (c) if additional time is required to solicit proxies in order to obtain the Company Stockholder Approval; provided, however, that (i) no single adjournment shall be for more than thirty (30) days unless otherwise required by applicable Law, and (ii) all such adjournments together shall not cause the date of the Company Stockholders’ Meeting to be held less than five (5) Business Days prior to the End Date. Notwithstanding the foregoing, the Company may postpone or adjourn the Company Stockholders’ Meeting if (1) the Company is required to postpone or adjourn the Company Stockholders’ Meeting by applicable Law, or (2) the Company Board or any authorized committee thereof shall have reasonably determined in good faith (after consultation with outside legal counsel) that it is necessary under applicable Law to postpone or adjourn the Company Stockholders’ Meeting in order to give the Stockholders sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available to such holders by issuing a press release, filing materials with the SEC or otherwise (in each case so long as any such information or disclosure was made in compliance in all material respects with this Agreement); provided that the Company shall be permitted to postpone or adjourn the Company Stockholders’ Meeting pursuant to this clause (2) on no more than two (2) occasions and no such adjournment or postponement shall delay the Company Stockholders’ Meeting by more than ten (10) days from the prior-scheduled date or to a date on or after the fifth Business Day preceding the End Date. Except as required by applicable Law, in no event shall the record date of the Company Stockholders’ Meeting be changed without Parent’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, but subject to Section 6.1 and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 8.1, the Company agrees that its obligations pursuant to this Section 6.3 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or any other person of any Acquisition Proposal. Notwithstanding any Company Change in Recommendation, unless this Agreement has been validly terminated pursuant to Section 8.1, (A) the Company shall submit this Agreement to the holders Company Common Stock for approval at the Company Stockholders’ Meeting and (B) the only matters to be voted upon at the Company Stockholders’ Meeting shall be the adoption of this Agreement and routine proposals required in connection with such vote (and not any other matters, including any Acquisition Proposal).

Section 6.4. Change in Recommendation.

(a) Company Change in Recommendation. Subject to the other provisions of this Section 6.4, neither the Company Board nor any committee thereof shall, directly or indirectly: (i) withhold or withdraw or qualify, modify or amend in a manner adverse to Parent (or publicly propose to do so) the Company Board Recommendation; (ii) fail to reaffirm or re-publish the Company Board Recommendation within ten (10) Business Days after Parent requests in writing that such action be taken (or, if earlier, at least five (5) Business Days prior to the Company Stockholders’ Meeting); (iii) fail to publicly announce, within ten (10) Business Days after a tender offer or exchange offer relating to Company Common Stock shall have been formally commenced or after any change in the consideration being offered thereunder, a statement disclosing that the Company Board recommends rejection of such tender or exchange offer; (iv) publicly announce that the Company Board has recommended, adopted or approved any Acquisition Proposal with respect to the Company (each of the foregoing actions described in clauses (i) through (iv), a “Company Change in Recommendation”) or (v) take any action or make any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions” or “business combination statute or regulation” or other similar anti-takeover laws and regulations of the State of Delaware, including Section 203 of the DGCL, inapplicable to any third party or any Acquisition Proposal.

(b) Company Superior Proposal; Intervening Event. Notwithstanding anything to the contrary contained in this Section 6.4 or elsewhere in this Agreement, at any time prior to obtaining the Company Stockholder Approval, the Company Board may effect, or cause the Company to effect, as the case may be, a Company Change in Recommendation in connection with an Acquisition Proposal or terminate this Agreement to enter into a Specified Agreement, in each case if, and only if:

(i)   (A) the Company has not breached its obligations under Section 6.1 in connection with the Acquisition Proposal referred to in the following clause (B); (B) after the date of this Agreement, an Acquisition Proposal is made to the Company and is not withdrawn; (C) the Company Board determines in its good faith judgment, after consulting with its outside financial advisor and outside legal counsel, that the failure to make the Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable Law; (D) prior to giving effect to clauses (E) through (H), the Company Board shall have determined that such Acquisition Proposal is a Superior Proposal, (E) the Company shall have provided Parent with five (5) Business Days’ prior written notice advising Parent that it intends to effect a Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement, and specifying, in reasonable detail, the reasons therefor, and which written notice shall include the material terms and conditions of such Acquisition Proposal and a copy of the most current draft of any contract relating to such Acquisition Proposal; (F) during such five (5) Business Day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal no longer constitutes a Superior Proposal; (G) at the end of such five (5) Business Day period, such Acquisition Proposal has not been withdrawn and in the good faith reasonable judgment of the Company Board continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (F) or otherwise); and (H) at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, in light of such Superior Proposal, a failure to make a Company Change in Recommendation or terminate this Agreement to enter into a Specified Agreement would reasonably be expected to constitute a breach of the duties of the Company Board under applicable Law; provided, however, that in the event of any material revisions to the applicable Acquisition Proposal (including any change in price or exchange ratio), the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 6.4(b)(i) with respect to such new written notice (except that any reference to five (5) Business Days shall instead be three (3) Business Days); or

(ii) In connection with an Intervening Event relating to the Company, the Company Board may make a Company Change in Recommendation if the Company Board determines at any time prior to the Company Stockholder Approval, after having consulted with its outside legal counsel, that, in light of such Intervening Event, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the Company Board under applicable Law; provided that: (A) the Company shall have provided Parent with five (5) Business Days’ prior written notice advising Parent that it intends to effect a Company Change in Recommendation and specifying, in reasonable detail, the reasons therefor; (B) during such five (5) Business Day period, if requested by Parent, the Company shall negotiate in good faith with respect to any change or modifications to this Agreement which would allow the Company Board not to make such Company Change in Recommendation; and (C) at the end of such five (5) Business Day period, the Company Board determines in good faith, after having consulted with its outside legal counsel, that, taking into account any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (B) or otherwise, a failure to make a Company Change in Recommendation would reasonably be expected to constitute a breach of the fiduciary duties of the of the Company Board under applicable Law.

(c) Nothing in this Agreement shall prohibit the Company or the Company Board from (i) disclosing to the Company’s stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; or (iii) making any disclosure to the Company’s stockholders required by applicable Law or stock exchange rule or listing agreement, which actions, in the case of clauses (i)-(iii), shall not constitute or be deemed to constitute a Company Change in Recommendation so long as any such disclosure (x) includes an express reaffirmation of the Company Board Recommendation, without any amendment, withdrawal, alteration, modification or qualification thereof; and (y) does not include any statement that constitutes, and does not otherwise constitute, a Company Change in Recommendation unless, prior to the time of such disclosure, a Company Change in Recommendation has been made in compliance with this Section 6.4. For the avoidance of doubt, this Section 6.4 shall not permit the Company Board to make a Company Change in Recommendation, except to the extent permitted by this Section 6.4.

Section 6.5. Access to Information; Confidentiality. Subject to applicable Law, during the Pre-Closing Period and upon reasonable prior notice, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access to all their respective properties, books, contracts, commitments, personnel and records and, during the Pre-Closing Period, the Company shall, and shall cause each of the Company Subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities Laws other than those publicly available in the SEC’s EDGAR (or successor) system; and (b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that (i) the Company may withhold any document or information that (A) is subject to the terms of a confidentiality agreement with a third party in effect as of the date of this Agreement (provided that the Company shall use its commercially reasonable efforts to obtain the required consent of such third party to such access or disclosure); or (B) is subject to any attorney-client, attorney work product or other similar privilege (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure (or as much of it as possible) in a manner that does not result in a loss of such attorney-client, attorney work product or other similar privilege); and (ii) if, in the reasonable judgment of the Company, any Law (including antitrust Laws) applicable to the Company requires the Company or its Affiliates to restrict or prohibit access to any such properties or information, the Company or its Affiliates may so restrict or prohibit such access, including by designating such information as “Clean Team Only” or “Outside Counsel Only” pursuant to a customary Clean Team Confidentiality Agreement agreed between the parties. If any material is withheld by the Company pursuant to the proviso to the preceding sentence, the Company shall inform Parent as to the general nature of what is being withheld and the Company shall use reasonable best efforts to enter into an alternative arrangement, including a “clean-team” agreement, pursuant to which such information may be shared without violating such applicable Law. All information exchanged pursuant to this Section 6.5 shall be subject to the Mutual Confidential Disclosure Agreement between Parent and the Company and dated as of August 17, 2023, as amended (the “Confidentiality Agreement”).

Section 6.6. Notification of Changes. Each of the Company, on the one hand, Parent and Merger Sub, on the other hand, shall give prompt written and oral notice to the other of (a) any Proceedings commenced or, to such party’s Knowledge, threatened by or against, relating to or involving or otherwise affecting the Company, Parent or any of their respective Subsidiaries, as the case may be, that relate to this Agreement or the consummation of the Transactions; (b) any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to cause the failure of any of the conditions set forth in Article VII; or (c) the occurrence or existence of any Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or the occurrence or existence of any event, effect, condition, change, occurrence, development, circumstance or state of facts that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable; provided, however, that the delivery of notice pursuant to this Section 6.6 shall not (i) limit or otherwise affect the remedies available hereunder to any party or (ii) cure any breach of, non-compliance with, any of the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 6.7. Required Actions.

(a) Regulatory Approvals. The parties shall cooperate with each other and, subject to Section 6.1 and Section 6.4, use their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things necessary, proper or advisable, subject to the limitations in this Section 6.7, to obtain the Required Regulatory Approvals necessary to consummate and make effective, as soon as reasonably possible, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to (i) prepare and file a CFIUS Declaration, and further prepare and submit a CFIUS Notice in the event that CFIUS requests, pursuant to 31 C.F.R. § 800.407(a)(1), that the parties submit the CFIUS Notice; (ii) prepare and file other necessary and advisable registrations, declarations, notices, petitions, applications and filings relating to the Merger with Governmental Entities under antitrust, competition, foreign direct investment, trade regulation or similar Law within twenty (20) Business Days following the date of this Agreement; (iii) obtain all Consents or nonactions under the antitrust, competition, foreign direct investment, trade regulation or similar Laws listed in Section 6.7(a) of the Parent Disclosure Schedule (collectively, the “Required Regulatory Approvals”); (iv) seek to avoid or prevent the initiation of any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by or before any Governmental Entity challenging the Merger or the consummation of the other transactions contemplated by this Agreement; and (v) furnish to the other all assistance, cooperation and information required for any such registration, declaration, notice or filing in order to achieve the effects set forth in the foregoing sub-clauses (i) through (iv).

Without limiting the foregoing, Parent and the Company shall use their respective commercially reasonable efforts to obtain CFIUS Approval including without limitation: (i) providing any additional information requested by CFIUS or any other agency or branch of the U.S. government in connection with the CFIUS assessment, review, or investigation of the transactions contemplated by this Agreement, within the time periods specified in the applicable regulations, or otherwise specified by the CFIUS staff; and (ii) cooperating in all respects and consult with each other in connection with the CFIUS Declaration, CFIUS Notice, or other communications with CFIUS, including by allowing the other party to have a reasonable opportunity to (A) review in advance and comment on drafts of filings and submissions and (B) participate in communications with CFIUS, except that neither party is obligated to reveal confidential business information personally identifiable information, or information protected by attorney-client privilege to the other party. The cost and expense for preparing the CFIUS Declaration and any CFIUS Notice or for any other communications with CFIUS shall be borne by the party directly incurring such cost or expense, except that the filing fees required for any CFIUS Notice shall be paid by Parent.

(b) Actions in Connection with Required Regulatory Approvals. Each of the parties shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Company and the Company Subsidiaries and Parent and the Parent Subsidiaries, as applicable, to the extent required in order to obtain the Required Regulatory Approvals, shall use its reasonable best efforts to (i) propose, negotiate or offer to effect, or consent or commit to, any sale, leasing, licensing, transfer, disposal, divestiture or other encumbrance, or holding separate, of any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Divestiture”); and (ii) take or agree to take any other action, agree or consent to, make any concession in respect of, or permit or suffer to exist any condition or requirement setting forth, any limitations or restrictions on freedom of actions with respect to, or its ability to retain, or make changes in, any assets, licenses, operations, rights, product lines, businesses or interest therein (collectively, a “Remedy”); provided, however, that, notwithstanding anything in this Agreement to the contrary, neither party nor its respective Subsidiaries shall be required to take any of the actions referred to above with respect to a Divestiture or Remedy unless the effectiveness thereof is conditioned on the occurrence of the Effective Time and provided, further, that, notwithstanding anything in this Agreement to the contrary, nothing shall require either party to, and neither party shall without the consent of the other party, agree or consent to a Divestiture or Remedy that would result in or would reasonably be expected to result in a material adverse effect on the business of Parent and the Parent Subsidiaries (including the Company and the Company Subsidiaries), collectively, immediately after giving effect to the Merger. Each party shall, and shall cause its respective Affiliates to, take any and all actions necessary to: (A) oppose or defend against any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding by any Governmental Entity to prevent or enjoin the consummation of the Merger; and (B) overturn any regulatory order by any such Governmental Entity to prevent consummation of the Merger, including by defending any investigation, inquiry, claim, action, suit, arbitration, litigation or proceeding brought by any such Governmental Entity in order to avoid the entry of, or to have vacated, overturned, terminated or appealed any order that would otherwise have the effect of preventing or materially delaying the consummation of the Merger or the consummation of the other transactions contemplated by this Agreement.

(c) Requests from Regulatory Authorities. If either of the parties or any of their respective Subsidiaries receives a request for information or documentary material from any Governmental Entity with respect to the Merger or any of the transactions contemplated by this Agreement, then such party shall respond promptly, as soon as reasonably practicable and after consultation with the other party (to the extent permitted under applicable Law), to such request, in all cases within the amount of time allowed by the Governmental Entity. The parties shall consult with each other in good faith prior to pulling and refiling or agreeing to pull and refile the CFIUS Notice or other filing, or agreeing with any Governmental Entity not to consummate the merger for any period of time, or agreeing to any timing agreement with any Governmental Entity.

(d) Coordination and Information Sharing. Each party shall (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry relating to the Merger or the transactions contemplated by this Agreement; (ii) promptly notify the other party of any material communication it or any of its Affiliates (or their respective Representatives) receives from any Governmental Entity relating to the Merger or the transactions contemplated by this Agreement and keep the other parties informed as to the status of any such request, inquiry, investigation, or communication; (iii) subject to applicable Law, and to the extent practicable, permit the other party to review in advance, and consider in good faith the other party’s comments to, any proposed material communication, filing or submission by such party to any Governmental Entity; (iv) not agree to participate in any meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning this Agreement or the Merger or transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Entity, gives the other party the opportunity to attend; and (v) furnish the other party with copies of all material correspondence, filings and written communications between them and their Affiliates and their respective Representatives on one hand, and any such Governmental Entity or its staff on the other hand, with respect to this Agreement or the Merger or the transactions contemplated by this Agreement. Materials required to be provided pursuant to this Section 6.7 may be redacted or withheld as necessary to (A) to remove references concerning the valuation of the parties, (B) as necessary to comply with contractual arrangements; and (C) as necessary to preserve attorney-client or other legal privilege. Each party, as each deems advisable and necessary, may designate any competitively sensitive material provided to the other under this Section 6.7 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside counsel of the recipient unless express written permission is obtained in advance from the party that has so designated such materials.

(e) Frustrating Actions. The Company shall not, and shall cause the Company Subsidiaries not to, and Parent shall not, and shall cause the Parent Subsidiaries not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing part or all of the assets of or equity of, in any business or any corporation, partnership, association or other business organization or division thereof, or take any other similar action, if the entry into of an agreement relating to, or the consummation of such acquisition, merger or consolidation, or the taking of any other similar action, would reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, the Required Regulatory Approvals; (ii) increase, in any material respect, the risk of any Governmental Entity entering an order prohibiting the consummation of the Merger or the transactions contemplated by this Agreement; (iii) increase the risk, in any material respect, of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially delay the consummation of the Merger or the transactions contemplated by this Agreement.

Section 6.8. Takeover Laws. The Company and the Company Board, and Parent and the Parent Board, shall use their respective reasonable best efforts to ensure that (a) no potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” or similar anti-takeover Law, including, without limitation, Section 203 of the DGCL (a “Takeover Statute”), is or becomes applicable to this Agreement or any transaction contemplated by this Agreement; and (b) if any Takeover Statute becomes applicable to this Agreement or any transaction contemplated by this Agreement, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

Section 6.9. Indemnification, Exculpation and Insurance.

(a) Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and the Company Subsidiaries to the fullest extent provided by their respective certificates of incorporation or bylaws (or comparable organizational documents) and any indemnification or other similar agreements of the Company or any of the Company Subsidiaries as in effect as of the date of this Agreement in connection with liabilities for acts or omissions occurring at or prior to the Effective Time, shall survive the Merger and shall continue in full force and effect in accordance with their terms.

(b) In the event that subsequent to the Merger, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, the Surviving Corporation shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 6.9.

(c) For a period of six (6) years from the Effective Time, Parent shall procure that the Surviving Corporation shall maintain in effect the exculpation, indemnification and advancement of expenses equivalent to the provisions of the Company Certificate of Incorporation with respect to acts or omissions occurring prior to the Effective Time and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any indemnified Person.

(d) Prior to or at the Effective Time, the Company shall purchase a six (6)-year prepaid “tail” policy, with terms, conditions, retentions and limits of liability that are substantially equivalent to the coverage provided under the Company’s existing policies of directors’ and officers’ liability insurance and fiduciary liability insurance, with respect to matters arising on or before the Effective Time (including in connection with this Agreement and the transactions or actions contemplated by this Agreement), and Parent shall cause such policy to be maintained in full force and effect, for its full term, and cause all obligations thereunder to be honored by the Surviving Corporation; provided, however, that the Company shall not pay or agree to pay, and the Surviving Corporation shall not be required to pay, in the aggregate in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement in respect of such “tail” policy, and if the cost of such “tail” policy would otherwise exceed such maximum amount, the Company shall purchase as much coverage as reasonably practicable up to such maximum amount.

(e) The provisions of this Section 6.9 shall survive consummation of the Merger and are intended to be for the benefit of, and will be enforceable by, each current or former director or officer of the Company, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

Section 6.10. Transaction Litigation. Each of the Company, on the one hand, and Parent, on the other hand, shall give the other party prompt notice of any stockholder litigation or claims commenced on or after the date of this Agreement against the Company or its directors or officers or Parent or its directors or officers, as applicable, relating to the Merger and the other transactions contemplated by this Agreement (“Transaction Litigation”). In addition, each of the Company, on the one hand, and Parent, on the other hand, agrees to keep the other party reasonably informed on a current basis with respect to any other stockholder litigation or claims against the Company or its directors or officers or Parent or its officers and directors, as applicable, that are reasonably likely to affect the Merger and the other transactions contemplated by this Agreement (including the timing of the Closing). The Company shall (a) give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any Transaction Litigation, (b) give Parent the right to review and comment on all filings or responses to be made by the Company in connection with any Transaction Litigation, and will in good faith take such comments into account, and (c) not agree to settle any Transaction Litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Solely to the extent that any such Transaction Litigation would reasonably be expected to materially delay or prevent the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement, Parent shall use commercially reasonable efforts to give the Company the right to review and comment on all filings or responses to be made by Parent in connection with any such Transaction Litigation, and will in good faith take such comments into account. Notwithstanding the foregoing, with respect to Transaction Litigation commenced by one or more of Parent’s shareholders that seeks to condition, delay or prevent the parties from consummating the transactions contemplated by this Agreement and that names the Company or any of its officers or directors as a party (“Parent Shareholder Litigation”), Parent shall (i) give the Company the opportunity to participate (at the Company’s expense) in the defense or settlement of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation, and (ii) give the Company the right to review and comment on all filings or responses to be made by Parent in connection with the defense or settlement of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation, and will in good faith take such comments into account; provided, however, that (x) Parent shall be entitled to select legal counsel for the Company in respect of such Parent Shareholder Litigation, which legal counsel shall be reasonably acceptable to the Company, and (y) Parent shall control the defense of any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation unless there is an actual legal conflict that would prohibit the assumption of the defense by Parent under law or bona fide ethical obligation; provided, further, that neither Parent nor the Company shall agree to settle any claims brought against the Company or any of its officers or directors in such Parent Shareholder Litigation without the other party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 6.11. Public Announcements. Except with respect to a Company Change in Recommendation (or matters related thereto), Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided, however, that each party may make statements without such consultation that are consistent with previous press releases, public disclosures or public statements made by either party in compliance with this Section 6.12. Parent and the Company agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

Article VII

CONDITIONS PRECEDENT

Section 7.1. Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Regulatory Approvals. (i) The CFIUS Approval shall have been obtained; and (ii) all other Required Regulatory Approvals shall have been obtained or satisfied and shall remain in full force and effect, or the applicable waiting period (and any extension thereof) applicable in respect of such Required Regulatory Approval shall have expired.

(c) No Injunctions or Restraints; Illegality. (i) No Law, order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or enacted by any Governmental Entity of competent jurisdiction enjoining or preventing the consummation of the Merger or the other transactions contemplated by this Agreement shall be in effect, and (ii) all conditions set forth in any order, injunction (temporary or permanent) or decree or other similar legal restraint issued by any court or Governmental Entity of competent jurisdiction in order to consummate the transactions contemplated by this Agreement shall have been met.

Section 7.2. Conditions to Obligation of Parent and Merger Sub. The obligation of each of Parent and Merger Sub to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company set forth in Section 3.8(a) shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time or such fact, circumstance, effect, change, event or development giving rise to the breach of Section 3.8(a) shall not be continuing as of the Closing Date; (ii) the representations and warranties of the Company set forth in Section 3.3(a) and the first sentence of Section 3.3(b) (in each case only with respect to the Company and not its Subsidiaries) shall be true and correct, in each case, at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) except to the extent (A) the failures of such representations and warranties to be true and correct individually and in the aggregate relate solely to the impact of the Company’s 10-for-1 reverse stock split effective September 19, 2024 and would not result in an increase in the fully diluted capitalization of the Company as of the Company Capitalization Date by more than 250,000 shares of Company Common Stock, in the aggregate, or (B) in all other cases, the failures of such representations and warranties to be true and correct are de minimis; (iii) the representations and warranties of the Company set forth in Section 3.1, Section 3.4, Section 3.15(h)(ii) and Section 3.20 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iv) all other representations and warranties of the Company set forth in Article III shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) No Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred since the date of this Agreement that is continuing.

Section 7.3. Conditions to Obligation of the Company. The obligations of the Company to consummate the Merger is further subject to the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of Parent set forth in Section 4.2 shall be true and correct (other than such failures to be true and correct as are de minimis), in each case at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date); (ii) the representations and warranties of Parent set forth in Section 4.1, Section 4.3 and Section 4.8 shall be true and correct in all material respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iii) all other representations and warranties of Parent set forth in Article IV shall be true and correct (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have an Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed or complied in all material respects with the obligations and covenants required to be performed or complied with by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

Article VIII

TERMINATION, FEES AND EXPENSES, AMENDMENT AND WAIVER

Section 8.1. Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after receipt of the Company Stockholder Approval, except as specifically provided below), as set forth below:

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent, upon written notice to the other party:

(i)   if the Merger is not consummated on or before June 25, 2025 (the “End Date”); provided, however, that if by the End Date, any of the conditions set forth in Section 7.1(b) shall not have been satisfied but all of the other conditions to the consummation of the Merger set forth in Article VII shall have been satisfied (or, in the case of any conditions that by their nature are to be satisfied at the Closing, shall be capable of being satisfied), then either the Company or Parent may extend the End Date by written notice to the other party to September 25, 2025 (upon any extension in accordance with this Section 8.1(b)(i), references to the End Date in this Agreement shall mean the End Date as so extended); provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure of the Merger to occur on or before the End Date;

(ii) if (A) any Governmental Entity that must grant a Required Regulatory Approval listed in Section 6.7(a) of the Parent Disclosure Schedule has denied approval of the Merger and such denial has become final and non-appealable; or (B) any court or Governmental Entity of competent jurisdiction shall have issued a final and non-appealable order, injunction or decree or other legal restraint or prohibition permanently enjoining or preventing the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party if a breach by such party of its obligations under this Agreement has been the principal cause of, or principally resulted in, such failure to obtain such Required Regulatory Approval or the issuance of such order, injunction, decree or other legal restraint, as applicable;

(iii) if the Company Stockholder Approval shall not have been obtained following a vote taken thereon at the Company Stockholders’ Meeting (unless such Company Stockholders’ Meeting has been validly adjourned or postponed, in which case at the final adjournment or postponement thereof);

(c) by the Company, if Parent or Merger Sub breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub contained herein fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by Parent or Merger Sub or failure of Parent’s and Merger Sub’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b), as the case may be; and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the End Date) after Parent’s receipt of written notice of such breach from the Company, and provided that the Company is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of the Company contained herein then fails to be true and correct such that the conditions set forth in Section 7.2(a) or Section 7.2(b), as the case may be, could not then be satisfied;

(d) by the Company at any time prior to the Company Stockholder Approval, in order to accept a Superior Proposal and enter into the Specified Agreement relating to such Superior Proposal, if (i) such Superior Proposal shall not have resulted from any breach of Section 6.1 with respect to such Superior Proposal and any Acquisition Proposal that was a precursor thereto, (ii) the Company Board, after satisfying all of the requirements set forth in Section 6.1 and Section 6.4, shall have authorized the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal (a “Specified Agreement”) and (iii) the Company shall have paid the Company Termination Fee, and have entered into the Specified Agreement, substantially concurrently with the termination of this Agreement pursuant to this Section 8.1(d);

(e) by Parent, if the Company breaches or fails to perform any of its covenants or agreements contained in this Agreement, or if any of the representations or warranties of the Company contained herein fails to be true and correct, which breach or failure (i) either individually or in the aggregate with all other breaches by the Company or failure of the Company’s representations and warranties to be true, would give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b), as the case may be, and (ii) if reasonably capable of being cured, has not been cured prior to the earlier of thirty (30) days (or such fewer days as remain until the End Date) after the Company’s receipt of written notice of such breach from Parent, and provided that Parent is not then in breach of any covenant or agreement contained in this Agreement and no representation or warranty of Parent contained herein then fails to be true and correct such that the conditions set forth in Section 7.3(a) or Section 7.3(b), as the case may be, could not then be satisfied; or

(f)   by Parent, prior to the Company Stockholder Approval, if the Company Board or any committee thereof shall have made a Company Change in Recommendation.

Section 8.2. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect (other than the last sentence of Section 6.5, Section 6.12, this Section 8.2 and Section 8.3, which provisions shall survive such termination) without any liability or obligation on the part of the Company, Parent or Merger Sub or any of their respective Subsidiaries, except in the case of a Willful Breach (which for the avoidance of doubt shall not be released by this Section 8.2).

Section 8.3. Fees and Expenses.

(a) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 8.1(b)(iii) (other than if such termination occurs at such time as Parent was entitled to terminate this Agreement pursuant to Section 8.1(f)), then the Company shall pay to Parent, by wire transfer of same-day funds, the Termination Expenses within five (5) Business Days of the date of such termination.

(b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(f), (ii) by the Company or Parent pursuant to Section 8.1(b)(iii) at such time as Parent was entitled to terminate this Agreement pursuant to Section 8.1(f) or (iii) by the Company pursuant to Section 8.1(d), then the Company shall pay Parent, by wire transfer of same-day funds, the Company Termination Fee within five (5) Business Days of the date of termination.

(c) In the event that (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b)(i) (except if, on the date of such termination, any of the conditions in Section 7.1(b) is not then satisfied) or Section 8.1(b)(iii); (ii) an Acquisition Proposal with respect to the Company is publicly proposed or disclosed (and not withdrawn prior to (A) the date of such termination, with respect to any termination pursuant to Section 8.1(b)(i), or (B) the date of the Company Stockholders’ Meeting with respect to termination pursuant to Section 8.1(b)(iii); and (iii) within twelve (12) months of such termination, an Acquisition Proposal with respect to the Company is consummated or a definitive agreement providing for an Acquisition Proposal with respect to the Company is entered into (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)), then the Company shall pay to Parent, by wire transfer of same-day funds, the Company Termination Fee on or prior to the date that is the earlier of (x) the date such Acquisition Proposal is consummated and (y) the date of entry of such definitive agreement (provided that for these purposes the references to fifteen percent (15%) in the definition of Acquisition Proposal shall instead refer to fifty percent (50%)).

(d) For purposes of this Agreement, (i) “Company Termination Fee” shall mean a cash fee equal to $4,600,000.

(e) Except in the case of a Willful Breach by the Company, which shall each be subject to Section 8.2, following the termination of this Agreement in accordance with its terms, the payment by the Company of the Termination Expenses or the Company Termination Fee, as applicable, to the extent required pursuant to this Section 8.3, in circumstances in which it is due pursuant to the terms of this Agreement, together with any amounts payable pursuant to Section 8.3 in connection therewith, shall be the sole and exclusive remedy of Parent under this Agreement. Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall the Company be required to pay the Termination Expenses or the Company Termination Fee or, as applicable, more than once.

(f)   The Company and Parent acknowledge and agree that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and, in order to obtain such payment, if the party owed such payment commences a suit, action or other proceeding that results in a judgment in its favor for such payment, the party owing such payment shall pay to the party owed such payment its costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, action or other proceeding, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate, as reported in The Wall Street Journal, in effect on the date such payment was required to be made.

(g) Each party further acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent would not enter into this Agreement. Each party further acknowledges that the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement.

Section 8.4. Amendment. This Agreement may be amended or modified by written agreement of each of the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholders Approval, no amendment or modification shall be made that by applicable Law or in accordance with the rules of the NYSE requires the further approval by the stockholders of the Company without the further approval of such Company stockholders. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties.

Section 8.5. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with any covenants and agreements contained in this Agreement or (d) waive the satisfaction of any of the conditions contained in this Agreement. No extension or waiver by Parent shall require the approval of the shareholders of Parent unless such approval is required by Law or in accordance with the rules of any relevant stock exchange and no extension or waiver by the Company shall require the approval of the stockholders of the Company unless such approval is required by Law or in accordance with the rules of any relevant stock exchange. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Article IX

MISCELLANEOUS

Section 9.1. Transaction Expenses. Except as provided below or in the circumstances in which the Termination Expenses or the Company Termination Fee are payable by the Company, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated. Notwithstanding the foregoing, Parent and the Company each shall pay fifty percent (50%) of any and all filing fees due in connection with the filings required by or under the DPA and any other Law.

Section 9.2. Definitions. For purposes of this Agreement:

“Acquisition Proposal” means, with respect to the Company, any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions (other than the transactions contemplated by this Agreement) involving (a) the direct or indirect acquisition, exclusive license or purchase of a business or assets that constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or the assets (based on the fair market value basis as of the date thereof) of the Company and the Company Subsidiaries, taken as a whole, by any Person or group of Persons (other than Parent or any of its Affiliates); (b) direct or indirect acquisition or purchase of equity securities or capital stock of the Company or any of the Company Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, by any Person or group of Persons (other than Parent or any of its Affiliates), following which such Person or group of Persons would hold fifteen percent (15%) or more of such class of equity securities; (c) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares or Capital Stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or group of Persons (other than Parent or any of the Company Subsidiaries) beneficially owning fifteen percent (15%) or more of any class of equity securities of the Company or any of the Company Subsidiaries whose business constitutes fifteen percent (15%) or more of the consolidated net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole; or (d) any combination of the foregoing.

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Anti-Corruption Law” means U.S. Foreign Corrupt Practices Act of 1977, the U.K. Bribery Act 2010, and similar anti-bribery and anti-corruption laws applicable to the parties and their Subsidiaries.

“Average Parent ADS Price” means the VWAP for the ten (10) consecutive Trading Days ending on (and including) the Trading Day that is immediately preceding the day that is three (3) days prior to the Closing Date.

“Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banking and savings and loan institutions are authorized or required by Law to be closed in New York City, United States, or Tel Aviv, Israel.

“Capital Stock” means any and all shares, equity interests, voting securities, participations, rights or other equivalents, however designated, and including common or preferred securities.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

“CFIUS Approval” means (a) written notification of CFIUS’s determination that the transactions contemplated by this Agreement do not constitute a “covered transaction” under the DPA, (b) written notification that CFIUS has completed its review or investigation of the transactions contemplated by this Agreement and determined that there are no unresolved national security concerns with respect to the transactions contemplated by this Agreement and all action under the DPA has been concluded, (c) written notification of CFIUS’s determination, pursuant to 31 C.F.R. § 800.407(a)(2), that it is not able to conclude action based on the parties’ CFIUS Declaration but has not requested the submission of a CFIUS Notice, or (d) CFIUS has reported the transactions contemplated by this Agreement to the President of the United States and either (i) the President of the United States has made a decision not to suspend or prohibit such transactions, or (ii) the President of the United States has not taken any action within fifteen (15) days from the date he received the report from CFIUS.

“CFIUS Declaration” means a declaration and all accompanying materials with respect to the transactions contemplated by this Agreement prepared by the parties and submitted to CFIUS in accordance with the requirements of the DPA under 31 C.F.R. Part 800, Subpart D.

“CFIUS Notice” means a joint notice and all accompanying materials with respect to the transactions contemplated by this Agreement prepared by the parties and submitted to CFIUS in accordance with the requirements of the DPA under 31 C.F.R. Part 800, Subpart E.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Business Data” means any and all business information and data (whether of employees, contractors, consultants, customers, consumers, vendors, suppliers, service providers or other persons and whether in electronic or any other form or medium) Processed by the Company IT Systems or otherwise in the course of the conduct of the business of each of the Company and the Company Subsidiaries.

“Company Data Protection Requirements” means all applicable (a) Data Protection Laws; (b) Company Privacy Policies; and (c) the terms of any agreements to which each of the Company and its Subsidiaries is bound relating to the Processing of Personal Data.

“Company DeSPAC Merger Agreement” means that certain Agreement and Plan of Merger, dated as of February 23, 2021, by and among one, Caspian Merger Sub Inc. and Markforged, Inc.

“Company Earnout Shares” means the shares of Company Common Stock that are issuable to Eligible Company Equityholders (as defined in the Company DeSPAC Merger Agreement) on the terms and subject to the conditions set forth in the Company DeSPAC Merger Agreement.

“Company Equity Awards” means collectively, the Company Stock Options and Company RSU Awards.

“Company Incentive Award Plan” means the 2021 Stock Option and Incentive Plan of the Company, as may be amended from time to time.

“Company Intellectual Property Rights” means any Intellectual Property Rights that are owned, used or practiced, or held for use or practice, by the Company or the Company Subsidiaries, including any Intellectual Property Rights incorporated into, embodied in or otherwise used or practiced, or held for use or practice, in connection with (or planned by the Company or any Company Subsidiary to be incorporated into or otherwise used or practiced, or held for use or practice, in connection with) the Company Offerings.

“Company Licensed IP” means all Company Intellectual Property Rights that are not Owned Company IP.

“Company Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the business, properties, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole; provided, however, that a Company Material Adverse Effect shall not be deemed to include the impact of (i) changes, after the date hereof, in GAAP or applicable regulatory accounting requirements; (ii) changes, after the date hereof, in applicable Laws, or interpretations thereof by courts or Governmental Entities; (iii) changes, after the date hereof, in global, national or regional political conditions (including the outbreak of war or acts of terrorism, or the escalation of any conflict, including the current conflicts between (A) the Russian Federation and Ukraine and (B) Israel and Palestine, or any change, escalation or worsening thereof) or in economic, market (including equity, credit and debt markets, as well as changes in interest rates) or other general industry-wide conditions affecting the industries in which the Company and its Subsidiaries operate; (iv) the announcement or the existence of, compliance with, pendency of or performance under, this Agreement or the transactions contemplated hereby or the identity of the parties to this Agreement or any of their Affiliates (provided that the exception in this clause (iv) shall not apply to any representation or warranty to the extent the purpose of such representation or warranty is to address the consequences resulting from the execution of or performance under this Agreement or the consummation of the transactions contemplated hereby and shall not apply to any covenant to use commercially reasonable efforts to operate in the ordinary course); (v) a decline in the trading price of the Company’s Capital Stock or any failure of the Company to meet any internal or public projections, forecasts, guidance, budgets, predictions or estimates of or relating to the Company or any of its Subsidiaries for any period, but not including any underlying causes thereof to the extent not otherwise excluded pursuant to subclauses (i) through (ix) herein; (vi) any natural disaster, earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other similar event; (vii) any epidemic, disease outbreak or pandemic (including COVID-19 (and, for the avoidance of doubt, any loss of customers, suppliers, orders, Contracts or other business relationships resulting from, or in connection with, COVID-19 or any COVID-19 Measures)), public health emergency or widespread occurrence of infectious disease or other acts of God; (viii) any action taken by the Company or any of the Company Subsidiaries at the written request of Parent or failure to take action due to Parent’s unreasonable failure to grant consent; and (ix) Transaction Litigation; except, with respect to subclause (i) to (iii), (vi) and (vii), to the extent that such effect, change, event, circumstance, condition, occurrence or development disproportionately affects the business, properties, results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, as compared to other companies in the industry in which the Company and the Company Subsidiaries operate.

“Company Offerings” means any material products or services marketed, offered, licensed, provided, sold, distributed or otherwise made available by or on behalf of the Company or any of the Company Subsidiaries, and any products or services currently being developed (or already developed) by or for the Company or any of the Company Subsidiaries.

“Company Privacy Policies” means all published and posted agreements and policies relating to each of the Company’s and the Company Subsidiaries’ Processing of Personal Data.

“Company RSU Award” means each award of restricted stock units with respect to shares of Company Common Stock granted under the Company Incentive Award Plan that is outstanding immediately prior to the Effective Time.

“Company Stock Option” means each option to purchase shares of Company Common Stock granted under the Company Incentive Award Plan that is outstanding immediately prior to the Effective Time.

“Company Subsidiary” means each Subsidiary of the Company, including, for the avoidance of doubt, those entities set forth on Section 9.2(i) of the Company Disclosure Schedule.

“Company Warrant” means each warrant to purchase shares of Company Common Stock of the Company that is outstanding immediately prior to the Effective Time.

“control,” “controlled” and “controlling” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, ‘shelter in place’, ‘stay at home’, social distancing, or similar requirements of any Governmental Entity, in connection with or in response to COVID-19 and any mutations or variations thereof.

“Data Protection Laws” means any applicable Laws relating to the Processing of data, data privacy, data security, data breach notification, and the cross-border transfer of Personal Data.

“DPA” means Section 721 of the Defense Production Act of 1950, as amended, and all implementing regulations issued and effective thereunder.

“Environmental Claim” means any administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written or oral notices of noncompliance, violation, liability or obligation, by or from any Person alleging liability of whatever kind or nature arising out of, based on or resulting from (a) the presence or Release of, or exposure to, any Hazardous Materials at any location; or (b) any Environmental Law or any Permit issued pursuant to Environmental Law.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to the protection or clean up of the environment; the use, treatment, storage, transportation, handling, disposal or Release of Hazardous Materials, the preservation or protection of soils, subsoils, waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of persons or property, including without limitation protection of the occupational health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, in effect at any time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Person, any entity (whether or not incorporated) other than such Person that, together with such Person, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code and/or Section 4001(b)(1) of ERISA.

“Exchange Ratio” means the quotient obtained by dividing (a) the Per Share Merger Consideration by (b) the Average Parent ADS Price.

“Governmental Entity” means any nation or government, any state, municipality or other political subdivision thereof, and any entity, body, agency, commission, department, board, bureau, court, tribunal or other instrumentality, whether federal, state, local, domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory, administrative or other similar functions of, or pertaining to, a government and any executive official thereof.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“In-the-Money Company Stock Option” means each Company Stock Option that has a per share exercise price less than the Per Share Merger Consideration that would be payable in respect of the Company Common Stock underlying such Company Stock Option.

“Indebtedness” means, with respect to any Person, without duplication, (a) all obligations, including any applicable penalties (including with respect to any prepayment thereof), interest and premiums, of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person (excluding equipment deposits or advances); (b) all obligations of such Person evidenced by bonds, debentures, indentures, notes or similar instruments; (c) all capitalized lease obligations of such Person or obligations of such Person to pay the deferred and unpaid purchase price of property and equipment; (d) all obligations of such Person for the deferred purchase price of property (other than trade payables or accruals in the ordinary course of business consistent with past practice), including, for the avoidance of doubt, any earnouts, holdbacks or post-closing adjustment payments, whether contingent or otherwise; (e) all obligations of such Person pursuant to securitization or factoring programs or arrangements; (f) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person; (g) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the obligations or property of others; (h) net cash payment obligations of such Person under swaps, options, derivatives and other hedging agreements or arrangements that will be payable upon termination thereof (assuming they were terminated on the date of determination); or (i) letters of credit, bank guarantees, and other similar contractual obligations entered into by or on behalf of such Person.

“Intellectual Property Right” means intellectual property rights of any kind or nature recognized in any applicable jurisdiction worldwide, including all U.S. and foreign (a) patents and pending patent applications, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”); (b) trademarks, trademark applications, registered trademarks, service marks, service mark applications, registered service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith (“Marks”); (c) copyrights; mask works, works of authorship and moral rights and any registrations, applications, renewals, extensions and reversions of any of the foregoing; (d) all rights in Software and Technology; (e) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies; (f) registrations and applications for registration for the foregoing; and (g) URL and domain name registrations.

“International Trade Law” means (a) all applicable trade, export control, import, and anti-boycott laws and regulations imposed, administered, or enforced by the U.S. government, including, but not limited to, the U.S. Export Administration Act, the U.S. Export Administration Regulations (15 C.F.R. Parts 730-774), the U.S. Arms Export Control Act (22 U.S.C. § 1778), the Export Control Reform Act of 2018 (50 U.S.C. §§ 4801-4861), the International Traffic in Arms Regulations (22 C.F.R. Parts 120–130), the International Emergency Economic Powers Act (50 U.S.C. §§ 1701–1706), the Israeli Trading with the Enemy Act, the U.S. customs laws and regulations and the Foreign Trade Regulations (15 C.F.R. Part 30), (b) the Israeli Penal Law, the Israeli Control of Products and Services Declaration (Engagement of Encryption), 1974, as amended; the Israeli Defense Export Control Law, 2007; the Israeli Order of Import and Export (Supervision of Export of Dual Use Goods, Services and Technologies), 2006; the Law on the Struggle Against Iran’s Nuclear Program, 5772-2012 the Prevention of Distribution and Financing of Weapons of Mass Destruction Law, 5778-2018 and any additional economic sanctions programs which may be administered by the Israeli Department of Treasury and Ministry of Defense and any regulations or orders issued thereunder, and (c) other applicable trade, export control, import, and antiboycott laws and regulations imposed, administered or enforced by any other country, except to the extent inconsistent with U.S. law.

“Intervening Event” means any material event or development, or material changes in circumstances first occurring, arising or coming to the attention of the Company Board after the date of this Agreement to the extent that such event, development or change in circumstances (a) was not known by the Company Board and was not reasonably foreseeable by the Company Board as of or prior to the date of this Agreement; and (b) does not relate to an Acquisition Proposal or a Superior Proposal or any inquiry or communications relating thereto.

“IRS” means the United States Internal Revenue Service.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law that may come in its stead, including all amendments made thereto.

“ITA” means the Israeli Tax Authority.

“Knowledge” whether or not capitalized, means (i) when used with respect to the Company, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 9.2(ii) of the Company Disclosure Schedule, and (ii) when used with respect to Parent, the actual knowledge, after reasonable inquiry, of the individuals listed on Section 9.2 of the Parent Disclosure Schedule.

“Maximum ADS Amount” means such number of Parent ADSs representing that number of Parent Ordinary Shares equal to (a) no more than 19.9% of the number of Parent Ordinary Shares outstanding or 19.9% of the voting power of Parent Ordinary Shares outstanding, in each case, immediately prior to the Effective Time, minus (b) such number of Parent Ordinary Shares reserved for settlement of, or other issuance pursuant to the terms of, the Replacement RSU Awards.

“Merger Consideration” means the aggregate Per Share Merger Consideration payable hereunder with respect to all shares of Company Common Stock and Company Stock Options, on the terms and subject to the conditions of this Agreement.

“Nasdaq” means the Nasdaq Stock Market LLC.

“Net Share” means, with respect to an In-the-Money Company Stock Option, the quotient obtained by dividing (a) the product of (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such In-the-Money Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock subject to the vested portion of such In-the-Money Company Stock Option, immediately prior to the Effective Time, by (b) the Per Share Merger Consideration.

“Open Source Software” means any software that contains or is derived in any manner (in whole or in part) from any software, code or libraries that are distributed as free software or as open source software or under any licensing or distribution models similar to open source, including but not limited to any software licensed under or subject to terms that require Source Code to be provided or made available to subsequent licensees or sublicensees (regardless of whether the license restricts Source Code from being distributed in modified form) or which may impose any other obligation or restriction with respect to a Person’s Intellectual Property Rights, including, without limitation, any software licensed under or subject to the Artistic License, the Mozilla Public License, the GNU Affero GPL, the GNU GPL, the GNU LGPL, any other license that is defined as an “Open Source License” by the Open Source Initiative, and any similar license or distribution model.

“Ordinance” means the Israeli Income Tax Ordinance New Version, 5721-1961, as amended, and the rules and regulations promulgated thereunder.

“Out-of-the-Money Company Stock Option” means each Company Stock Option that has a per share exercise price equal to or greater than the Per Share Merger Consideration that would be payable in respect of the Company Common Stock underlying such Company Stock Option.

“Owned Company IP” means all Registered Company Intellectual Property Rights and all other Company Intellectual Property Rights owned or purported to be owned by, or subject to an obligation to be assigned to, the Company or any Company Subsidiary.

“Parent ADS” means an American depositary share of Parent representing a beneficial interest in one (1) Parent Ordinary Share.

“Parent Material Adverse Effect” means any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has or would reasonably be expected to materially impair or prevent the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

“Parent Ordinary Share” means an ordinary share of Parent, par value NIS 5.00 per share.

“Parent Subsidiary” means each Subsidiary of Parent.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established in the latest financial statements of (i) Parent included in the Parent SEC Documents or (ii) the Company included in the Company SEC Documents, as the case may be; (b) statutory Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of Law; (c) Liens affecting the interest of the grantor of any easements benefiting owned real property and Liens of record attaching to real property, fixtures or leasehold improvements, which do not materially impair the use of the real property in the operation of the business thereon; (d) Liens for Indebtedness existing as of the date hereof (which indebtedness is described in the Parent SEC Documents or the Company SEC Documents, as the case may be), including Liens required from time to time pursuant to the terms of the documents governing such Indebtedness; (e) Liens that, individually or in the aggregate, do not or would not reasonably be expected to materially interfere with the ability of a party and its Subsidiaries to conduct their business as presently conducted; and (f) with respect to any Intellectual Property Right, any outbound non-exclusive license.

“Per Share Merger Consideration” means $5.00.

“Person” means any natural person, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity or group (as defined in the Exchange Act).

“Personal Data” means (a) information related to an identified or identifiable individual and (b) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by Data Protection Laws.

“Process” (and the corollary terms “Processed” and “Processing”) means, with respect to data, the collection, use, storage, transfer, disclosure, disposal, or other processing of such data.

“Registered Company Intellectual Property Rights” means (a) all issued Patents, pending Patent applications, Mark registrations, applications for Mark registrations, copyright registrations, applications for copyright registrations, industrial design registrations, applications for industrial design registrations and Domain Name registrations owned or purported to be owned, by the Company or any Company Subsidiary, and (b) any other applications, registrations, recordings and filings filed by or on behalf of the Company or any Company Subsidiary (or otherwise authorized by or in the name of the Company or any Company Subsidiary) with respect to any Intellectual Property Rights of the Company.

“Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pumping, pouring, abandonment, discarding, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

“Representatives” means any directors, officers, employees, investment bankers, accountants, attorneys and other advisors, agents, debt financing sources and other representatives of a Person.

“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Sanctioned Person” means (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or the United Kingdom.

“Software” means all (a) computer programs and other software, including software implementations of algorithms, models, and methodologies, whether in Source Code, object code or other form, including libraries, subroutines and other components thereof; (b) computerized databases and other computerized compilations and collections of data or information, including all data and information included in such databases, compilations or collections; (c) screens, user interfaces, command structures, report formats, templates, menus, buttons and icons; (d) descriptions, flow-charts, architectures, development tools, and other materials used to design, plan, organize and develop any of the foregoing; and (e) all documentation, including development, diagnostic, support, user and training documentation related to any of the foregoing.

“Source Code” means computer software in a form which a program’s design, logic, structuring and processing methods may be read by a trained human being, including without limitation, all source code, scripts, data definition, flow charts, file layouts, program narratives and program listings.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Subsidiary” means with respect to any Person, an entity of which such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such entity that is sufficient to enable such Person to elect a majority of such entity’s board of directors or other governing body, or otherwise to control the management of such entity; or (b) a majority of the outstanding equity or financial interests of such entity.

“Superior Proposal” means, with respect to the Company, any bona fide written Acquisition Proposal (with references in the definition thereof to fifteen percent (15%) being deemed to be replaced with references to fifty percent (50%)) with respect to the Company on terms which the Company Board determines in good faith (after consultation with the Company’s financial advisors and outside legal counsel, and after taking into account all legal, regulatory, financial and other aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal), to be (x) more favorable from a financial point of view to the Company’s stockholders than the Merger and (y) reasonably likely to be irrevocably consummated (if accepted) on a timely basis in accordance with its terms and taking into account all relevant financial, legal and regulatory aspects of such Acquisition Proposal (including the identity of the Person making such Acquisition Proposal).

“Tax” or “Taxes” means all federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, unemployment, payroll, premium, withholding, escheat, unclaimed property, alternative or added minimum, ad valorem, transfer or excise taxes, customs, tariffs, imposts, levies, duties, Israeli value added tax, fees or other like assessments or charges imposed by a Governmental Entity, together with all interest, penalties and additions imposed by such Governmental Entity with respect to such amounts.

“Tax Return” means all Tax returns, declarations, statements, reports, schedules, forms and information returns, and any amended Tax return, in each case, relating to Taxes and which is filed or required to be filed by a Governmental Entity.

“Technology” means all Software, content, websites, technical data, subroutines, tools, materials, invention disclosures, improvements, apparatus, creations, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, documentation, user manuals and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Termination Expenses” means reasonable, documented out-of-pocket fees and expenses, not to exceed $4,000,000 in the aggregate, incurred or paid by or on behalf of Parent and its Subsidiaries in connection with the transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case, including documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to Parent and its Subsidiaries.

“Trading Days” means a day on which Parent ADSs are traded on Nasdaq.

“Transaction Proposals”  means (a) adoption and approval of this Agreement and the Merger in accordance with applicable Law and NYSE rules and regulations, (b) adoption and approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement or correspondence related thereto, (c) adoption and approval of any other proposals as reasonably agreed by Parent and the Company to be necessary or appropriate in connection with the transactions contemplated by this Agreement and (d) adjournment of the Company Stockholders’ Meeting as permitted under Section 6.13.

“Valid Tax Certificate” means, in respect of a Payor, a valid certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Surviving Corporation, Parent and the Exchange Agent, and reasonably satisfactory to Payor: (a) exempting such Payor from the duty to withhold Israeli Taxes with respect to the applicable payment, (b) determining the applicable rate of Israeli Taxes to be withheld from the applicable payment (c) providing any other instructions regarding the payment or withholding with respect to the applicable payment, or (d) a tax residency certificate.

“VWAP” means the volume weighted average price of Parent ADSs, as reported by Bloomberg or, in the event Bloomberg does not report such information, such third party service as is mutually agreed upon in good faith by the parties.

“Willful Breach” means a material breach of this Agreement as a result of a deliberate action taken or deliberate failure to act that the breaching party intentionally takes (or fails to take) and actually knows would, or would reasonably be expected to, be or cause a breach of this Agreement.

Section 9.3. Interpretation. Where specific language is used to clarify by example a general statement contained herein (such as by using the word “including”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The words “include” and “including,” and other words of similar import when used herein shall not be deemed to be terms of limitation but rather shall be deemed to be followed in each case by the words “without limitation.” The word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if.” The words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement. Any reference herein to “dollars” or “$” shall mean United States dollars. The words “as of the date of this Agreement” and words of similar import shall be deemed in each case to refer to the date of this Agreement as set forth in the Preamble hereto. The term “or” is not exclusive. The word “extent” and the phrase “to the extent” shall mean the degree to which a subject or other thing extends and such word or phrase shall not mean simply “if.” Any reference to any particular Code section or any other Law will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified and any reference herein to a Governmental Entity shall be deemed to include reference to any successor thereto. Any reference to a document being “provided” or “made available” to a party or its advisers, shall mean that such document had been included at least one Business Day prior to the date of this Agreement in the virtual data room established by the applicable party, and to which access to the other party and its advisers had been granted at least three Business Days prior to the date of this Agreement, or in the Company SEC Documents or the Parent SEC Documents filed publicly at least three Business Days prior to the date of this Agreement, as applicable.

Section 9.4. Non-survival of Representations and Warranties. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements, including all such rights, shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article IX.

Section 9.5. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth (5th) Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(a) if to the Company, to:

Markforged Holding Corporation

60 Tower Road

Watertown, MA 02451

Email: [***]

Attention: Shai Terem

with copies, not constituting notice, to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Email: [***] and [***]

Attention: Ken Gordon and Blake Liggio

(b) if to Parent or Merger Sub, to:

Nano Dimension Ltd.
2 Ilan Ramon
Ness Ziona
7403635
Israel
Email: [***]
Attention: Zivi Nedivi

with copies, not constituting notice, to:

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
HaArba’a Towers - 28 HaArba’a St.
North Tower, 35th floor
Tel-Aviv, Israel 6473925
Email: [***] and [***]
Attention: Oded Har-Even and Tamir Chagal

and

Greenberg Traurig LLP
401 East Las Olas Boulevard
Suite 2000
Ft. Lauderdale, Florida
Email: [***] and [***]
Attention: Bruce March and Flora Perez

Section 9.6. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as either the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party or such party waives its rights under this Section 9.6 with respect thereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9.7. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .pdf format, including using generally recognized e-signature technology (e.g., DocuSign or Adobe Sign) shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.8. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Schedule and the Parent Disclosure Schedule, the voting agreements contemplated hereby, the exhibits hereto and the Confidentiality Agreement, (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the Merger and the other transactions contemplated by this Agreement; and (b) except for Section 6.9 and for the right of the equityholders of the Company to receive the consideration specified in Section 1.5 and Section 1.6 on the terms and subject to the conditions of this Agreement, is not intended to confer upon any Person other than the parties any rights or remedies.

Section 9.9. Governing Law. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may directly or indirectly result from, arise out of, be in connection with or relating to this Agreement or the other agreements delivered in connection herewith, or the execution or performance of this Agreement or such other agreements, or the transactions contemplated by this Agreement (the “Relevant Matters”) shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to conflicts of laws principles that would result in the application of the Law of any other state; provided, however, that any determination to be made with respect to corporate matters of Parent shall be determined in accordance with the Laws of the State of Israel.

Section 9.10. Forum. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Relevant Matter or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (c) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.10 in the manner provided for notices in Section 9.5. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

Section 9.11. Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, prior to the termination of this Agreement pursuant to Section 8.1, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of terms and provisions of this Agreement as provided for herein, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

Section 9.12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 9.13. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by any of the parties without the prior written consent of the other parties; provided, however, that Merger Sub may assign its rights and obligations hereunder to any direct, wholly owned Affiliate of Parent without the prior written consent of the Company. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.14. Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[Signature page next]

IN WITNESS WHEREOF, the parties hereunder have duly executed this Agreement as of the date first written above.

MARKFORGED HOLDING CORPORATION

By:	/s/ Shai Terem
Name:	Shai Terem
Title:	Chief Executive Officer

NANO DIMENSION LTD.

By:	/s/ Yoav Stern
Name:	Yoav Stern
Title:	Chief Executive Officer

NANO US II, INC.

By:	/s/ Tomer Pinchas
Name:	Tomer Pinchas
Title:	Director

[Signature Page to Agreement and Plan of Merger]

Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement, dated as of September 25, 2024 (this “Agreement”), is by and between Nano Dimension Ltd., an Israeli company (“Nano”), and the undersigned stockholders (collectively, the “Stockholder”) of Markforged Holding Corporation, a Delaware corporation (the “Company”). Capitalized terms used herein but not defined shall have the meanings specified in the Merger Agreement (as defined below).

WHEREAS, concurrently with the execution and delivery of this Agreement, Nano, the Company and Nano US II, Inc., a Delaware corporation (“Merger Sub”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the Merger as a direct wholly owned subsidiary of Nano;

WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of and has sole or shared voting power with respect to the number of shares of Company Common Stock set forth below the Stockholder’s signature on the signature page hereto (the “Shares”);

WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the transactions contemplated by the Merger Agreement; and

WHEREAS, as an inducement to Nano to enter into the Merger Agreement and incur the obligations therein, Nano has required that the Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.  Agreement to Vote; Restrictions on Transfers.

(a)  Agreement to Vote the Shares. The Stockholder hereby irrevocably and unconditionally agrees that from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in any other circumstances upon which a vote, consent or other approval of stockholders is sought, the Stockholder will, to the extent that the Stockholder’s Shares are entitled to vote thereon and when a meeting concerning the Transactions (as defined below) is held, (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted, including by proxy or by delivering a written consent, all of the Shares, (A) in favor of the Merger and the approval and adoption of the Merger Agreement and each of the transactions contemplated thereunder (collectively, the “Transactions”), (B) against any Acquisition Proposal (other than the Merger), without regard to the terms of such Acquisition Proposal, (C) against any amendment to the Company Certificate of Incorporation or the bylaws of the Company that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger, (D) in favor of any proposal to adjourn or postpone any such meeting of the Company’s stockholders to a later date if there are not sufficient votes to approve and adopt the Merger Agreement on the date on which such meeting is held if such adjournment or postponement is requested by Nano or the Company in accordance with Section 6.3 of the Merger Agreement and (E) against any action, agreement, transaction or proposal that would reasonably be expected to result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement or that would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger. Except as set forth in this Section 1(a), nothing in this Agreement shall restrict the Stockholder from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

(b)  Restrictions on Transfers. The Stockholder hereby agrees that, during the term of this Agreement, the Stockholder shall not, directly or indirectly, sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer or dispose of any Shares, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”) other than any Transfer of Shares (A) (i) to any Affiliate of the Stockholder, (ii) as a bona fide gift or gifts, (iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Stockholder or trusts for the benefit thereof, (iv) to any custodian or nominee for the purpose of holding such Shares for the account of the Stockholder, or (v) by operation of law or (B) with respect to the Stockholder’s Company Equity Awards that vest or are exercised on or prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, to the Company in order to satisfy any required withholding taxes applicable upon such vesting or exercise of such Company Equity Awards (such exceptions set forth in sections (A)(i), (A)(ii), (A)(iii), (A)(iv), (A)(iv) and (B), referred to as “Permitted Transfers”); provided, that, prior to and as a condition to the effectiveness of any Transfer described in clause (A)(i), (A)(ii), (A)(iii) or (A)(iv) above, such transferee executes a joinder to this Agreement, in a form reasonably acceptable to Nano, pursuant to which such transferee agrees to become a party to this Agreement and be subject to all of the restrictions and obligations applicable to the Stockholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Any Transfer (other than a Permitted Transfer or a Permitted Encumbrance) in violation of this Section 1(b) shall be null and void. The Stockholder hereby authorizes the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Shares and that this Agreement places limits on the voting and Transfer of the Shares.

(c)  Transfer of Voting Rights. The Stockholder hereby agrees that, prior to the earlier of the receipt of the Company Stockholder Approval and the Expiration Time, the Stockholder shall not deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement with any Person to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares owned by the Stockholder.

(d)  Acquired Shares. Any shares of Company Common Stock or other voting securities of the Company with respect to which beneficial ownership is acquired by the Stockholder, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such securities or upon exercise or conversion of any securities of the Company, if any, after the execution hereof shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof.

Section 2.  Non-Solicit. The Stockholder shall not, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any Person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, or have or participate in any discussions with, any Person regarding any Acquisition Proposal (except to disclose the existence of the provisions of this Section), or (iv) propose, recommend, endorse or participate in any way in an Acquisition Proposal or publicly disclose its intention to do so. For the avoidance of doubt, nothing contained herein shall prohibit the Stockholder, in his or her capacity as a member of the Company Board, from taking any action in such capacity to the extent such action is permitted by the Merger Agreement.

Section 3.  Representations and Warranties of the Stockholder.

(a)  Representations and Warranties. The Stockholder represents and warrants to Nano as follows:

(i) Power and Authority; Consents. The Stockholder has the requisite capacity and authority to enter into and perform the Stockholder’s obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such permit, authorization, consent or approval or to make such filings would not prevent or materially delay the performance by the Stockholder of its, his or her obligations under this Agreement in any material respect.

(ii) Due Authorization. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Nano, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(iii) Non-Contravention. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not, (I) violate or conflict with, or constitute a default or breach under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Stockholder is a party or by which the Stockholder or the Stockholder’s property or assets is bound, or (II) violate any statute, rule or regulation to which the Stockholder or the Stockholder’s property or assets is subject, except, in the case of each of clauses (I) or (II), as would not prevent or materially delay the Stockholder from performing its obligations under this Agreement in any material respect. The Stockholder has not appointed or granted a proxy or power of attorney to any Person with respect to any Shares that remains in effect. Except for this Agreement, the Stockholder is not a party to any voting agreement, voting trust or any other contract with respect to the voting, transfer or ownership of any Shares.

(iv) Ownership of Shares. Except for restrictions in favor of Nano pursuant to this Agreement, transfer restrictions of general applicability as may be provided under applicable securities Laws and any Permitted Encumbrances, the Stockholder owns, beneficially and of record, all of the Shares free and clear of any proxy, voting restriction, adverse claim, or other Encumbrances, and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no Person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares. Stockholder does not own any options, equity awards, warrants, or equity interests or shares of the Company other than the Shares. As of the date hereof, the number of the Shares is set forth below the Stockholder’s signature on the signature page hereto. As used in this Agreement, (i) “Encumbrance” shall mean any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right and (ii) “Permitted Encumbrance” shall mean (x) any Encumbrance arising (A) under this Agreement and (B) under securities laws; and (y) any right, agreement, understanding or arrangement which represents a financial interest in cash received upon sale of the Shares and not an Encumbrance upon the Shares prior to such sale.

(v)  Legal Actions. There is no action, suit, investigation, complaint or other legal proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other Person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other Person that restricts or prohibits or would reasonably be expected to restrict or prohibit the exercise by Nano of its rights under this Agreement or the performance by the Stockholder of its obligations under this Agreement.

(vi) The Stockholder hereby irrevocably waives, and agrees not to exercise, any statutory rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Shares that may arise in connection with the Merger.

(vii) The Shareholder hereby authorizes Nano to maintain a copy of this Agreement at either the executive office or the registered office of Nano.

Section 4.  Representations and Warranties of Nano.

(a)  Representations and Warranties. Nano represents and warrants to the Stockholder as follows:

(i) Power and Authority; Consents. Nano has the requisite power and authority to enter into and perform its obligations under this Agreement. No filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of Nano for the execution, delivery and performance of this Agreement by Nano or the consummation by Nano of the transactions contemplated hereby except for applicable requirements, if any, of the Exchange Act, and except where the failure to obtain such permit, authorization, consent or approval or to make such filings would not prevent or delay the performance by Nano of its, his or her obligations under this Agreement in any material respect.

(b)  Due Authorization. This Agreement has been duly executed and delivered by Nano and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the valid and binding agreement of Nano, enforceable against Nano in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies).

(i) Non-Contravention. The execution and delivery of this Agreement by Nano does not, and the performance by Nano of Nano’s obligations hereunder and the consummation by Nano of the transactions contemplated hereby will not, violate or conflict with, or constitute a default or breach under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Nano is a party or by which Nano or Nano’s property or assets is bound, or any statute, rule or regulation to which Nano or Nano’s property or assets is subject.

Section 5.  Non-Survival of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall not survive the Expiration Time.

Section 6.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company or Nano any direct or indirect ownership or incidence of ownership of or with respect to any Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Shares shall remain vested in and belong to the Stockholder.

Section 7.  Termination. This Agreement will terminate upon the earlier of (a) the Effective Time, (b) the date of the termination of the Merger Agreement in accordance with its terms, (c) the date of any modification, waiver or amendment to any provision of the Merger Agreement that reduces the Per Share Merger Consideration or changes the form of consideration thereof to be paid in respect of the Shares, (d) a Company Change in Recommendation, and (e) the written agreement of the Stockholder and Nano (the “Expiration Time”); provided that this Section 7, Section 8 and Section 9 shall survive the Expiration Time indefinitely. Upon the termination or expiration of this Agreement, all obligations of the parties under this Agreement will terminate without any liability or other obligation on the part of any party to this Agreement to any Person with respect to this Agreement or the transactions contemplated by this Agreement, and no party to this Agreement shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter of this Agreement; provided, however, that no such termination or expiration shall relieve any party hereto from any liability for any willful breach of this Agreement or fraud occurring prior to such termination; provided, that in no event shall the Stockholder’s liability for monetary damages exceed the value of the aggregate consideration to which it would be entitled pursuant to the Merger Agreement.

Section 8.  No Limitation. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a stockholder of the Company, and not in the Stockholder’s capacity as a director, officer or employee of the Company, as applicable. Without limiting Nano’s and Merger Sub’s rights under the Merger Agreement, nothing in this Agreement shall be construed to prohibit the Stockholder or any of the Stockholder’s Representatives who is an officer or member of the board of directors of the Company from taking any action (or failure to act) in his or her capacity as an officer or member of the board of directors of the Company or from taking any action with respect to any Acquisition Proposal in his or her capacity as such an officer or director or in the exercise of his or her fiduciary duties in his or her capacity as director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer, and no action taken in any such capacity as an officer or director of the Company shall be deemed to constitute a breach of this Agreement.

Section 9.  Miscellaneous.

(a)  Expenses. All expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

(b)  Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered or sent if delivered in person or sent by email (without receiving a failure of delivery message in return) or, to the extent not delivered on a Business Day during business hours, on the next Business Day, (ii) on the fifth Business Day after dispatch by registered or certified mail, or (iii) on the next Business Day if transmitted by national overnight courier, in each case as follows (or at such other address for a party as shall be specified by like notice):

(i)	If to Nano, to:

Nano Dimension Ltd.

2 Ilan Ramon

Ness Ziona

7403635

Israel

Email: [***]

Attention: Zivi Nedivi

with copies (which shall not constitute notice) to:

Sullivan & Worcester Tel-Aviv (Har-Even & Co.)

HaArba’a Towers - 28 HaArba’a St.

North Tower, 35th floor

Tel-Aviv, Israel 6473925

Email: [***]

Attention: Oded Har-Even

and

Greenberg Traurig LLP

401 East Las Olas Boulevard

Suite 2000

Ft. Lauderdale, Florida

Email: [***] and [***]

Attention: Bruce March and Flora Perez

(ii)	If to the Stockholder, to:

[Name]

[Address]

Email: [Email]

(c)  Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing signed by each of the parties hereto.

(d)  Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e)  Third Party Beneficiaries. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

(f)  No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

(g)  Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(h)  Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

(i) Specific Performance; Remedies Cumulative. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed by the Stockholder in accordance with the terms hereof and, accordingly, that Nano shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which Nano may be entitled at law or in equity, including without limitations, (a) the Stockholder’s obligations to vote Stockholder’s Shares as provided in this Agreement, without proof of damages, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and Stockholder acknowledges that without these rights, Nano would not have entered into this Agreement. The Stockholder hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief. Stockholder agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that Nano has an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity.

(j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

(k)  Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without regard to any applicable conflicts of law principles.

(l) Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding, except in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Court of Chancery of the State of Delaware, or, if (and only if) such court finds it lacks jurisdiction, the Federal court of the United States of America sitting in Delaware, and any appellate court from any thereof; (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in such courts; and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9(l) in the manner provided for notices in Section 9(b). Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by applicable Law.

(m) Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(n)  Headings. Section headings of this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(o)  Counterparts. This Agreement may be executed by facsimile or other electronic transmission means (including, without limitation, any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com)) and in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(p)  No Agreement Until Executed. Irrespective of negotiations between the Parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding among the Parties unless and until (i) the Company Board has approved, for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement, (ii) the Merger Agreement is executed by all parties thereto and (iii) this Agreement is executed and delivered by each Party.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

NANO DIMENSION LTD.

By:
	Name:	Yoav Stern
	Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

STOCKHOLDER:

Number of shares of Company Common Stock:

Address:

[Signature Page to Voting and Support Agreement]

Exhibit 99.1

Strengthening Leadership in Additive Manufacturing

Nano Dimension's All-Cash Acquisition of Markforged

September 26th, 2024

NANO DIMENSION
Electrifying Additive Manufacturing®

Markforged

Strengthening Leadership in Additive Manufacturing Nano Dimension’s All - Cash Acquisition of Markforged September 26 th , 2024

Forward - Looking Statements and Other Disclaimers 2 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. This presentation contains forward - looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws . Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions or variations of such words are intended to identify forward - looking statements . Specifically this presentation includes statements regarding : (i) benefits and advantages of the proposed transaction with Markforged Holding Corporation (“Markforged”) and the combined company, (ii) leadership in Additive Manufacturing (“AM”), (iii) future growth, (iv) the combined company’s scale, portfolio, synergies, capital and financial strength, and (v) other aspects of the expected transaction with Markforged, including the timing thereof. Because such statements deal with future events and are based on the current expectations of Nano and Markforged, they are subject to various risks and uncertainties. The acquisition is subject to closing conditions, some of which are beyond the control of Nano Dimension or Markforged. Further, actual results, performance, or achievements of Nano Dimension or Markforged could differ materially from those described in or implied by the statements in this presentation. The forward - looking statements contained or implied in this presentation are subject to other risks and uncertainties, including those discussed (i) under the heading “Risk Factors” in Nano Dimension’s annual report on Form 20 - F filed with the Securities and Exchange Commission (“SEC”) on March 21, 2024, and in any subsequent filings with the SEC, and (ii) under the heading “Risk Factors” in Markforged’s annual report on Form 10 - K filed with the SEC on March 15, 2024, and in any subsequent filings with the SEC. The combined company financial information included in this presentation has not been audited or reviewed by Nano’s auditors and such information is provided for illustrative purposes only. You should note that such combined company information has not been prepared in accordance with and does not purport to comply with Article 11 of Regulation S - X under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Except as otherwise required by law, each of Nano Dimension and Markforged undertakes no obligation to publicly release any revisions to these forward - looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this presentation. Nano Dimension and Markforged are not responsible for the contents of third - party websites.

Forward - Looking Statements and Other Disclaimers (continued) 3 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. No Offer or Solicitation This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Additional Information about the Markforged Transaction and Where to Find It In connection with the proposed transaction, Markforged intends to file a proxy statement with the SEC . Markforged may also file other relevant documents with the SEC regarding the proposed transaction . This document is not a substitute for the proxy statement or any other document that Markforged may file with the SEC . The definitive proxy statement (if and when available) will be mailed to shareholders of Markforged . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . Investors and security holders will be able to obtain free copies of the proxy statement (if and when available) and other documents containing important information about Markforged and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http : //www . sec . gov . Copies of the documents filed with the SEC by the Company will be available free of charge on Markforged’s website at https : //investors . markforged . com/sec - filings . Participants in the Solicitation Nano Dimension, Markforged and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Markforged shareholders in respect of the proposed transaction. Information about the directors and executive officers of Nano Dimension, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Nano Dimension’s Annual Report on Form 20 - F for the fiscal year ended December 31, 2023, which was filed with the SEC on March 21, 2024. Information about the directors and executive officers of Markforged, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Markforged’s proxy statement for its 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 26, 2024 and Markforged’s Annual Report on Form 10 - K for the fiscal year ended December 31, 2023, which was filed with the SEC on March 15, 2024. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed transaction when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Nano Dimension or Markforged using the sources indicated above.

Forward - Looking Statements and Other Disclaimers (continued) 4 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. Additional Information about the Desktop Metal Transaction and Where to Find It In connection with the proposed Desktop Metal, Inc . (“Desktop Metal”) transaction, Desktop Metal filed with the SEC a proxy statement (the “Proxy Statement”) on August 15 , 2024 . Desktop Metal may also file other relevant documents with the SEC regarding the proposed transaction . This document is not a substitute for the Proxy Statement or any other document that Desktop Metal may file with the SEC . The definitive Proxy Statement has been mailed to shareholders of Desktop Metal . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT MAY BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . Investors and security holders can obtain free copies of the Proxy Statement and other documents containing important information about Desktop Metal and the proposed transaction, once such documents are filed with the SEC through the website maintained by the SEC at http : //www . sec . gov . Copies of the documents filed with the SEC by the Registrant will be available free of charge on the Registrant’s website at https : //investors . nano - di . com/sec - filings - 1 /default . aspx .

Today's presenters

Yoav Stern
CEO &
Member of the Board

NANODIMENSION

Shai Terem
CEO, President, &
Member of the Board

Markforged

From Markforged
- *Assaf Zipori, CFO*

©2024 Nano Dimension. All Rights Reserved.

Distribution, Citation or Copying Without Permission is Strictly Prohibited.

NANODIMENSION Electrifying Additive Manufacturing® Markforged 5

T od a y ’ s presenters Yoav Stern CEO & Member of the Board Shai Terem CEO, President, & Member of the Board Along with: From Nano Dimension • Zivi Nedivi, President • Tomer Pinchas, CFO & COO 5 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. From Markforged • Assaf Zipori, CFO

©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Wit hout Permission is Strictly Prohibited. 6 Nano Dimension – Micro Polymer (Printed via DLP technology) Nano Dimension – Micro Polymer (Printed via DLP technology) Desktop Metal – Polymer (Printed via DLP technology) Desktop Metal – Metal (Printed via Binder Jet technology) Markforged – Copper (Printed via FFF technology) Markforged – Stainless Steel (Printed via Binder Jet technology)

Desktop Metal – Silicon Carbide (Printed via Binder Jet technology

Markforged – Composite (Printed via FFF)

In718
In718

Desktop Metal – Metal (Printed via Binder Jet technology)

Nano Dimension - Ceramics (Printed via Foil DLP technology)

Markforged – Composite with Continuous Fiber Reinforcement (Printed via FFF)

©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. 7 Nano Dimension - Ceramics (Printed via Foil DLP technology) Nano Dimension – Electronics (Printed via AME technology) Nano Dimension – Electronics (Prin ted via AME technology) Markforged – Composite (Printed via FFF) Markforged – Composite with Continuous Fiber Reinforcement (Printed via FFF) Desktop Metal – Silicon Carbide (Printed via Binder Jet technology Desktop Metal – Metal (Printed via Binder Jet technology)

NANODIMENSION Markforged

©2024 Nano Dimension. All Rights Reserved.

Distribution, Citation or Copying Without Permission is Strictly Prohibited.

NANODIMENSION Electrifying Additive Manufacturing Markforged 8

Becoming the AM metals – in demand by prominent industries – leader for systems for production of metal applications Leveraging organizational scale and a strong balance sheet to lead the industry into profitable growth Strengthening leadership in Additive Manufacturing (“AM”) with the innovative platforms expected to drive future growth Building the most comprehensive portfolio of solutions believed to be the next growth engines of the industry 1 2 Focusing on specialty metal and composite - reinforced materials for high - performance applications with notable recurring revenue opportunities 3 4 8 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited.

Nano Dimension is focused on having the most innovative platform of solutions to drive future growth Adding critical AM capabilities for an even stronger Industry 4.0 portfolio of solutions Supported by proprietary AI - powered software program Binder jetting Digital light processing (DLP) Additive inkjet Fused Filament Fabrication (FFF) 1 9 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. Over 15,000 systems connected in the field

Nano Dimension growth is expected to accelerate as its product portfolio is aligned with the fastest developing segment of the market in Metal - AM Nano Dimension’s Metal - AM offering for true production applications Metal X Fused filament fabrication Metal at the point of need PX100 Binder jetting Precise, reliable, proven metal S - Max Series® Binder jetting Sandcasting at scale P series & others ® Binder jetting Metal for mass production Desktop Metal Markforged FX10 Fused filament fabrication Metal & composites on - demand Poised to lead the all - important segment of Metal - AM 2 10 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited.

❸ Building a strategic focus on high-performance materials

Printed without CFR
Printed with CFR throughout

©2024 Nano Dimension. All Rights Reserved.
Distribution, Citation or Copying Without Permission is Strictly Prohibited.
NANODIMENSION Electrifying Additive Manufacturing® Markforged 11

Building a strategic focus on high - performance materials and Nano Dimension is building on its expertise with Markforged’s patented Continuous Fiber Reinforcement (CFR) technology Printed without CFR Printed with CFR throughout CFR technology enables customers to replace metal with Markforged’s composite solution Materials science – a key to success in AM – 3 11 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited.

Markforged’s financial strength and organizational synergies anticipated to strengthen Nano Dimension’s bottom - line Note: All financial figures based on publicly reported figures. Full GAAP and non - GAAP reporting available in Markforged’s earnings release: https://investors.markforged.com/news - events/press - releases/detail/127/markforged - announces - fourth - quarter - and - full - year - 2023/ Revenue Gross margin Synergies Strong sales of $93.8 million in 2023, with an attractive 37% of which was recurring Highly efficient with 47.4% gross margin and 48.6% non - GAAP gross margin in 2023, and potential to expand further Near term efficiencies expected to be achieved with nearby Boston locations and duplicative public company expenses 4 12 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited.

Scale

Sizeable revenue base

Capital

Cash to support growth

$475 million
cash & cash equivalents expected at close[2]

©2024 Nano Dimension. All Rights Reserved.
Distribution, Citation or Copying Without Permission is Strictly Prohibited.
NANODIMENSION Electrifying Additive Manufacturing Markforged 13

Nano Dimension + Desktop Metal + Markforged : Anticipated to enable greater scale and financial strength $475 million cash & cash equivalents expected at close² Capital Cash to support growth $340 million based on the last full year (2023)¹ Scale Sizeable revenue base Note: (1) Based on publicly reported revenue by the respective companies. (2) Based on management forecasts and includes marketable securities. 4 13 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited.

▪ $5.00 per Markforged share – 71.8% premium to September 24th, 2024 VWAP – 67.8% premium to 90 day VWAP as of September 24th, 2024. ▪ The total consideration to Markforged is approximately $115 million 14 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. ▪ Fully financed by cash on Nano Dimension’s balance sheet ▪ Transaction is expected to close in Q1/2025 ▪ Closing conditions consist of Markforged shareholder approval and CFIUS along with other required regulatory approvals ▪ Acquisition of 100% of Markforged issued and outstanding shares ▪ All cash transaction Financial Outline Timing & Closing Conditions Structure & Consideration Transaction summary

Q2 21 | Q4 21 | Q1 22 | Q3 22 | Q3 23 | **Q3 24**

Q2 21

DEEPCUBE
Acq. April '21
Deep Learning-Based AI

NANOFABRICA
Acq. April '21
Micro-Additive Manufacturing Systems

Q4 21

essemtec – naturally adaptive
Acq. November '21
Robotics for Electronics Assembly

Q1 22

GIS – Global Inkjet Systems
Acq. Jan '22
Printing Sub-System Hardware and Software

Q3 22

FORMATEC
Acq. July '22
Precision Industrial Manufacturer

Q3 23

Q3 24

Desktop Metal
Signed Jul '24
Multi-printing tech AM leader

Markforged
Signed Sep '24
Industrial AM Platform

$340 million in combined revenue based on 2023

©2024 Nano Dimension. All Rights Reserved.
Distribution, Citation or Copying Without Permission is Strictly Prohibited.
NANODIMENSION Electrifying Additive Manufacturing | Markforged 15

Q3 24 Acq. November ’21 Robotics for Electronics Assembly Acq. July ’22 Precision - Additive Manufacturing Systems for Multi - Materials Acq. Jan ’22 Printing Sub - System Hardware and Software Acq. April ’21 Micro - Additive Manufacturing Systems Acq. July ’22 Precision Industrial Manufacturer Acq. August ’23 Digital Solutions for AM Design and Optimization Acq. April ’21 Deep Learning - Based AI Delivering on M&A Strategy With Two Sizeable Acquisitions Expected to Deliver Results for Shareholders and Customers Q1 22 Q2 21 Q3 23 Q3 22 Q4 21 Signed Jul ’24 Multi - printing tech AM leader Signed Sep ’24 Industrial AM Platform 15 ©2024 Nano Dimension. All Rights Reserved. Distribution, Citation or Copying Without Permission is Strictly Prohibited. $340 million in combined revenue based on 2023

NANO DIMENSION

Electrifying Additive Manufacturing®